                           DATA PROCESSING AGREEMENT


                                 by and between


                      SYSTEMATICS FINANCIAL SERVICES, INC.

                                      and


                             FIDELITY FEDERAL BANK,
                             A FEDERAL SAVINGS BANK
                           600 NORTH BRAND BOULEVARD
                        GLENDALE, CALIFORNIA  91209-1631



                                  May 1, 1993

     Note: This Agreement contains confidential material which has been omitted from this filing. All confidential material so omitted is identified herein as "[CM]."

                                 Exhibit 10.18

                               TABLE OF CONTENTS

1.  Services..............................................    -7-
    1.1   General Scope of Services.......................    -7-
    1.2   Alternative Technology..........................    -8-

2.  Term..................................................    -8-

3.  Billing and Payment Terms; Special Service Pricing....    -8-
    3.1   Billing and Payment.............................    -8-
    3.2   Additional Services Charges.....................    -8-
    3.3   Special Services................................    -9-
    3.4   Right to Offset.................................   -10-

4.  Responsibilities of the Parties.......................   -11-
    4.1   Systematics' Responsibilities...................   -11-
    4.2   Fidelity's Responsibilities.....................   -15-

5.  Data Processing Premises and Security, Audit..........   -16-
    5.1   Data Center Access..............................   -16-
    5.2   Data Center Services............................   -17-
    5.3   Telephone Service...............................   -17-
    5.4   Policies Relating to Systematics Occupancy......   -17-
    5.5   Disposition of Property.........................   -17-
    5.6   General Cooperation.............................   -18-
    5.7   Security Standards..............................   -18-
    5.8   Use of Equipment................................   -18-
    5.9   Maintenance of the Equipment....................   -18-
    5.10  Risk of Loss and Damage.........................   -19-
    5.11  Equipment Warranty Limitations..................   -19-
    5.12  No Consequential Damages........................   -19-
    5.13  Audit Conference................................   -19-
    5.14  Audit and Access Rights.........................   -20-
    5.15  Audit of Operational Procedures.................   -20-
    5.16  Specific Obligations Regarding Third Parties....   -20-

6.  Software..............................................   -22-
    6.1   Additional Licensed Programs....................   -22-
    6.2   Software Warranty...............................   -22-

    6.3   User Manuals....................................   -22-
    6.4   Third Party Software............................   -22-
    6.5   Installation of New Systems and Subsystems......   -23-
    6.6   Modifications Requested by Fidelity.............   -23-
    6.7   Regulatory Reporting Requirements...............   -23-
    6.8   Systematics Software Functionality Status.......   -24-

7.  Education.............................................   -24-

8.  Staffing; Computer Use................................   -24-
    8.1   Resident Technical Staff........................   -24-
    8.2   Special Computer Use............................   -25-
    8.3   Employee Transfer...............................   -26-
    8.4   Employee Benefits Plans.........................   -26-
    8.5   Third Party Beneficiary Contract................   -27-

9.  Time of Performance...................................   -27-

10. Termination...........................................   -27-
    10.1   Termination for Cause..........................   -27-
    10.2   Method of Termination..........................   -29-
    10.3   Early Termination by Fidelity Upon Merger or
           Consolidation..................................   -29-
    10.4   Early Termination Upon Merger or Consolidation
           Fee Schedule...................................   -29-
    10.5   Early Termination by Fidelity for Any Reason...   -30-
    10.6   Early Termination For Any Reason Fee Schedule..   -30-
    10.7   Effect of Termination for Cause................   -31-
    10.8   Termination Fees Mutually Exclusive............   -31-

11. Transitional Cooperation..............................   -31-
    11.1   Cooperation....................................   -31-
    11.2   Termination Assistance.........................   -31-
    11.3   Offer of Employment............................   -32-
    11.4   Return of Data.................................   -32-
    11.5   Return of Third Party Software.................   -33-
    11.6   Survival.......................................   -33-

12. Account Managers, Informal Dispute Resolution.........   -33-
    12.1   Account Managers...............................   -33-
    12.2   Fidelity System Management Committee...........   -34-
    12.3   MIS Steering Committee.........................   -35-
    12.4   Good Faith Efforts.............................   -35-
    12.5   Continued Performance..........................   -36-

13. Backup, Storage, Files and Programs...................   -36-
    13.1   Files and Programs.............................   -36-
    13.2   Storage........................................   -36-
    13.3   Disaster Recovery..............................   -36-
    13.4   Emergency Backup Services......................   -36-
    13.5   Responsiveness.................................   -37-

14. Systematics' Service Bureau Customers.................   -37-

15. Maintenance of Records; Examination by and
    Reporting to Regulators...............................   -37-
    15.1   Maintenance of Records.........................   -37-
    15.2   Examination, Reporting to
            Regulators, Data Security.....................   -38-

16. No Waiver of Default..................................   -38-

17. Representations and Warranties........................   -39-
    17.1   Representations and Warranties of Systematics..   -39-
    17.2   Representations and Warranties of Fidelity.....   -40-
    17.3   Systematics' Financial Warranties..............   -41-
    17.4   Fidelity's Financial Warranties................   -41-
    17.5   Survival of Representations and Warranties.....   -42-

18. Performance Incentives................................   -42-
    18.1   Performance Incentives.........................   -42-
    18.2   Conversion Completion Incentives...............   -42-

19. Indemnification.......................................   -42-
    19.1   Mutual Indemnifications........................   -42-
    19.2   Indemnity by Systematics.......................   -43-
    19.3   Subrogation....................................   -43-

20. Arbitration...........................................   -44-
    20.1   Scope of Applicability; Arbitration Rules......   -44-
    20.2   Continuity of Service..........................   -45-

21. Processing Priorities.................................   -46-

22. Mergers and Acquisitions..............................   -46-

23. Entire Agreement......................................   -46-

24. Assignment............................................   -46-

25. Confidential Agreement................................   -46-

26. Taxes.................................................   -47-

27. Independent Contractor................................   -47-
    27.1   Fidelity Supervisory Powers....................   -47-
    27.2   Systematics' Employees.........................   -47-
    27.3   Systematics as an Agent........................   -47-

28. Fidelity and Systematics Employees....................   -47-

29. Previous Liabilities..................................   -47-

30. Notices...............................................   -48-

31. Covenant of Good Faith................................   -49-

32. Limitation of Liability...............................   -49-

33. Insurance.............................................   -49-

34. Section Titles........................................   -49-

35. Counterparts..........................................   -50-

36. Governing Law.........................................   -50-

37. Time of the Essence...................................   -50-

38. Security, Health and Safety...........................   -50-

39. Cooperation...........................................   -50-

40. Attorneys' Fees.......................................   -50-

41. Severability..........................................   -51-

42. Survival..............................................   -51-

43. Exhibits and Schedules................................   -51-

44. Thrift Bulletin 46 Provisions.........................   -51-

45. Rights and Remedies...................................   -51-

46. Compliance with Laws..................................   -51-

                                    EXHIBITS

     A.   Systems Installation Schedule
     B.   Reports
     C.   Charges
     D.   Reporting Schedule and Performance Standard
     E.   Equipment
     F.   (intentionally left blank)
     G.   Software License Agreement
     H.   Disaster Recovery Agreement

                           DATA PROCESSING AGREEMENT


     This is an Agreement, dated as of the 1st day of May, 1993 (the "Effective Date"), by and between SYSTEMATICS FINANCIAL SERVICES, INC., an Arkansas corporation, 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2496 (hereinafter "Systematics") and

                 Fidelity Federal Bank, a Federal Savings Bank

                           600 North Brand Boulevard

                        Glendale, California  91209-1631

("Fidelity", use of the term Fidelity shall also include Fidelity's Affiliates as that term is defined herein).

     In consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:

                              CERTAIN DEFINITIONS

     As used herein and in the Exhibits and Schedules attached hereto, the following terms shall have the meanings indicated below:

     "AAA Rules" shall have that meaning set forth in Section 20.1.
      ---------

     "Account Managers" shall have that meaning set forth in Section 12.
      ----------------

     "Accounts" means open accounts on Fidelity's master file with respect to
      --------
the applications listed in Section 2.1 of Exhibit C.

     "Additional Volume Charges" means the variable monthly charges determined
      -------------------------
according to the methodology described in Exhibit C of this Agreement which shall be paid by Fidelity to Systematics in exchange for Systematics' provision of Services for that number of Accounts that exceed the Base Account Volume in any month, as specified in Section 2.2 of Exhibit C.

     "Affiliate" means, with respect to any Person, (i) any Person controlling,
      ---------
controlled by or under common control with any such Person or (ii) any director or executive officer of any such Person or of any Person referred to in clause
(i) above. For purposes hereof, "control" and its derivatives mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Agreement" means this Data Processing Agreement by and between Systematics
      ---------
and Fidelity dated as of May 1, 1993.

     "Alternative Technology" shall have that meaning set forth in Section 1.2.
      ----------------------

     "Amended Charter Software License Agreement" shall have that meaning set
      ------------------------------------------
forth in Section 6.

     "Application System" means a System used for a business application, such
      ------------------
as General Ledger.

     "Arbitration" shall have that meaning set forth in Section 20.
      -----------

     "Base Account Volume" means [CM].
      -------------------

     "Best Efforts" shall have that meaning set forth in Section 11.1.
      ------------

     "Code" means the Internal Revenue Code.
      ----

     "Confidential Information" shall have that meaning set forth in Section
      ------------------------
5.16.

     "Conversion" means the provision of sufficient products and services such
      ----------
that a new System is successfully implemented so that a given System is available for use by Fidelity and/or Systematics in a production environment at a performance level which meets the Performance Criteria and permits Fidelity to engage its normal business operations without material disruption or degradation including, without limitation, the installation, modification and enhancement of the new System and the modification and transformation of the existing data.

     "Conversion Date" means the date on which the Conversion is completed for
      ---------------
all Systems described in Exhibit A such that the Conversion Plan has been successfully implemented at the Data Center including, without limitation, the integration of the individual Systems so that Systematics can perform the Services at a performance level which meets the Performance Criteria and permits Fidelity to engage in its normal business operations without material disruption or degradation.

     "Conversion Plan" means the process, procedures and responsibilities of the
      ---------------
parties with respect to Conversion as described in Exhibit A and as otherwise mutually agreed upon by the parties.

     "Conversion Services" shall have that meaning set forth in Section 1.1.
      -------------------

     "Core Accounts" means [CM].
      -------------

     "CPI Index" shall have that meaning set forth in Section 7 of Exhibit C.
      ---------

     "Data Center" means that portion of the first floor of 4565 Colorado Blvd.,
      -----------
Los Angeles, California, 90039, which is being used by Fidelity as a data processing as of the Effective Date and described herein in Section 5.

     "Data Center Assets" means the improvements, owned equipment and other
      ------------------
property including office equipment, furniture and telephone equipment as set forth on Exhibit E to this Agreement.

     "Data Center Staff" shall have that meaning set forth in Section 4.1.
      -----------------

     "Disaster Recovery Facility" is the Computer Equipment described in Exhibit
      --------------------------
H and located at Systematics' corporate headquarters.

     "Disaster Test" shall have that meaning set forth in Section 13.3.
      -------------

     "Documentation" means information as defined in Section 3 of the Charter
      -------------
Software License Agreement between the parties dated as of October 31, 1991 necessary for the operation, modification, enhancement or use of a System, as herein defined.

     "DP Employees" shall have that meaning set forth in Section 8.3.
      ------------

     "Effective Date" means May 1, 1993.
      --------------

     "Equipment" shall have that meaning set forth in Section 5.8.
      ---------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Existing System" means any System that is being operated by or on behalf
      ---------------
of Fidelity immediately before the Effective Date.

     "Expiration Date" shall have that meaning set forth in Section 2.
      ---------------

     "ERISA Affiliate" shall mean any company which, as of the relevant
      ---------------
measuring date under ERISA, is a member of a group described in Sections 414(b),
(c), (m) or (o) of the Internal Revenue Code of which Systematics is a member, provided however, ERISA

Affiliate shall not include Fidelity or any Company which is a member of such a group with Systematics solely because of the transactions contemplated by this Agreement.

     "Fidelity Information" shall have that meaning set forth in Section 4.1
      --------------------
(l).

     "Fidelity Plans" shall have the meaning set forth in Section 8.4(a).
      --------------

     "Fidelity System Management Committee" shall have that meaning set forth in
      ------------------------------------
Section 12.2.

     "Fidelity Telecommunications Network" means and consists of all equipment
      -----------------------------------
(including multiplexors, modems and digital service units), software, circuits and cabling which are used to connect and transmit data between the Data Center, any remote Fidelity data processing locations and end-user locations.

     "Governmental Entity" means any federal agency and entities created by the
      -------------------
foregoing.

     "Hazardous Materials" means any substance (i) the presence of which
      -------------------
requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which in, on or around the Data Center causes or threatens to cause a nuisance in, on or around the Data Center or to adjacent properties or poses or threatens to pose a hazard to the Data Center or to the health or safety of persons on or about the Data Center; (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) without limitation which contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation.

     "Insolvency Event" means, with respect to any party hereto, the occurrence
      ----------------
of any of the following events: (i) an assignment by such party for the benefit of creditors; (ii) such party's dissolution or loss of charter by forfeiture;
(iii) such party having been adjudged bankrupt or insolvent by a United States court of competent jurisdiction; (iv) a trustee or receiver having been appointed for such party or its assets or any substantial part thereof; (v) such party having filed a voluntary petition under any bankruptcy or other similar law providing for its reorganization, dissolution or liquidation; or (vi) such party having consented to the appointment of a receiver or a trustee for itself or its assets or of any substantial part thereof.

     "Losses" means, with respect to any party hereto, direct damages actually
      ------
incurred and shall not include incidental, consequential, punitive or special damages nor any claim or demand made by a third party provided, however, that Systematics shall reimburse Fidelity for direct damages paid to third parties that result from the Services provided herein.

     "Maintain" or "Maintenance" means either of the following as may be
      --------      -----------
applicable; (i) as to Systems; any correction or modification of a System to correct bugs or errors which does not materially improve or add substantial functionality or features to the System, or (ii) as to Equipment or Data Center Assets; any actions (including modification, adjustment, repair or replacement) necessary to make the Equipment or Data Center Asset perform in good working order in accordance with any applicable specifications.

     "MIS Steering Committee" shall have that meaning set forth in Section 12.3.
      ----------------------

     "Monthly Base Charge" means the fixed monthly charges as specified in
      -------------------
Section 1 of Schedule C of this Agreement to be paid to Systematics by Fidelity in exchange for Systematics' provision of the Services as set forth herein.

     "Multiple Disaster" means disasters experienced by two or more Subscribing
      -----------------
Clients at times when such Subscribing Clients would be entitled to use the Disaster Recovery Facility at the same time.

     "OTS" shall mean the Office of Thrift Supervision as set forth in Section
      ---
17.3.

     "Performance Criteria" means the performance criteria set forth in Exhibit
      --------------------
D attached hereto to which Systematics shall adhere in connection with performing or providing the Services hereunder.

     "Performance Incentive" shall have that meaning set forth in Section 18.
      ---------------------

     "Person" means an association, firm, individual, partnership (general or
      ------
limited), corporation, trust, financial institution, unincorporated organization, or other entity or any Governmental Entity.

     "Planned Conversion Completion Date" means the date upon which the parties
      ----------------------------------
contemplate that the Conversion Date is to occur as specified in Exhibit A.

     "Purchased Equipment" shall have that meaning set forth in Section 5.8.
      -------------------

     "Regulatory Minimum" shall have that meaning set forth in Section 5.7.
      ------------------

     "Required Consent" means any consent required to be obtained by either
      ----------------
party for the transfer of the right to use applicable space, equipment, software and third party services and the assumption of the obligations related to such resources.

     "Resident Staff" shall have that meaning set forth in Section 8.1.
      --------------

     "Service Assets" shall have that meaning set forth in Section 11.2 (b).
      --------------

     "Services" shall have that meaning set forth in Section 1.1.
      --------

     "Shell Facility" means preconditioned space suitable for the installation
      --------------
of Fidelity's computer equipment, located at 409 Shall Street, Little Rock, Arkansas.

     "Special Service" means any service requested by Fidelity outside the scope
      ---------------
of the Services and not covered by the Monthly Base Charge or the Additional Volume Charges and as further defined in Section 3.3.

     "Special Service Price Proposal" shall have that meaning set forth in
      ------------------------------
Section 3.3(a).

     "Subscribing Client" means any person, firm or corporation which has
      ------------------
entered into a Disaster Recovery Agreement with Systematics for use of the Disaster Recovery Facility.

     "System" means a computer program or a series of computer programs, the
      ------
tangible media on which it is recorded and the related Documentation.

     "Systematics' Similarly Situated Customers"  Systematics' customers which
      -----------------------------------------
are comparable to Fidelity in terms of services provided, asset size, number of branches, numbers of accounts and transactions or other factors which affect Systematics pricing for services similar to those being provided to Fidelity.

     "Systematics Systems" means all Systems and System revisions, releases,
      -------------------
customization, improvements, modifications and enhancements to the functions and features of the Systems along with any new systems or major subsystems which are; (i) now or hereafter owned and developed by Systematics, and (ii) now or hereafter used in connection with providing or performing Services hereunder or are offered for use to Fidelity at any point in time during the Term of this Agreement.

     "Term" shall have that meaning set forth in Section 2.
      ----

     "Termination Date" shall have that meaning set forth in Section 10.2.
      ----------------

     "Third Party System" means any System which (i) is not a Systematics System
      ------------------
and (ii) is acquired from a third party for operation by Systematics under this Agreement on behalf of Fidelity, as set forth on Exhibit E hereto, as amended from time to time by mutual agreement.

     "Training Agreement" shall have that meaning set forth in Section 7.
      ------------------

     "Truth in Savings Project" means all modifications, enhancement, testing
      ------------------------
and error correction of the IMPACS Systems necessary to be in substantial compliance with the Truth in Savings Act and Regulation DD promulgated thereunder.

     "Truth in Savings Project Deadline" means June 21, 1993, the date on which
      ---------------------------------
the Truth in Savings Project is to be functional in a production environment available for use by Fidelity.

     Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings indicated by such use.

1.   SERVICES.

     1.1 GENERAL SCOPE OF SERVICES. In exchange for the Monthly Base Charge and any applicable Additional Volume Charges and upon the terms and conditions set forth in this Agreement, Systematics shall provide to Fidelity the data processing services and products described in this Agreement and its schedules and exhibits including, without limitation, the following: (i) overall management and operation of Fidelity's data processing operations subject to Fidelity's reasonable approval including, without limitation, responsibility for Conversion to the Systematics Systems and Third Party Systems, including, without limitation, on-line transaction processing, batch processing and report creation and distribution ("Conversion Services"), (ii) installation (including related Conversion), support, operation, maintenance and enhancement of Systematics Systems and Third Party Systems including, without limitation, on-line transaction processing, batch processing of all Systems and report creation and distribution, installation, support and maintenance of operating system software and system environment and telecommunication software, (iii) forms management for the Data Center, (iv) providing competent staff necessary to provide the Services, (v) furnishing, maintaining and operating computer equipment as described herein, (vi) services related to the Fidelity Telecommunications Network as set forth in Exhibit D, (vii) providing information to Fidelity in various media forms and on such schedule as provided herein including, without limitation, providing information in such forms as may be necessary to interface with any other System, (viii) disaster recovery services from the date of termination or expiration of the current disaster recovery agreement as more fully discussed in Section 13 hereof, through the expiration or termination of this Agreement, (ix) offering employment to the Fidelity data processing employees designated by Fidelity and (x) the grant to Fidelity of a license to use Systematics Systems (all the preceding products and services along with other products and services as more fully described herein, in the attached Exhibits and Schedules and elsewhere herein shall be referred to herein as the "Services"). Systematics shall perform the Services in a good and workmanlike manner and in accordance with all applicable laws and regulations of any Governmental Entities, the terms and conditions hereof (including, without limitation, the Performance Criteria), and such standard of care as is generally accepted in the data processing services and software industries.

     1.2 ALTERNATIVE TECHNOLOGY. If at any time during the Term of this Agreement, Systematics has available or offers to any of its current or prospective customers any delivery methods for services similar to the Services or any portion thereof including, without limitation, delivery of the Services from a remote Systematics' technology center or by use of an alternative technology platform or architecture (the "Alternative Technology"), [CM]. Systematics shall submit a proposal to Fidelity regarding the implementation of such Alternative Technology which shall include information reasonably requested by Fidelity including, without limitation, information regarding conversion, operation and logistical details of implementing such Alternative Technology along with a price for providing such Alternative Technology. If Fidelity, in its sole and absolute discretion, decides to obtain the Alternative Technology from Systematics then this Agreement shall be deemed amended, to incorporate the terms, conditions and pricing related to the Alternative Technology. [CM]

2.   TERM.

     The term of this Agreement is [CM], beginning on the Effective Date reflected above. The end of such term shall be the "Expiration Date". At least two hundred and seventy (270) days prior to the Expiration Date, Systematics will submit to Fidelity a written proposal for renewal of this Agreement. Fidelity will respond to such proposal within one hundred twenty
     (120) days following receipt thereof.

3.   BILLING AND PAYMENT TERMS; SPECIAL SERVICE PRICING.

     3.1 BILLING AND PAYMENT. Subject to Fidelity's ability to audit and dispute amounts charged by Systematics as set forth elsewhere herein, Fidelity agrees to pay Systematics for the Services performed hereunder in accordance with the fees set forth in Exhibit C to this Agreement, pursuant to invoices prepared and delivered to Fidelity provided, however, that Fidelity's payment of fees pursuant to such invoices shall not waive Fidelity's right, as set forth herein, to audit or dispute any amounts paid or due hereunder. The Monthly Base Charge shall be payable on the first day of each month for Services to be rendered during that month. Additional Volume Charges shall be reflected in the first monthly invoice after the relevant usage data is available and shall be payable by Fidelity promptly following receipt of such invoice.

     3.2  ADDITIONAL SERVICES CHARGES. [CM]

     3.3  SPECIAL SERVICES.

          (a) SPECIAL SERVICE PROPOSALS. If Fidelity requests Systematics to perform activities outside the scope of the Services ("Special Services"), Fidelity shall notify Systematics in writing of such request. [CM] Such notice by Fidelity shall contain the general requirements of such Special Services, a desired schedule, any estimated increase in number of transactions to be processed and the extent of commitment of Fidelity resources to the accomplishment of the Special Services. Systematics shall, within a reasonable time after such request, provide Fidelity with a proposal ("Special Service Price Proposal") to perform the requested Special Services. Systematics shall advise Fidelity of any development, implementation and operational changes necessary to implement the requested Special Service, if any, and provide Fidelity a project plan for the implementation of the Special Service including, without limitation, a description of the work to be performed by each party, the parties' responsibilities with respect to that work, a schedule for implementation and Systematics' proposed charges (as determined below pursuant to Section 3.3(d)) for the Special Service. Systematics shall cooperate with Fidelity in an effort to determine the lowest cost implementation of such Special Service including, without limitation, proposing alternative delivery schedules and alternative deliverables or services. All proposals by Systematics shall be subject to approval by Fidelity, in its sole and absolute discretion.

          (b)  SPECIAL SERVICE PRICE. [CM]

          (c) SPECIAL SERVICE CHARGE THRESHOLD. Notwithstanding any other provision of this Agreement, Systematics shall charge an additional fee for a Special Service only if [CM]

          (d) SPECIAL SERVICE PRICE PROPOSAL COMPONENTS. The Special Service Price Proposal shall be calculated based upon the following components: [CM]

          (e) SPECIAL SERVICE APPROVAL. Upon receiving written authorization to proceed from Fidelity, Systematics shall perform the Special Services for the price and in the manner agreed.

          (f) THIRD PARTY SERVICE. If the parties are unable to agree upon the terms and conditions of doing the Special Services, Fidelity shall have the option, subject to the terms and conditions set out herein, to have a third party perform such Special Services.

     3.4  [CM]

          [CM]

4.   RESPONSIBILITIES OF THE PARTIES.

     4.1 SYSTEMATICS' RESPONSIBILITIES. In addition to other responsibilities and obligations of Systematics as set forth elsewhere in this Agreement, Systematics, by its personnel located at the Data Center ("Data Center Staff"), shall:

          (a) Perform the Services set out in this Agreement and the Exhibits and Schedules attached hereto.

          (b) Process and produce all current reports and Systematics reports as described in Exhibit B at the times and frequencies set forth in Exhibit B and additional reports as described in Exhibit B as may reasonably be scheduled or requested from time to time by Fidelity.

          (c) Install (including required Conversions) all Systematics Systems and Third Party Systems listed on the implementation schedule in Exhibit A and operate such Systems for Fidelity after their implementation, accepting input and delivering output at the Data Center.

          (d) Provide planning and services associated with the transition from the current data processing operations being performed at Fidelity's Data Center to a Systematics' operation in accordance with the detailed Conversion Plan.

          (e) Provide Maintenance by the Resident Staff on the Systems operated by Systematics for Fidelity under this Agreement.

          (f) Make modifications (other than Maintenance) by the Resident Staff or perform development or conversions by the Resident Staff of Existing Systems, Third Party Systems (when allowed by the third party license) or Systematics Systems when authorized by Fidelity in writing in accordance with the provisions of this Agreement.

          (g) Prepare system requirements and specifications, acceptance test plans and acceptance criteria as mutually agreed by the parties.

          (h) Process and update Fidelity's data in accordance with the schedule set forth in Exhibit D.

          (i) Perform reruns promptly as required by processing errors without additional charge to Fidelity.

          (j) Provide services related to the Fidelity Telecommunications Network as set forth on Exhibit D and advise the appropriate vendor if a problem is detected. Systematics will provide the terminals and personal computers used by its personnel.

          (k) Provide sufficient numbers of qualified personnel to perform the Services and Special Services: (i) in a timely manner to the professional standards applicable in the industry by qualified personnel familiar with the subject matter and with the proper skill, training and background, (ii) following the operational and management methodologies and requirements set forth in this Agreement as modified from time to time by mutual agreement and
               (iii) in accordance with the Performance Criteria.

          (l) Hold all information obtained from Fidelity (the "Fidelity Information") in confidence and not disclose such information to any person or entity without the express written authorization of Fidelity in accordance with Section 5.16. Fidelity Information is and shall always remain the exclusive property of Fidelity and all such Fidelity Information shall be available for reasonable examination by Fidelity or Fidelity's designees at any time during regular business hours, without notice.

          (m) Subsequent to the transfer of any Fidelity Information to Systematics, Systematics shall store and safeguard all such Fidelity Information (under the retention schedule agreed upon by the parties) regardless of the form in which such Fidelity Information is transferred to Systematics including, without limitation, documents, tapes, electronic impulses, or magnetic storage media containing the Fidelity Information. Such storage and safeguard by Systematics shall be in accordance with the safeguards specified in Section 13.1 of this Agreement, including, without limitation, taking all steps necessary to ensure that the magnetic tapes furnished by Fidelity to Systematics remain in machine readable condition. If any regulatory body requires a longer retention schedule for such storage media or the data they contain, or Fidelity requests a longer retention schedule, Systematics shall comply with such requirements or request and price such service as a Special Service pursuant to
               Section 3.3. After Systematics has provided to Fidelity copies of all Fidelity information, Systematics shall not be obligated to store or retain any Fidelity Information after the termination of this Agreement for any reason.

          (n) Maintain, modify, enhance and update all Documentation related to the Systems used to perform the Services, for as long as Systematics operates such Systems for Fidelity under this Agreement, as follows:

               (i) For any Third Party Systems, Systematics Systems and any new Systems developed or installed by Systematics under this Agreement, Systematics shall maintain and update the Documentation in accordance with mutually agreed documentation standards at the Effective Date.

               (ii) Systematics' obligation to maintain and update user manuals shall be limited to providing Fidelity with a master copy of any applicable user manual or any change to such manuals (with instructions for updating the manuals). Fidelity shall be responsible for reproducing and distributing such manual and changes to the appropriate Fidelity employees.

          (o)  Provide training and education as specified in Section 7 hereof.

          (p) Provide all magnetic tapes, tape cartridges and impact printer ribbons required to perform the Services under this Agreement over and above those that are currently in inventory at the Data Center. Systematics shall manage and monitor the inventory of all consumable goods associated with the performance of Services hereunder and ensure that same are available as needed and shall provide reports of such inventory levels to Fidelity on a monthly basis. Systematics shall notify Fidelity of the need to order any input forms, output forms, balance control forms or stock paper which Fidelity is to provide hereunder in sufficient time to permit the normal ordering and delivery of such supplies prior to the exhaustion of the existing inventory.

          (q) Provide a help desk to provide customer support to Fidelity employees during all System operational hours.

          (r) Supply all CPUs, communications controllers, DASD equipment, tape/cartridge equipment, printers and related peripheral equipment which may be required for its operation of the Data Center and the provision of Services hereunder, except for that equipment listed in Schedule E and which shall be provided by Fidelity on a temporary basis until such time as the current terms of the agreements for the lease of such equipment and acquisition of such services expire without any obligation on the part of Fidelity to renew such agreements for additional terms.

          (s) Perform the services, duties and obligations assigned to Systematics as set forth in Exhibit A.

          (t) Cooperate with any third party in connection with services being performed by such third party under contract with Fidelity and manage and administer such third party contracts as requested by Fidelity from time to time. Systematics will provide such third party with reasonable cooperation and assistance requested by Fidelity in connection with such services.

          (u)  [CM]

          (v) Not perform changes to programs used to process Fidelity's data affecting the input, output, control, audit or accounting procedures of Fidelity without first obtaining Fidelity's prior written approval.

          (w) Provide to Fidelity all enhancements, modifications and improvements to the Services, applications, reports, functions and features of the Services which Systematics makes available generally to its client base without additional charge to Fidelity.

          (x) Complete the Truth in Savings Project at a time mutually agreed upon by the parties.

          (y) Provide to Fidelity reports, in a format reasonably acceptable to Fidelity, including any and all operational and management information necessary for Fidelity to administer and monitor progress under this Agreement, including, a monthly report of Systematics service performance as measured by Fidelity procedures and policies, a monthly conversion management status report, a monthly project status report and such other information and reports as Fidelity may reasonably request from time to time.

          (z) Provide all resources necessary to make the following on-line systems available to Fidelity with the capabilities and on the schedule as established and modified by the parties from time to time: (i) training system, (ii) user test system, (iii) production system and (iv) development system.

          (aa) Comply and ensure compliance by any ERISA Affiliate of Systematics with the continuation coverage requirements of Sections 601 et seq. of ERISA provided however, that a breach of
                            -------
               this Section 4.(aa) shall give rise for a claim for indemnification by Fidelity but shall not constitute a default of the Agreement giving rise to a termination for cause under
               Section 10.1(b).

     4.2 FIDELITY'S RESPONSIBILITIES. In addition to other responsibilities and obligations of Fidelity as set forth elsewhere in the Agreement, Fidelity shall:

          (a) Cooperate with Systematics in establishing appropriate testing criteria and procedures for and in the testing of new Systems.

          (b) Establish data processing priorities for Fidelity on an on-going basis, including providing the business plan objectives and requirements of Fidelity to Systematics.

          (c) Supply to Systematics for processing, source data in machine readable condition, accompanied by control totals and, if applicable, encoded batch tickets and proof tapes with totals, in the form agreed upon by the parties. Fidelity assumes all risk of loss and expenses of reconstruction as to that data supplied by Fidelity, except for loss caused by Systematics.

          (d) Review all reports prepared by Systematics, balance to the appropriate control totals, and reject all incorrect or incomplete reports and notify Systematics of any erroneous processing within a reasonable time after any error or out of balance control totals should be detectable.

          (e)  Create and Maintain Fidelity end user procedures manuals.

          (f) Provide the necessary transportation for the physical delivery of data and other input to, and for distribution of reports and other output from, the Data Center.

          (g) Prepare and input test data for and conduct acceptance testing according to the acceptance test plan as mutually agreed upon by the parties.

          (h) Pay the rent for that computer equipment identified on Exhibit E as being supplied by Fidelity, until such time as the leases expire on such equipment, without any obligation to renew or extend the leases thereon. For the period during which Fidelity is obligated to provide such equipment as set forth on Exhibit E hereto, Fidelity shall pay all other expenses, if any, except for maintenance on the equipment which Systematics will pay associated with Systematics' use of the equipment identified on Exhibit E as being supplied by Fidelity.

          (i) Pay all costs of installing and utilizing communication or telephone lines, data sets, modems, ATMs, terminals and terminal control units, as required for Fidelity's on-line operations, testing and training and provide all personal computers used by Fidelity personnel.

          (j) Approve as it deems appropriate, in its sole and absolute discretion, any changes to programs used to process Fidelity's data affecting the input, output, control, audit or accounting procedures of Fidelity.

          (k) Furnish to Systematics Fidelity's current inventory of magnetic tapes, tape cartridges and impact printer ribbons for use in processing Fidelity's data. Provide all input and output forms, balance control forms, stock paper and any forms necessary for Systematics to meet the processing requirements of Fidelity, as well as adequate storage therefor.

          (l) Promptly analyze all changes proposed by Systematics to programs used to process Fidelity's data affecting the input, output, control, audit or accounting procedures of Fidelity in order to inform Systematics promptly of Fidelity's approval or disapproval thereof.

          (m) Fidelity shall be responsible for normal user department activities such as understanding all input, output system features, accounting and balance control, and personalization and subsequent maintenance of the basic user manuals provided by Systematics.

5.   DATA PROCESSING PREMISES AND SECURITY, AUDIT.

     5.1 DATA CENTER ACCESS. Fidelity shall provide Systematics access to and use of the Data Center and the Data Center Assets for Systematics to perform its responsibilities under this Agreement. Systematics shall not permit the removal of any Data Center Assets from the Data Center without first obtaining the express written consent of Fidelity. Systematics shall use the Data Center and the Data Center Assets in a careful and proper manner and, upon termination or expiration of this Agreement, Systematics shall return possession of the Data Center and the Data Center Assets to Fidelity in good condition and repair, ordinary wear and tear excepted. In addition, Systematics shall take reasonable steps to prevent damage to the Data Center Assets or the Data Center by any act or omission by Systematics employees or any other parties to which Systematics permits access to the Data Center.

     5.2 DATA CENTER SERVICES. Fidelity shall supply water, sewer services, heat, lights, air conditioning, electricity (including, if desired by Fidelity, an uninterruptable power system, battery backup and backup generator capacity) and daily janitorial services for the Data Center to the same extent as are supplied at the Data Center as of the Effective Date. In addition, Fidelity shall provide parking spaces for Systematics employees under the same conditions as provided to them as employees of Fidelity immediately prior to the Effective Date.

     5.3 TELEPHONE SERVICE. Fidelity will provide telephone instruments and telephone service at such levels as Fidelity determines are reasonably necessary for Systematics to communicate with the employees of Fidelity as required for Systematics to perform its responsibilities under this Agreement; provided, however, that Systematics shall pay to Fidelity, all costs and charges associated with any long distance calls made from telephones located in the Data Center not associated with the provision of Services hereunder.

     5.4 POLICIES RELATING TO SYSTEMATICS OCCUPANCY. At all times during the period Systematics uses space and related utilities and services in the Data Center or any other Fidelity facilities, Systematics shall comply with the customary and reasonable policies governing access to and use of the facilities in effect from time to time, as long as such policies do not inhibit Systematics' ability to perform under this Agreement.

     5.5 DISPOSITION OF PROPERTY. In the case of disposition by sale, lease, transfer or otherwise, including condemnation, of existing Fidelity property which is occupied by Systematics, Fidelity may provide written notice to Systematics to vacate the affected Fidelity property. Systematics will cooperate with Fidelity in vacating such premises as promptly as practical, but in no event will Systematics be required to vacate the premises on less than thirty (30) days notice from Fidelity. In the event that Systematics is required to vacate such premises, Fidelity will provide replacement premises in accord with this Agreement and will pay reasonable costs associated with such move.

     5.6 GENERAL COOPERATION. The parties will cooperate with each other and will act reasonably and in good faith in coordinating the ongoing use of the Data Center by the parties.

     5.7 SECURITY STANDARDS. Systematics shall adhere to any and all security standards with respect to Fidelity's data as may be required by any and all laws, regulations, orders or other requirements of any Governmental Entity (the "Regulatory Minimum"), Fidelity policies and procedures, and other standards and procedures as may be requested by Fidelity from time to time including, without limitation, investigative procedures prior to hiring any personnel and in connection with the termination of Data Center personnel. Any modifications or additions to the Data Center or actual increases in Systematics' costs of operation which are required in order to implement additional security measures requested by Fidelity which are not otherwise required to meet the Regulatory Minimum will be provided by Systematics as a Special Service pursuant to Section 3.3. Systematics personnel shall comply with all rules established by Fidelity with respect to access to the Data Center, Fidelity offices, the Fidelity data and data files.

     5.8 USE OF EQUIPMENT. During the Term of this Agreement, Fidelity shall provide Systematics access to and use of the equipment, documentation and other property enumerated and described in Exhibit E attached hereto (the "Equipment"). Systematics shall have the right to use the Equipment during the Term of this Agreement at the Data Center; provided, however, that as to any Equipment which is under lease to Fidelity, Fidelity shall not be obligated to provide access to or use of such Equipment subsequent to the expiration of the current lease term as to each piece of Equipment, as set forth in Exhibit E. Systematics shall use the Equipment in a careful and proper manner and shall comply with all laws and regulations applicable to the possession or use of the Equipment. At the expiration or termination of this Agreement, Systematics shall return the Equipment (not including the Purchased Equipment as defined below) to Fidelity in the same condition as such Equipment is provided to Systematics, ordinary wear and tear excepted and with the same warranties as provided by Fidelity hereunder. If at any time during the Term of this Agreement, Fidelity supplies Systematics with labels, plates or other markings stating that the Equipment is owned by Fidelity, Systematics shall affix and keep the same in a prominent place on the Equipment. In addition, Systematics agrees to purchase from Fidelity and Fidelity agrees to sell to Systematics that equipment, documentation and other property enumerated in Exhibit E attached hereto (the "Purchased Equipment") as of the Effective Date.

     5.9 MAINTENANCE OF THE EQUIPMENT. In the event that, subsequent to the Effective Date, the Equipment (except that which is then under lease to

          Fidelity) is no longer in good working order or does not perform in accordance with the applicable equipment specifications, Systematics shall, at its own expense, take all actions (including modification, adjustment, repair or replacement of the Equipment) necessary to make the Equipment perform in good working order in accordance with the applicable equipment specifications.

     5.10 RISK OF LOSS AND DAMAGE. Following the Effective Date, Systematics assumes and shall bear the risk of loss and/or damage to the Equipment resulting from action or inaction of Systematics or Systematics' agents. In the event of such loss or damage of any kind to any item of Equipment, Systematics shall either: (i) take all actions (including modification, adjustment, repair or replacement of the Equipment) necessary to make the Equipment perform in good working order or (ii) at Fidelity's option pay Fidelity the fair market value of the equipment.

     5.11 EQUIPMENT WARRANTY LIMITATIONS. THE EQUIPMENT AND THE PURCHASED EQUIPMENT IS PROVIDED TO SYSTEMATICS AS-IS, WITHOUT ANY WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER OR NOT FIDELITY KNOWS OR HAS REASON TO KNOW OF ANY SUCH PURPOSE AND WHETHER ARISING BY LAW OR BY REASON OF CUSTOM OR USAGE IN THE TRADE.

     5.12 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL FIDELITY BE LIABLE TO SYSTEMATICS IN CONNECTION WITH THE PROVISION OR USE OF THE EQUIPMENT OR PURCHASED EQUIPMENT FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR RELIANCE DAMAGES INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS OR ECONOMIC DAMAGE OR INJURY TO PROPERTY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, INDEMNITY, WARRANTY, STRICT LIABILITY OR TORT AND REGARDLESS OF WHETHER FIDELITY HAS REASON TO KNOW OR IN FACT KNOWS OF THE POSSIBILITY THEREOF.

     5.13 AUDIT CONFERENCE. Systematics will cooperate fully with Fidelity or its designee in connection with Fidelity's audit functions or with regard to examinations by regulatory authorities. Fidelity acknowledges that Systematics is not responsible for providing audit services or for auditing Fidelity's records or data. Following any audit or examination, Fidelity will conduct (in the case of an internal audit), or instruct its external auditors or examiners to conduct an exit conference with Systematics and, at such time, and as soon as available thereafter, to provide Systematics with a copy of the applicable portions of each report regarding Systematics or Systematics' services (whether draft or final) prepared as a result of such audit or examination. Fidelity also agrees to provide and to instruct its external auditors to provide Systematics, a copy of the portions of each written report containing comments concerning Systematics or the services performed by Systematics pursuant to this Agreement.

     5.14 AUDIT AND ACCESS RIGHTS. Fidelity shall also have audit and access rights with respect to Systematics to enable its internal or outside auditors to perform their respective functions including, without limitation, audit and access rights to any and all of: (i) Fidelity's Confidential Information (as such term is defined in Section 5.16 hereof) in the possession of Systematics, (ii) such other information and data as Fidelity may reasonably request from time to time to the extent necessary to implement the provisions hereof. To the extent any such audit results in the identification of legitimate deficiencies, Systematics shall correct such deficiencies at its expense as soon as is practicable.

     5.15 AUDIT OF OPERATIONAL PROCEDURES. Fidelity shall also have all audit and access rights sufficient to enable its internal auditors and other designated employees, as well as independent outside consultants, as reasonably requested by Fidelity, the systems architecture, operations, development methodologies and data security of the Systematics Systems and to verify that Systematics is exercising reasonable operational procedures in accordance with generally accepted standards in its performance of the Services and to confirm Systematics' performance and observance of its obligations hereunder including, without limitation, the Performance Criteria. To the extent such audit results in the identification of a legitimate technical deficiency from then-current industry standards, Systematics shall use industry standard commercial efforts to resolve such technical deficiency at its cost.

     5.16 SPECIFIC OBLIGATIONS REGARDING THIRD PARTIES. The parties agree that information submitted by either of them in connection with the negotiation of this Agreement and to assist either party in meeting its obligations hereunder (including all information relating to Fidelity's and Systematics' organizational structure and future business plans), all data generated as a result of Services or Conversion Services rendered hereunder and any and all documents, cards, tapes, discs and other media upon which such data or information is contained (herein collectively referred to as the "Confidential Information") constitute valuable proprietary products or contain trade secrets and confidential information concerning the business of Fidelity or Systematics. The Confidential Information is and shall remain the sole property of the party submitting the same and each party agrees to observe reasonable confidentiality standards with respect to the Confidential Information of the other party and, upon request, to return such Confidential Information to its owner upon any termination or expiration of this Agreement regardless of the existence of or status of any dispute between the parties. Without limiting the generality of the foregoing, and except as otherwise authorized elsewhere by this Agreement, each party specifically agrees: (i) to take reasonable precautions not to disclose or otherwise permit to any other Person access to, in any manner, the Confidential Information or any part thereof of the other party except as such access shall be required by an employee with a need to know in the course of his or her employment; (ii) to take reasonable precautions to assure that third parties are advised of the confidential nature of the Confidential Information and to require by agreement that they are prohibited from copying or revealing the Confidential Information or any part thereof without prior written consent of the party owning the Confidential Information; (iii) to notify the other party promptly and in writing of the circumstances known to such party surrounding any possession, use or knowledge of the Confidential Information by any Person other than those authorized by this Section 5.16; (iv) immediately upon receipt by such party of any legal process (whether initiated by private parties or Governmental Entities) requesting access to Confidential Information under such party's control (except as otherwise provided herein), to transmit such request to the other party, and not to divulge such Confidential Information in response to such legal process without the other party's written consent, except for criminal actions involving non-monetary sanctions and penalties, which consent shall be conclusively deemed granted if no response is made to such request for consent by the time set by the legal process for the provision of the Confidential Information (it being understood that the party in possession of such Confidential Information (the "Possessing Party") shall undertake the burden of opposing such process if the other party should deem it necessary and agree to indemnify in writing the Possessing Party for any costs or penalties incurred by the Possessing Party in connection with its refusal to comply with such process); (v) to take reasonable precautions not to use, provide, make available or permit the use of the Confidential Information or any part thereof in any form whatsoever, whether gratuitously or for valuable consideration, to or for the benefit of any other Person; (vi) to take at such party's expense to the extent it was at fault in permitting access to the Confidential Information, any legal action reasonably necessary to prevent unauthorized use of such Confidential Information by any third Person who or which has gained access to the Confidential Information due to the fault of such party; and (vii) to take any and all other reasonable actions deemed necessary or appropriate by the other party, at the other party's expense and subject to the other party's control, to assure the continued confidentiality and protection of the other party's Confidential Information and to prevent access to the other party's Confidential Information by any Person not authorized under this Section 5.16.

6.   SOFTWARE.

     Fidelity and Systematics entered into a Charter Software License Agreement dated the 31st day of October, 1991. The Charter Software License Agreement was amended of even date herewith and is referred to herein as the "Amended Charter Software License Agreement." The Charter Software License Agreement, as amended, is attached hereto as Exhibit G. During the term of this Agreement, Fidelity agrees not to process, operate or otherwise use the Software licensed to Fidelity pursuant to the Charter Software License Agreement simultaneously on another processor at another data center installation site. At the termination of this Agreement, Fidelity may, at its option renegotiate new ESR Service (as defined in Section 7 of the Charter Software License Agreement) for the software provided pursuant to the Charter Software License Agreement at Systematics' then current rate for such services. In the event that Fidelity exercises its option to obtain ESR Services within ninety (90) days after the expiration of the Agreement according to its terms, Fidelity shall not be required to pay a recertification fee to obtain such ESR Services.

     6.1  ADDITIONAL LICENSED PROGRAMS.  The license contemplated by this
          Section 6 shall also apply to all Systematics' owned and developed program modifications, enhancements, new systems or major subsystems installed for Fidelity's benefit pursuant to this Agreement. Systematics will furnish Fidelity, upon request, a current list of all Software systems and subsystems developed or made available by Systematics. Systematics will give Fidelity ninety (90) days notice prior to eliminating updates for a particular system version of any Systematics-developed program.

     6.2 SOFTWARE WARRANTY. Each of the warranties set forth in Exhibit G, as well as the patent and trademark indemnity provisions of Exhibit G, shall apply to the Software, and all enhancements, modifications or changes thereto, furnished or used pursuant to this Agreement.

     6.3 USER MANUALS. Prior to the installation of each Software system, Systematics will deliver to Fidelity two copies of the applicable User Manuals, and thereafter, two copies of standard updates thereto. Fidelity is responsible for the initial personalization and for the maintenance, reproduction and distribution of User Manuals. Systematics hereby consents to the reproduction of User Manuals by Fidelity solely for the internal use of Fidelity in accordance with this Agreement.

     6.4 THIRD PARTY SOFTWARE. Systematics will use all computer programs acquired by Fidelity from third parties listed on Schedule C attached hereto as amended from time to time by the parties or developed by Fidelity without the assistance of Systematics to the extent such use is permitted by Fidelity's license agreement with the third party vendor for each such Third Party

          System, if any, and provided that the Required Consent has been obtained prior to such use, exclusively to process Fidelity's data. Additional use of such programs by Systematics shall require the written approval of Fidelity. Systematics reserves the right to review and/or test such programs, in advance of processing, to assure compatibility with Systematics equipment and systems software. In the event that any Required Consent is not obtained with respect to any of the Third Party Systems then, unless and until such Required Consent is obtained, Systematics shall refrain from using such Third Party Systems. Except for the Third Party Systems Fidelity has currently licensed from vendors Dunn & Bradstreet (McCormack & Dodge), Fi Tech, and Tower Systems Group, Systematics shall be responsible for obtaining any Required Consents from third parties necessary for Systematics to operate any Third Party Systems as contemplated by this Agreement and shall bear all costs associated therewith including, without limitation those listed on Exhibit E attached hereto. The Resident Staff will provide support and maintenance services with respect to such Third Party Systems. Fidelity may purchase maintenance contracts for such programs in its discretion.

     6.5 INSTALLATION OF NEW SYSTEMS AND SUBSYSTEMS. Systematics will install regulatory changes, updates, new systems and subsystems using the Resident Staff. Systematics will present to Fidelity the features of and estimated hours required to install such systems or subsystems. Fidelity, at its option, may elect to install the new system or subsystem or to continue use of the then installed Systematics-developed system.

     6.6 MODIFICATIONS REQUESTED BY FIDELITY. If requested by Fidelity, Systematics agrees to use personnel other than the Resident Staff to modify the Systematics-developed programs installed for Fidelity by Systematics. Implementation of such Fidelity-authorized modifications will be performed by the Resident Staff. Fidelity understands that modifications may require an increase in the time of performance for the Resident Staff to subsequently install Systematics-developed updates, new systems or subsystems.

     6.7 REGULATORY REPORTING REQUIREMENTS. During the term of this Agreement, Systematics agrees to modify those Systematics-developed programs installed for Fidelity so that such programs will comply with the mandatory data processing output requirements specified by federal regulatory authorities applicable to Fidelity. Program modifications necessary to meet state and local regulatory requirements will be provided at Fidelity's request by the Resident Staff. To the extent agreed upon by the affected customers, costs of making modifications to comply with state or other regulatory requirements shall be shared among such customers. Fidelity agrees to make Systematics aware of any local or state regulatory requirements not included in the requirements established by federal regulatory authorities.

     6.8 SYSTEMATICS SOFTWARE FUNCTIONALITY STATUS. All Systematics Systems shall be enhanced and Maintained by Systematics during the Term at no additional cost or expense to Fidelity to meet all applicable regulatory requirements of any Governmental Entity and Systematics shall continue to update and enhance the Systematics Systems.

7.   EDUCATION.

     Fidelity and Systematics acknowledge that they entered into an agreement on the 14th day of August, 1992 ("Training Agreement") which provided Fidelity the right to acquire certain training services from Systematics. That agreement is not modified or amended by the terms of this Agreement.

     In addition to the services described in that agreement, Systematics will make available to Fidelity personnel, its standard application software training courses, which are generally held in Little Rock, Arkansas, in accordance with Systematics' Education and Training Department schedule, a current copy of which will be provided to Fidelity upon request. Fidelity personnel may attend such courses, and any other standard courses generally offered by Systematics to its other customers, upon payment of Systematics' then current published course fee, subject to normal space availability requirements and compliance with Systematics' standard registration and enrollment deadlines and procedures.

8.   STAFFING; COMPUTER USE.

     8.1 RESIDENT TECHNICAL STAFF. Systematics will provide, the staffing level of technical and analyst personnel set forth in Section 5 of Exhibit C (the "Resident Staff"). Subject to a reasonable time for replacements in the event of resignations or terminations, Systematics will maintain such staffing levels throughout the term of this Agreement. Provided, however, that if the actual number of Resident Staff is decreased by the equivalent of two or more below the then agreed upon level for more than one month, (e.g., one person for two months, two persons for one month) Systematics will supply comparable temporary resources equivalent to the deficiency at no additional fee to Fidelity, until the permanent Resident Staff is restored to the agreed upon level. Duties of the Resident Staff shall include, but are not limited to, installing the systems reflected in Exhibit A, installing program updates, installing new systems and subsystems, programming resulting from regulatory changes, user interface, communication and customer service, systems programming, attending education classes, Fidelity meetings and research meetings, as well as Fidelity-requested program modifications and general programming duties.

          (a) Project Control - The Resident Staff will use a project management system for Fidelity projects, and Systematics will provide Fidelity with output from such system as frequently as weekly.

          (b) Priorities - Fidelity shall have the right to establish all programming and project priorities. Changes in priorities, however, which require reassignment of Systematics Resident Staff to other responsibilities may result in an enlargement of Systematics' time to complete certain tasks hereunder.

          (c) Resource Change Procedure - At Fidelity's written request, Systematics will increase or decrease the Resident Staff, as long as the staffing level is not less than the minimum number set forth in Exhibit C. Systematics will promptly respond to Fidelity's request with a proposed fee schedule adjustment which shall be an amount equal to 1.8 times the salary of the additional resource(s). Quotations for increases or decreases in the Resident Staff will be in minimum increments of one person for a minimum term of one year. Systematics will have up to sixty (60) days to implement agreed changes in the Resident Staff.

          (d) Temporary Non-Resident Personnel - If Fidelity does not wish to re-order priorities to permit the Resident Staff to perform additional services, or to direct Systematics to increase the Resident Staff, Fidelity may request Systematics to provide additional non-resident personnel on temporary basis and Systematics will provide such non-resident personnel on an as-available basis. Systematics will promptly respond with a quotation for such non-resident personnel in accordance with
               Section 6 of Exhibit C. If Fidelity wishes to utilize the Systematics personnel services quoted, Fidelity will notify Systematics in writing, authorizing Systematics to provide such services.

     8.2 SPECIAL COMPUTER USE. Fidelity may use any Systematics computer time which is available in the Data Center, without additional charge, for the purpose of the performance of services necessary for Fidelity's normal business activities requested by Fidelity or for use with regard to audit functions. In the event that Systematics determines that such usage exceeds the level for normal business activities, Systematics will notify Fidelity and demonstrate such excess to Fidelity's reasonable satisfaction whereupon the parties will cooperate in scheduling such computer use to accomplish the goals of each party. In conjunction with such computer usage, Systematics will provide a computer operator and Fidelity will pay Systematics for related overtime, if any, incurred by such computer operator.

     8.3  [CM]

     8.4  EMPLOYEE BENEFITS PLANS

               (a)  Data Exchange.  Fidelity and Systematics acknowledge that
                    --------------
               the DP Employees shall not be eligible for distribution of their benefits under either Fidelity Federal Bank 401(k) Savings and Investment Plan or the Fidelity Federal Bank Retirement Income Plan (collectively, the "Fidelity Plans") solely because of their termination of employment with Fidelity. Systematics shall cooperate with Fidelity by notifying Fidelity whenever a DP Employee has terminated employment with Systematics, entitling the DP Employee to a distribution of his benefits under the Fidelity Plans.

               (b)  Waiting Periods and Pre-existing Conditions.  Systematics
                    --------------------------------------------
               agrees that the DP Employees and their eligible dependents shall be eligible to participate in Systematics' medical and dental plans as of the Effective Date and any and all waiting periods and pre-existing condition clauses shall be waived under such plans with respect to the DP Employees and their eligible dependents.

               (c)  Employee Reporting.  Systematics shall report monthly to
                    -------------------
               Fidelity on a timely basis the names of those Systematics employees who provide services to Fidelity and any other information (including hours of service) that Fidelity may need for the proper administration of its employee benefits plans (including any additional information reasonably requested by Fidelity for the determination by Fidelity of which if any such employees are subject to Section 4.14(u) of the Code).

     8.5 THIRD PARTY BENEFICIARY CONTRACT. The provisions of this Section 8 shall not be construed or applied as a third party beneficiary contract.

9.   TIME OF PERFORMANCE.

     The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement. Systematics' time of performance shall be enlarged, if and to the extent reasonably necessary, in the event that: (a) Fidelity fails to submit input data in the prescribed form or in accordance with the schedules set forth in Exhibit D, (b) an act of God, malfunction of any equipment provided that Systematics Maintains such equipment or other cause beyond the control of Systematics prevents timely data processing hereunder, (c) special requests by Fidelity or any governmental agency authorized to regulate or supervise Fidelity impact Systematics' normal processing schedule; or (d) if Fidelity fails to provide any equipment, software, premises or performance called for by this Agreement, and the same is necessary for Systematics' performance hereunder. The time for Systematics to perform hereunder shall be extended one day for each day by which Fidelity fails to meet any of Fidelity's deadlines unless Systematics notifies Fidelity in writing prior to the time for Systematics' commencement of performance, that Fidelity's failure to meet such deadline shall result in delays by Systematics of a longer duration.

10.  TERMINATION.

     10.1 TERMINATION FOR CAUSE. In addition to any other rights which either party may have in law or equity, either Systematics or Fidelity may terminate this Agreement prior to the Expiration Date, as follows:

          (a) By Systematics, on written notice thereof by Systematics to Fidelity, at any time if Fidelity fails to pay when due any amount payable by Fidelity pursuant hereto and such failure remains uncured for a period of forty-five (45) days after Fidelity is given notice of such breach as provided herein. Notwithstanding anything to the contrary herein, this Agreement may not be terminated pursuant to this Section until seventy-two
               (72) hours after each member of the MIS Steering Committee has been notified of the intent of Systematics to terminate. Notwithstanding anything to the contrary herein, Systematics may not terminate this Agreement pursuant to this Section for Fidelity's failure to pay to Systematics any amount that is due by Fidelity if:

               (i) Fidelity notifies Systematics of any good faith disputed amount at the time such amount is due and specifies the reasons that amount is disputed;

               (ii) Such notice is signed by an officer of Fidelity at the level of Senior Vice President or above; and

               (iii) Fidelity is diligently pursuing the dispute resolution procedures specified in Section 12 hereof.

          (b) By Systematics or Fidelity, if there has been a material breach of any representation or warranty made by the other herein, or if there has been any failure by the other to perform in all material respects any obligation or to comply with any covenant on its part to be performed or complied with hereunder, and such failure or breach remains uncured for a period of thirty (30) days (unless otherwise specified) after written notice thereof, except with respect to any such failure or breach that is not reasonably susceptible of cure within such thirty (30) day period if the other promptly commences to cure such failure or breach within such thirty (30) day period and diligently prosecutes such cure to completion as soon as is reasonably practicable (but in no event later than sixty (60) days after written notice of such failure or breach);

          (c) By either party, at any time on written notice thereof, upon the occurrence of an Insolvency Event with respect to the non-terminating party;

          (d) By Fidelity, pursuant to its right to early termination of this Agreement as provided in Section 10.3 below;

          (e) By Fidelity at any time if Systematics fails to meet the same Performance Criteria in each of four (4) months during any six
               (6) month period; provided, however, that any such right shall be deemed waived if not exercised by Fidelity within ninety (90) days after the end of such fourth (4th) month;

          (f) By Fidelity at any time if Systematics fails to meet the same Performance Criteria in each of six (6) months during any twelve
               (12) month period; provided, however, that any such right shall be deemed waived if not exercised by Fidelity within ninety (90) days after the end of such sixth (6th) month;

          (g) By Fidelity, if any delay or failure caused by Systematics causes the normal operation of the Data Center (or the alternative facility utilized for disaster recovery purposes during the Term) to be interrupted for more than four (4) consecutive days;

          (h)  [CM]

          (i) By Fidelity, if any Systematics' act or omission in providing Services hereunder, is primarily the cause for an enforcement action, civil money penalty, cease and desist order or other order of a Government Entity which gives rise to a finding that such act or omission is unsafe and unsound.

          (j) By Fidelity, if the Conversion is delayed more than six (6) months, pursuant to Section 18.2.

     10.2 METHOD OF TERMINATION. Exercise of the right to terminate under this Section shall be accomplished by providing a written notice of termination to the defaulting party specifying in such written notice to the defaulting party, the nature and extent of such default and fixing a date one hundred eighty (180) days following the date of receipt of such notice, for cessation of Services hereunder (the "Termination Date").

     10.3 EARLY TERMINATION BY FIDELITY UPON MERGER OR CONSOLIDATION. Fidelity may terminate this Agreement without cause, effective at the end of any month on or after the eighteenth (18th) month after the Effective Date upon satisfaction of the following conditions ("Termination Upon Merger"): (a) Fidelity shall have notified Systematics in writing of its intention to terminate, and such notice shall provide for a termination date at least one-hundred eighty (180) days after the date of receipt of such notice, (b) Fidelity shall have merged or consolidated with an unaffiliated third party or sold more than fifty percent (50%) of its assets to an unaffiliated third party in an arms length, bona fide transaction, no substantial purpose of which is related to a termination of this Agreement, and (c) Fidelity shall pay Systematics a fee as set forth in Section 10.4 below payable in six
          (6) equal installments due each thirty (30) days subsequent to the notice described in (a) above with the first payment due with such notice.

     10.4 EARLY TERMINATION UPON MERGER OR CONSOLIDATION FEE SCHEDULE. In order to effect an early Termination Upon Merger pursuant to Section 10.3, Fidelity must pay an early termination fee as indicated in the table below:

                   DATE                        FEE
                 -------                      -----

                            [CM]


     10.5 EARLY TERMINATION BY FIDELITY FOR ANY REASON. Fidelity may terminate this Agreement without cause, effective at the end of any month after the Effective Date upon satisfaction of each of the following conditions ("Termination for Any Reason"): (a) Fidelity shall have notified Systematics in writing of its intention to terminate, and such notice shall provide for a termination date at least one hundred eighty (180) days after the date of receipt of such notice, and (b) Fidelity shall pay Systematics a fee as set forth in Section 10.6 below payable in six (6) equal installments due each thirty (30) days subsequent to the notice described in (a) above. with the first payment due with this notice.

     10.6 EARLY TERMINATION FOR ANY REASON FEE SCHEDULE. In order to effect a Termination For Any Reason pursuant to Section 10.5 above, Fidelity must pay an early termination fee as indicated in the table below.

                   DATE                        FEE
                  ------                      -----

                              [CM]


          Fees for termination on dates other than listed in the tables in Sections 10.4 and 10.6 above shall be prorated accordingly.

          In exchange for Fidelity's payment of the early termination fee set forth in Sections 10.4 and 10.6 above, Systematics shall provide Fidelity all deconversion services as requested by Fidelity and more fully described in Section 11 below.

     10.7 EFFECT OF TERMINATION FOR CAUSE. If Fidelity terminates this Agreement pursuant to a breach by Systematics, then in addition to any other right Fidelity may have at law or in equity, Fidelity shall be relieved of any further obligations under this Agreement including, without limitation, any early termination fee obligation and Fidelity may pursue any rights or remedies it may have in law or equity.

     10.8 TERMINATION FEES MUTUALLY EXCLUSIVE. Fidelity and Systematics acknowledge that only one termination fee may apply to any Termination Upon Merger or Termination for Any Reason by Fidelity therefore, under no circumstances shall Fidelity be obligated to pay early termination fees pursuant to both Sections 10.4 and 10.6.

11.  TRANSITIONAL COOPERATION.

     11.1 COOPERATION. Systematics agrees that upon the expiration or termination of this Agreement for any reason, for no additional charge to Fidelity beyond the early termination fee, if any, Systematics shall exercise its Best Efforts (as defined below) to effect an orderly and efficient transition to a successor provider of services. Systematics shall provide full disclosure to Fidelity of the resources being utilized to perform the Services for Fidelity including, without limitation, the equipment, software and third party vendor services, and shall exercise its Best Efforts to effect a transfer of license or assignment of agreement(s) for any software or any third party services utilized to provide the services to Fidelity. For purposes of this Section, "Best Efforts" means that Systematics will, and Systematics will cause its employees, agents or any other party or entity providing some or all of the services or products hereunder, apply its resources to the extent reasonably practical to effect an orderly and efficient transition to a successor provider of Services for Fidelity.

     11.2 TERMINATION ASSISTANCE. Commencing upon any notice of termination by either party or six (6) months prior to the expiration of the Term of this Agreement, Systematics will provide to Fidelity or its designee, at no additional charge beyond the early termination fee, if any, any and all assistance reasonably requested by Fidelity to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for the services to Fidelity or its designee and to aid in an orderly and efficient transition to whatever method of computer processing Fidelity may select. Such assistance shall be provided by the Data Center Staff provided that Fidelity relieves the Data Center Staff of sufficient obligations hereunder as are necessary to permit the Data Center Staff to provide such assistance. Termination assistance to be provided to Fidelity by Systematics shall include, without limitation, the following:

          (a) developing, with the assistance of Fidelity, a plan for the transition of operations from Systematics to Fidelity or its designee;

          (b) making available to Fidelity or its designee any assets used to provide the Services to Fidelity including, without limitation, any equipment owned or leased by Systematics that is then required in the performance of the Services (the "Service Assets"). Fidelity or its designee, in its sole and absolute discretion, may purchase all or any portion of the Service Assets which are owned by Systematics at the greater of: Systematics' then current net book value or the fair market value.
               Systematics shall offer such Service Assets to Fidelity at least one-hundred and twenty (120) days prior to the Termination Date and Fidelity shall accept or reject such option no later than thirty (30) days prior to the Termination Date. Fidelity or its designee, in its sole and absolute discretion, may either: (i) assume Systematics' rights and obligations with respect to any such Service Assets leased by Systematics, (ii) negotiate directly with any of the owners of leased Service Assets to establish its direct contractual relationship for the leased Service Assets or (iii) sublease such equipment from Systematics at the exact terms, conditions and costs of the lease then in effect (if and to the extent permitted by the underlying lease);

          (c) making available to Fidelity or its designee, pursuant to mutually acceptable terms and conditions, any third party services then being utilized by Systematics in the performance of the Services;

          (d) providing to Fidelity all Services upon the same terms and conditions hereof including, without limitation, in accordance with the Performance Criteria until the expiration or termination of this Agreement;

          (e) cooperating and furnishing services necessary to affect the transfer of Fidelity's data to Fidelity or its designee; and

          (f) providing up to ninety (90) days of additional technical support from Systematics subsequent to the Termination Date. Fidelity will pay for such additional technical support at Systematics' then current hourly rates.

     11.3 OFFER OF EMPLOYMENT. Fidelity may offer employment to any Systematics Data Center employees except the Account Manager.

     11.4 RETURN OF DATA. Upon expiration or termination of this Agreement for any reason, Systematics shall provide to Fidelity all of Fidelity's data files, records and programs on magnetic media in a format reasonably acceptable to Fidelity and then, if requested by Fidelity, Systematics shall destroy all copies of such data and notify such destruction to Fidelity in writing from an officer of Systematics.

     11.5 RETURN OF THIRD PARTY SOFTWARE. Upon any expiration or termination of this Agreement, Systematics shall reassign, retransfer and deliver to Fidelity all Third Party Systems then in its possession, subject to receipt of all necessary consents by the licensors thereof of any portion thereof. The cost of obtaining such consents shall be borne by Fidelity.

     11.6 SURVIVAL.  The rights and obligations of the parties under this
          Section 11 shall survive any expiration or termination hereof.

12.  ACCOUNT MANAGERS, INFORMAL DISPUTE RESOLUTION.

     12.1 ACCOUNT MANAGERS.

     (a) Appointment and Duties. Systematics and Fidelity shall each appoint an individual with, among other duties, overall responsibility for monitoring performance and addressing any performance deficiencies under this Agreement (the "Account Managers"). Subject to and in accordance with the terms and requirements of this Agreement, the Account Managers shall meet as often as either party may reasonably request, but at least weekly, to:

          (i) evaluate whether the Performance Criteria are met and, in the event of deficiencies not resolved by the personnel directly involved in the preparation and execution of the task, develop and implement problem recovery plans and solutions;

          (ii) review the performance of the parties, coordinate the provision of Services to Fidelity and discuss future Fidelity requirements;

          (iii) serve as the principal interface between Fidelity and Systematics with respect to all issues relating to the Services;

          (iv) discuss rate and pricing issues not specifically covered by this Agreement;

          (v) discuss and effect any other program management matter that may arise from time to time; and

          (vi)  attempt to resolve any disputes hereunder.

     (b) Referral to Fidelity System Management Committee. In the event any issue or dispute is not resolved for whatever reason within fifteen
          (15) days from the commencement of such issue or dispute, either Account Manager may refer the issue or dispute to the Fidelity System Management Committee.

     (c) Account Manager. Systematics agrees that if, at any time during the Term of this Agreement, Fidelity determines that the current Systematics Account Manager is undesirable, Fidelity shall notify Systematics of such fact and Systematics shall consult with Fidelity in regard to such Account Manager. In the event of the replacement of the Systematics Account Manager for whatever reason, Fidelity may, upon request, interview candidates selected by Systematics and consult with Systematics prior to the placement of a new Account Manager.

     12.2 FIDELITY SYSTEM MANAGEMENT COMMITTEE.

          (a) Appointment of Fidelity System Management Committee. Systematics shall appoint three (3) members and Fidelity shall appoint three
               (3) members to a board (the "Fidelity System Management Committee"). The Systematics members to the Fidelity System Management Committee shall include the Systematics Account Manager, and two (2) other members selected by Systematics at its discretion. The Fidelity members to the Fidelity System Management Committee shall include the Fidelity Account Manager and two (2) other members selected by Fidelity at its discretion.

          (b) Fidelity System Management Committee Objectives. The Fidelity System Management Committee will meet as often as either party may reasonably request to resolve any continuing dispute between the parties that has not been resolved after reasonable attempts by the Account Managers pursuant to Section 12.1.

          (c) Dispute Resolution Meetings of the Fidelity System Management Committee. The Fidelity System Management Committee shall meet as often as either party reasonably deems necessary in order to gather and furnish to the other party all information with respect to the matter at issue which the parties believe to be appropriate in connection with its resolution. Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any action by the MIS Steering Committee or any formal proceeding relating thereto. During the course of such negotiation, all reasonable requests made by one party to the other for information will be honored in order that each of the parties may be fully advised as to the details of the dispute. The specific format for such discussions will be left to the discretion of the Fidelity System Management Committee. In the event any issue or dispute is not resolved for whatever reason within ten (10) days after the initial request to negotiate such dispute or issue is given, either party may submit the controversy to arbitration in accordance with Section 20 or both parties may, by agreement, submit the controversy to the MIS Steering Committee.

     12.3 MIS STEERING COMMITTEE.

          (a) Appointment of MIS Steering Committee Members. Systematics shall appoint two (2) representatives to serve as advisory members to provide consultation and recommendation about MIS strategic direction and Fidelity shall appoint certain representatives determined by Fidelity to serve on a committee (the "MIS Steering Committee").

          (b) Notice and Appeal for Dispute Resolution. In the event that a controversy is submitted to the MIS Steering Committee pursuant to Section 12.2(c) and the MIS Steering Committee is unable to resolve a dispute within fifteen (15) days after the initial request to resolve such dispute is received by the MIS Steering Committee, then either party may submit the matter for resolution by formal arbitration as provided under Section 20.

     12.4 GOOD FAITH EFFORTS. Should there be any dispute between the parties as to the rates, charges, adjustments or pricing, the parties shall make a good faith effort to negotiate a resolution to such dispute pursuant to this Agreement in a timely manner. Until a resolution to such dispute is reached, billing and payments will continue at the most recent prior billing rates. Once an agreement has been reached as to the proper billing rate such agreement shall be retroactive to the date when the dispute began. In the event Fidelity has a good faith dispute as to any amount payable hereunder, Fidelity may withhold payment of such amounts under the following conditions:

          (i) Fidelity has notified Systematics in writing prior to the time such payment is due;

          (ii) such notice states with specificity and in detail the basis for such dispute;

          (iii) such notice is signed by an individual with the title of Senior Vice President or a more senior title of Fidelity; and

          (iv)  the dispute has been submitted for resolution pursuant to this
                Section 12.

     12.5 CONTINUED PERFORMANCE. Each party agrees to continue performing its obligations under this Agreement while any dispute is being addressed in accordance with this Section 12 as long as the other party also continues to perform.

13.  BACKUP, STORAGE, FILES AND PROGRAMS.

     13.1 FILES AND PROGRAMS. Systematics agrees to provide and maintain adequate backup files for retention in storage on magnetic media of Fidelity data and all programs utilized to process Fidelity's data.

     13.2 STORAGE. Fidelity agrees to provide off-site storage for backup data files and programs. Fidelity agrees to pick up the backup data files and programs from the Data Center, deliver them to its off-site storage location, store them, and return them to the Data Center pursuant to mutually agreed upon procedures and schedules. If requested by Fidelity, Systematics shall provide Fidelity with a quarterly listing of the names of data files and programs for verification of the items in storage. Fidelity is solely responsible for the physical security of such files and programs while not in Systematics' possession.

     13.3 DISASTER RECOVERY. From and after the date of the expiration or termination of that certain disaster recovery service agreement between Sungard and Fidelity dated as of October 30, 1991, Systematics shall provide to Fidelity through the remaining Term hereof at no additional fee except as otherwise set out hereunder those disaster recovery services as described in Exhibit H attached hereto. Such arrangements are designed to deal with circumstances which are expected to cause any substantial portion of the capabilities of the data center to be unavailable for a consecutive period exceeding 72 hours. Emergency backup, as referred to below, is designed only for difficulties of a shorter duration. Fidelity and Systematics acknowledge that Fidelity currently has a disaster recovery procedural plan to interface with the current disaster recovery vendor, SunGard. Systematics Resident Staff will continue to update the procedural plan until the SunGard service is replaced by Systematics Disaster Recovery Service, which will include a comparable plan. Systematics agrees to conduct appropriate tests ("Disaster Test") of disaster recovery arrangements annually and Fidelity agrees to pay for all travel, personnel and equipment expenses incurred in connection with such testing. There shall be no additional personnel charge, however, for participation in the testing of such backup arrangements by members of the Resident Staff.

     13.4 EMERGENCY BACKUP SERVICES. Systematics will work diligently with Fidelity in an emergency to restore on-line communications including, without limitation, facilitating communication with vendor and supplier contacts and identifying alternate sites in which emergency computing equipment could be installed. Systematics shall define in writing from time to time the procedures it proposes to follow with respect to the use of emergency backup, which shall be subject to the approval of Fidelity. Fidelity shall have the right, to be exercised in its discretion, to direct Systematics to utilize such backup capability, at Fidelity's expense, provided that Fidelity's processing is behind schedule. Upon written notice from Fidelity, Systematics shall conduct all tests of the emergency backup arrangements as requested by Fidelity. There shall be no additional personnel charge, however, for participation in the testing of such emergency backup arrangements by members of the Resident Staff.

     13.5 RESPONSIVENESS. Systematics shall use its good faith efforts to re-establish Services within twenty-four (24) hours following any disaster.

14.  SYSTEMATICS' SERVICE BUREAU CUSTOMERS.

     Systematics may not process data for any third parties at the Data Center.

15.  MAINTENANCE OF RECORDS; EXAMINATION BY AND REPORTING TO REGULATORS.

     15.1 MAINTENANCE OF RECORDS. Each party shall at all times establish and maintain such books, records and accounting practices as may be required by applicable laws and regulations of any Governmental Entity or Fidelity's policies and procedures. By entering into this Agreement, Systematics agrees that the Office of Thrift Supervision (the "OTS") shall have the authority and responsibility provided to the other regulatory agencies pursuant to the Bank Service Corporation Act., 12 U.S.C. 1867(C), relating to Services performed or provided by contract or otherwise. The records maintained and produced for Fidelity pursuant to this Agreement shall be subject to examination by such Governmental Entity's regulatory agencies as may have jurisdiction over Fidelity's business to the same extent as such records would be subject if they were maintained and produced by Fidelity on their own premises; provided, however, that Systematics shall only permit examinations by regulatory agencies or release any reports, summaries and information contained in, or derived from the data in the possession of Systematics relating to Fidelity to regulatory agencies in accordance herewith and with all applicable laws and regulations. Each of the parties shall notify the other party in the event that, (i) any information is requested from such party relating to this Agreement or the Services being provided hereunder by any regulatory agency, (ii) any regulatory agency requests access to any such information or any facility involved in providing any Services or (iii) such party believes it is obligated to provide any such information to any regulatory agency. Such notice shall be delivered to the other party a reasonable period of time prior to disclosure of any such information or the granting of such access to the extent feasible or concurrently with or immediately following any such disclosure or access where prior notice is not feasible. Fidelity reserves the right to intervene before anything is delivered to any regulatory agency to prevent its release by lawful means but nothing herein shall be construed as requiring Systematics to delay release of information to such regulatory agency to allow time for such intervention if Systematics reasonably believes that such immediate release is mandated by law and such agency demands immediate access or disclosure.

     15.2 EXAMINATION, REPORTING TO REGULATORS, DATA SECURITY. The parties shall comply with and shall be responsible for complying with all applicable regulatory and legal requirements of any Governmental Entity to which the parties are subject, including without limitation:

          (a) submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date on which Services shall commence;

          (b) providing adequate notice to the appropriate regulatory agencies of the termination of this Agreement or any material changes in Services;

          (c) retaining such records of its accounts as required by its regulatory authorities;

          (d) obtaining and maintaining, at its own expense, any fidelity bond required by any regulatory or governmental agency;

          (e) maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities, or which it shall deem advisable; and

          (f) meeting all data security requirements with respect to all data and Systems related to the Services as provided herein including, without limitation the performance of periodic test, audit and any other procedures as may be required.

16.  NO WAIVER OF DEFAULT.

     The failure of either party to exercise any right of termination hereunder shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

17.  REPRESENTATIONS AND WARRANTIES.

     17.1 REPRESENTATIONS AND WARRANTIES OF SYSTEMATICS. Systematics represents and warrants to Fidelity, as of the Effective Date, as follows:

          (a) Systematics is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas and is qualified to do business in the State of California and in other jurisdictions where failure to do to would have a materially adverse impact on its ability to do business.

          (b) Systematics has all requisite corporate power and authority to own its assets and properties, to carry on its business as now conducted and to enter into and perform this Agreement;

          (c) The execution, delivery and performance of this Agreement by Systematics has been duly authorized by all requisite corporate action;

          (d) This Agreement constitutes the valid and binding obligation of Systematics enforceable against Systematics in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equitable jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought;

          (e) The entering into and performance by Systematics of this Agreement will not breach or violate any provision of the articles of incorporation or bylaws of Systematics or any provision of any indenture, mortgage, lien, lease, agreement, order, judgment or decree to which Systematics is a party or by which its assets or properties are bound;

          (f) Systematics has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted;

          (g) Systematics is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Systematics is a party or is subject;

          (h) Systematics is not in violation of any laws, ordinances, or governmental rules or regulations to which it is subject, which would have a material adverse effect on the financial condition of Systematics;

          (i) All products and Services delivered by Systematics hereunder shall be of good and workmanlike quality, provided on a timely basis and shall meet or exceed the Performance Criteria; and

          (j) All information provided by Systematics to Fidelity in connection with this Agreement regarding Systematics shall be true and correct in all material respects.

     17.2 REPRESENTATIONS AND WARRANTIES OF FIDELITY. Fidelity represents and warrants to Systematics, as of the Effective Date, as follows:

          (a) Fidelity is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America;

          (b) Fidelity has all requisite corporate power and authority to own its assets and properties, to carry on its business as now conducted and to enter into and perform this Agreement;

          (c) The execution, delivery and performance of this Agreement by Fidelity has been duly authorized by all requisite corporate action;

          (d) This Agreement constitutes the valid and binding obligation of Fidelity enforceable against Fidelity in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equitable jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought;

          (e) The entering into and performance by Fidelity of this Agreement will not breach or violate any provision of the articles of incorporation or bylaws of Fidelity or any provision of any indenture, mortgage, lien, lease, agreement, order, judgment or decree to which Fidelity is a party or by which its assets or properties are bound except for those agreements licensing the applications listed on Exhibit E for which consents are required but have not been obtained as of the Effective Date.

          (f) Fidelity has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted or this Agreement except for such license, permits, authorizations or actions, the absence of which does not have a material adverse effect on its ability to do business;

          (g) Fidelity is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Fidelity is a party or is subject which would have a material effect on the financial condition of Fidelity; and

          (h) Fidelity is not in violation of any laws, ordinances, or governmental rules or regulations to which it is subject, which would have material adverse effect on the financial condition of Fidelity.

          (i) All information regarding Fidelity provided by Fidelity to Systematics in connection with this Agreement shall be true and correct in all material respects.

     17.3 SYSTEMATICS' FINANCIAL WARRANTIES. Systematics hereby represents and warrants to Fidelity: (i) that the financial statements of Systematics previously provided to Fidelity are in accordance with the books and records of Systematics, set forth fairly the financial condition and results of operations of Systematics as, at and for the periods therein specified, are prepared in accordance with generally accepted accounting principles (or with regulatory accounting principles if so specified) applied on a consistent basis and (ii) that there have been no material adverse changes in the financial condition, assets, liabilities or business of Systematics since the date of such financial statements. During the Term, Systematics shall provide to Fidelity and upon request shall provide to the District Director of the Office of Thrift Supervision (OTS) District in which the Data Center is located quarterly and annual audited consolidated financial statements covering Systematics as soon as such financial statements are publicly released to any Person, other than officers or directors of Systematics.

     17.4 FIDELITY'S FINANCIAL WARRANTIES. Fidelity hereby represents and warrants to Systematics: (i) that the financial statements of Fidelity contemporaneously or previously provided to Systematics are in accordance with the books and records of Fidelity, set forth fairly the financial condition and results of operations of Fidelity as, at and for the periods therein specified, are prepared in accordance with generally accepted accounting principles (or with regulatory accounting principles if so specified) applied on a consistent basis and (ii) that there have been no material adverse changes in the financial condition, assets, liabilities or business of Fidelity since the date of such financial statements.

     17.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by either party contained herein shall survive the date of execution hereof, the execution hereof an any termination or expiration hereof.

18. PERFORMANCE INCENTIVES. The performance incentives outlined in this section shall not preclude other remedies that may be available to Fidelity under this Agreement, at law or in equity.

     [CM]

19.  INDEMNIFICATION.

     19.1 MUTUAL INDEMNIFICATIONS. Systematics and Fidelity shall indemnify, defend and hold harmless each other and each other's respective officers, directors, employees, agents, successors and assigns, against all Losses arising from or in connection with the following:

          (a) The injury or death of any person, or loss of or damage to tangible real or tangible personal property, to the extent that such liability, loss, damage or expense was proximately caused by the indemnifying party's negligent act or omission, or willful act or omission, or those of its agents, employees or subcontractors. The indemnifying party shall be notified as soon as practicable of any such claim and shall have the right to control the defense of all such claims, related lawsuits or proceedings, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall have the right to participate in such proceedings. In no event shall the indemnified party settle any such claim, lawsuit or proceeding without the indemnifying party's prior approval.

          (b) The material breach of any covenant, representation, or warranty made to the other party.

     19.2 INDEMNITY BY SYSTEMATICS. Systematics shall indemnify, defend and hold harmless Fidelity and its officers, directors, employees, agents, successors and assigns, from any and all Losses arising from or in connection with the following:

          (a) any infringement or violation, or allegation thereof, of any patent, copyright, trade secret or other proprietary or property rights caused by Systematics or arising in any manner out of or from Fidelity's use of Systematics Systems, the Services or other transactions contemplated by this Agreement;

          (b) any claim, action or liability by or to any third Person dealing solely with Systematics or under any contract with Systematics to which Fidelity is not a party;

          (c) any negligent act or omission by Systematics with respect to its use of the Equipment or use of the Data Center;

          (d) any Hazardous Materials placed in, on under or above the Data Center by Systematics; the violation or alleged violation of or any liability under any law, regulation, or ordinance or order, pertaining to any Hazardous Material; any step taken by any person or entity, including Systematics, to clean up, remedy or remove the Hazardous Materials released or disposed of subsequent to the Effective Date; the off-site disposal, treatment or storage of Hazardous Materials generated by Systematics' operation of Data Center subsequent to the Effective Date, or the violation or alleged violation by Systematics after the Effective Date of any federal, state or local laws relating to environmental matters, including air pollution, water pollution, Hazardous Materials, or any other activities or conditions which impact or relate to the environment or nature. This liability includes, but is not limited to, costs of enforcement, costs of investigation and/or remedial action.

          (e) any consent by the software vendors listed in Exhibit E except Dunn & Bradstreet (McCormack & Dodge), Fi Tech and Tower Systems Group for Systematics to use the products listed therein to perform under this Agreement.

     19.3 SUBROGATION. In the event that an indemnifying party shall be obliged to indemnify an indemnified party pursuant to this Section 19, the indemnifying party shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnified party with respect to the claims to which such indemnification relates.

20.  ARBITRATION.

     20.1 SCOPE OF APPLICABILITY; ARBITRATION RULES. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, including an anticipated breach or disagreement as to interpretation of this Agreement, which is not resolved pursuant to Section 12 hereof, shall be settled by binding arbitration as follows:

          (a) Except as provided below and to the extent the parties may otherwise agree in writing, any arbitration under this Section (the "Arbitration") shall be conducted in accordance with the rules of the American Arbitration Association (the "AAA Rules") by one (1) arbitrator who is experienced in data processing matters, who shall not be an officer, director, or employee of any party hereto or its Affiliates, selected by the President of the American Arbitration Association in Los Angeles, California; provided, however, that in the event that the selection of the arbitrator does not occur within ten (10) days after the commencement of arbitration, Fidelity and Systematics shall each choose one (1) arbitrator within five (5) days. Such arbitrators shall in turn choose the arbitrator to conduct the hearing within five (5) days.

          (b) The Arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court of competent jurisdiction.

          (c) The Arbitration shall take place in Los Angeles County, California. The arbitrator may hold individual hearings at any location he deems appropriate.

          (d) The arbitrator shall hold a pre-hearing conference as promptly as possible after the selection of the arbitrator and shall hold the first hearing within twenty (20) days after the selection of the arbitrator. If additional hearings are needed they shall be held as promptly as possible thereafter, so that all hearing that may be required are concluded within sixty (60) days after the selection of the arbitrator. The arbitrator shall render their award within fifteen (15) days after the last hearing.

          (e) The parties may by written notice to each other and the arbitrator freely specify further controversies or claims to be arbitrated up until the date of the pre-hearing conference. Thereafter, additional controversies or claims may be added only with the consent of the arbitrator.

          (f) After arbitration has been initiated, each party shall be entitled to: (i) request and receive from the other any and all non-privileged documents or records relevant to the subject matter of the arbitration and (ii) select and take the deposition of no more than three (3) officers, directors or employees of the other party. All officers, directors and employees of each party shall cooperate fully in producing documents subject to discovery and shall make themselves available for deposition if selected hereunder. Said discovery shall be conducted pursuant to the procedures of the California Code of Civil Procedure as if the subject matter of the arbitration were pending in a civil action before a California Superior court, and the provisions of California code of Civil Procedure Section 1283.05 are incorporated into this Agreement for that purpose, except that the parties are deemed to have leave to take the depositions referred to above pursuant to Section 1283.05(e).

          (g) The arbitrator may make interim awards and may award equitable and declaratory relief.

          (h) The costs and expenses of the Arbitration (including reasonable attorneys' fees shall be allocated by the arbitrator between the parties as the arbitrator sees fit.

          (i) The arbitrators shall not consider, nor shall any award include amounts for incidental, consequential, punitive or exemplary damages.

          (j) Notwithstanding any other provision of this Section, either party may seek from any court of competent jurisdiction interim relief, including but not limited to temporary restraining order, preliminary injunctions and other interim equitable relief as the same may vary from jurisdiction to jurisdiction, in aid of arbitration or to protect the rights of either party pending the establishment of the arbitral tribunal and rendering the arbitration decision.

     20.2 CONTINUITY OF SERVICE. Notwithstanding anything to the contrary contained herein, and irrespective of the existence of any dispute between the parties, the parties will continue to perform in accordance with this Agreement during the pendency of any such dispute.

21.  PROCESSING PRIORITIES.

     If any emergency requires a change in the processing schedule set forth in Exhibit D, Systematics and Fidelity agree to negotiate in good faith to adjust the processing schedule and related priorities in light of then prevailing circumstances.

22.  MERGERS AND ACQUISITIONS.

     Upon written request by Fidelity, Systematics will process additional data resulting from any merger or acquisition involving Fidelity; subject to Fidelity's payment of additional volume fees reflected in Section 2 of Exhibit C, and subject to agreement on the fees, if any, applicable to related conversion and testing services which fees shall be determined pursuant to Section 3.3 hereof. Fidelity will notify Systematics of any such proposed merger or acquisition as soon as reasonably practicable.

23.  ENTIRE AGREEMENT.

     This Agreement and the exhibits hereto contain the entire agreement of the parties and supersedes all prior agreements whether written or oral with respect to the subject matter hereof. Expiration or termination of any part of this Agreement shall terminate the entire Agreement except for any portion hereof which expressly remains in force and in effect notwithstanding such termination or expiration. Modification or amendment of this Agreement or any part thereof may be made only by written instrument executed by both parties.

24.  ASSIGNMENT.

     Neither party hereto shall assign, subcontract, or otherwise convey or delegate its rights or duties hereunder to any other party without the prior written consent of the other party to this Agreement, which consent shall provide that it is subject to all the terms and conditions of this Agreement. Subject to the provisions of Exhibit G, no such consent shall be required in the event of a merger, consolidation, sale of substantially all of the assets, or any other change of control of either party hereto, in which event, this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest.

25.  CONFIDENTIAL AGREEMENT.

     This Agreement is a confidential agreement between Systematics and Fidelity. In no event may this Agreement be reproduced or copies shown to any third parties by either Fidelity or Systematics without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of Systematics or Fidelity, as the case may be, in which event Systematics and Fidelity agree to exercise diligence in limiting such disclosure to the minimum necessary under the particular circumstances.

26.  TAXES.

     In addition to all other amounts payable by Fidelity hereunder, Fidelity shall pay to Systematics, or reimburse Systematics for, all taxes that are applicable to the Services; provided, however, that this provision does not include Systematics' franchise taxes, personal property taxes, payroll taxes, or taxes based on Systematics' net income. Fidelity shall have the right to contest any such liability, and Systematics shall cooperate with Fidelity in any such dispute subject to Fidelity's payment of such taxes under protest or Fidelity's agreement to indemnify Systematics for liability or penalties incurred as a result thereof.

27.  INDEPENDENT CONTRACTOR.

     It is agreed that Systematics is an independent contractor and that:

     27.1 FIDELITY SUPERVISORY POWERS. Fidelity has no power to supervise, give directions or otherwise regulate Systematics' operations or its employees, except as herein provided for security of Fidelity's data and detection of errors in processing.

     27.2 SYSTEMATICS' EMPLOYEES. Persons who process Fidelity's data are employees of Systematics and Systematics shall be solely responsible for payment of compensation to such personnel and for any injury to them in the course of their employment. Systematics shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

     27.3 SYSTEMATICS AS AN AGENT. Systematics is not an agent of Fidelity and has no authority to represent Fidelity as to any matters, except as authorized herein.

28.  FIDELITY AND SYSTEMATICS EMPLOYEES.

     Except as specifically set forth in Section 11.3, above, both Fidelity and Systematics agree not to offer employment to any employee of the other without the prior written consent of the other.

29.  PREVIOUS LIABILITIES.

     The parties hereto agree to indemnify the other and hold the other harmless against any losses (including attorney's fees and expenses) arising out of any claims or lawsuits filed or subsequently filed as a result of the acts of the other party which occurred prior to the Effective Date of this Agreement except those losses arising out of or in connection with the business dealings between the parties, including, without limitation, negotiation, execution, implementation and operation under that certain Software License Agreement dated as of October 31, 1991 and that certain Consulting Agreement dated as of February 1, 1993 as amended from time to time.

30.  NOTICES.

     All notices, requests, demands and other communications required or permitted hereunder, other than routine operational communications under this Agreement, shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered or delivered by Federal Express or other nationally recognized courier service, or two (2) days after having been deposited in the United States mail, certified mail, postage prepaid, return receipt requested (except when such notice is a termination notice, in which event any two (2) of the delivery methods described above must be used), addressed as set forth below:

     If to Fidelity:          Fidelity Federal Bank, FSB
                              600 North Brand
                              Glendale, California  91209-1631
     Attention:
                              Chief Information Officer

     With a copy to:          Fidelity Federal Bank, FSB
                              600 North Brand
                              Glendale, California  91209-1631
     Attention:
                              General Counsel

     With a copy to:          Gibson, Dunn & Crutcher
                              4 Park Plaza
                              Irvine, California  92714-8557
     Attention:               Robert E. Dean, Esq.
                              David L. Hayes, Esq.

     If to Systematics:       Systematics Financial Services, Inc.
                              4001 Rodney Parham Road
                              Little Rock, Arkansas  72212-2496
     Attention:               President

     With a copy to:          Systematics Financial Services, Inc.
                              4001 Rodney Parham Road
                              Little Rock, Arkansas  72212-2496
     Attention:               General Counsel

     Any party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

31.  COVENANT OF GOOD FAITH.

     Systematics and Fidelity agree that, in their respective dealings arising out of or related to this Agreement, they shall act fairly and in good faith.

32.  LIMITATION OF LIABILITY.

     If either party shall breach any covenant, agreement or undertaking required of it by this Agreement, the liability of such party shall be limited to direct damages, actually incurred. Neither party shall be liable to the other for any special or consequential damage or for any claim or demand made by any third party provided, however, that Systematics shall reimburse Fidelity for direct damages paid to third parties as a result of the Services provided herein.

33.  INSURANCE.

     A schedule of Systematics' current insurance coverage is attached hereto as Exhibit F. During the Term of this Agreement, Systematics shall either maintain comparable insurance with comparable insurance companies as set forth on Exhibit F or Systematics in its reasonable discretion in exercising reasonable business judgement shall self-insure against the risks covered by the insurance coverage indicated on Exhibit F.
     Systematics shall, at Fidelity's request from time to time during the Term, furnish to Fidelity certificates of insurance, signed by authorized representatives of the surety or insurers of all bonds and insurance relating to the provision of the Services and the amount of such coverage.

34.  SECTION TITLES.

     Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

35.  COUNTERPARTS.

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

36.  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California. The sole jurisdiction and venue for any litigation arising out of this Agreement shall be an appropriate federal or state court in Los Angeles County, California.

37.  TIME OF THE ESSENCE.

     Time is of the essence as to each and every provision of this Agreement.

38.  SECURITY, HEALTH AND SAFETY.

     Each party covenants that it will cause its employees, while such employees are on premises owned or leased by the other party, to comply with such other party's reasonable requirements regarding security, health and safety and other such matters as the other party may deem appropriate.

39.  COOPERATION.

     Each party shall cooperate fully with the other party and shall execute such further instructions, documents, and agreements and shall provide such further written assurances, as reasonably may be requested by the other party, to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes hereof.

40.  ATTORNEYS' FEES.

     The prevailing party in any dispute between the parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorneys' fees and costs whether suit be filed or not, including without limitation costs and attorneys' fees related to or arising out of any arbitration proceeding, trial, appellate or collection proceedings.

41.  SEVERABILITY.

     If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

42.  SURVIVAL.

     All obligations contemplated to be performed, whether as a whole or in part, after termination of this Agreement, shall in fact survive after termination of this Agreement regardless of the basis for such termination.

43.  EXHIBITS AND SCHEDULES.

     All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

44.  THRIFT BULLETIN 46 PROVISIONS.

     By entering into this Agreement, Systematics agrees that the Office of Thrift Supervision will have the authority and responsibility provided to the other regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise. Systematics shall provide, upon request, the OTS District Director of the district in which the data processing center is located with a copy of the current third party review report when a review has been performed. Systematics shall provide the OTS District Director of the district in which the data processing center is located with a copy of Systematics' current audited financial statements, which may be on a consolidated basis with Systematics' affiliates. Systematics agrees to release the information necessary to allow Fidelity to develop a disaster contingency plan which will work in concert with Systematics' plan.

45. RIGHTS AND REMEDIES. Except as otherwise expressly provided herein, the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies any party could have or at law or in equity or otherwise.

46. COMPLIANCE WITH LAWS. Systematics shall at all times during the Term perform its duties and obligations hereunder in compliance with all requirements of applicable laws, statutes, ordinances, rules, regulations, orders and decrees of any Governmental Entities the failure to comply with which would have a material adverse impact on Fidelity ("Compliance with Laws"). Provided, however, that such Compliance with Laws shall not be interpreted to obligate Systematics to identify changes required to Systematics Systems that are required by state and local banking laws or regulations.

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned officers, thereunto duly authorized, on the 17th day of May, 1993.

SYSTEMATICS FINANCIAL                         FIDELITY FEDERAL BANK, a Federal
SERVICES, INC.                                        Savings Bank
By:         /s/ MICHAEL MONTGOMERY     By:         /s/ RICHARD M. GREENWOOD
         ---------------------------         ----------------------------------------
Name:        Michael Montgomery        Name:         Richard M. Greenwood
         ---------------------------         ----------------------------------------
Title:    Executive Vice President     Title:  President and Chief Executive Officer
         ---------------------------         ----------------------------------------
Date:                                  Date:
         ---------------------------         ----------------------------------------

                                             Client:  Fidelity Federal Bank, FSB
                                                      --------------------------
                                                    Effective Date:  May 1, 1993
                                                                     -----------



                                   EXHIBIT A
                                   ---------

                         SYSTEMS INSTALLATION SCHEDULE


1.   CONVERSION SERVICES.

     1.1  SYSTEMATICS' RESPONSIBILITIES.

          (a) Systematics shall provide, at no additional charge beyond the Monthly Base Charge, necessary Resident Staff resources to install the Systems listed in Section 2 of this Exhibit A such that they are functional and available for use by Fidelity in its normal operations, which resources shall include, without limitation, the following: (i) programming, testing and error correction and related computer time required for loading, testing and configuring the Systems to run in a manner required to meet the Performance Criteria and schedules listed in Exhibit D, as well as converting Fidelity's master file and transaction data currently on magnetic storage media to the necessary System record formats (the "Installation Services"); and (ii) programming modifications (including testing and error correction) as requested by Fidelity, up to the number of hours listed under the heading "Customization Allowance" for each System set forth in Section 2 of this Exhibit A below (the "Customization Services") (Customization Services and Installation Services shall be referred to herein as the "Conversion Services"). It is agreed by the parties that the number of programming hours that are to be counted against the Customization Allowance shall not include any hours spent by the Resident Staff or Systematics in completing the Installation Services. In addition to the foregoing, the Resident Staff shall provide, at no additional charge beyond the Monthly Base Charge, Conversion Services including, without limitation, installation planning and consulting, and assistance in the selection and installation of the Systematics standard BCR systems options and standard Systematics user routines as more fully described in Systematics' Documentation. At no additional charge to Fidelity over and above the Monthly Base Charge, Systematics shall convert each system listed in Section 2 of this Exhibit A on or before the Installation Date for each such System and further that the Conversion of all such Systems occurs on or prior to the Planned Conversion Date. Any delays caused by or requested by Fidelity will affect the Conversion Date as detailed in Section 9 of this Agreement.

          (b) Systematics represents and warrants that no modification, enhancement or customization of any Systematics System listed in
               Section 2 of this Exhibit A is required in order for each of such Systematics Systems to interface with all other Systematics Systems and be operational with the features and functions selected by Fidelity which meet or exceed the Performance Criteria set forth herein. Consequently, the Systematics Systems listed below shall be installed without modification, except for the Customization Allowance for each System provided, however, that Systematics shall provide services necessary so that each System interfaces with all Systematics Systems so that such Systems are operational and meet or exceed the Performance Criteria; without additional charge and without such services being counted against the Customization Allowance.

          (c) If Fidelity requests additional programming modifications beyond the Customization Allowance which cannot be completed by the Resident Staff by the Installation Date specified for such System ("Installation Deadline"), Systematics shall provide Fidelity with a written estimate of the effect on costs or schedules likely to result therefrom. Fidelity shall then direct Systematics, in Fidelity's sole and absolute discretion, to either: (i) extend the Installation Deadline for the Systems involved in the requested programming modifications such that the schedule change permits the necessary programming services to be completed by the Resident Staff whereupon the requested programming changes shall be provided at no additional charge, or
               (ii) direct Systematics to keep the original Installation Deadline with the additional services to be provided and priced as Special Services pursuant to Section 3.3 hereof.

     1.2 FIDELITY RESPONSIBILITIES. Fidelity shall provide the teller terminal and platform equipment and controller-based software if any such equipment and software is required in conjunction with Systematics Systems set forth in Section 2 of this Exhibit A. Fidelity shall provide Systematics information regarding such equipment and software to which it has access and sufficient access to terminals, controllers and software. Systematics shall evaluate such equipment and software to determine whether: (i) such controller-based software processes data in a manner consistent with the "model transaction set" specified for use with Systematics Systems; (ii) all preinstallation modifications of such controller-based software are completed and properly tested in accordance with the detailed installation time schedule requirements provided by Systematics. In addition, Systematics' representatives shall be included in all appropriate installation planning meetings.

2.   SYSTEM INSTALLATION DATES.


Installation Date                    Software System                   Customization Allowance
- --------------------   --------------------------------------------    ------------------------
                                                                               (hours)

June 21, 1993          Modifications to IMPACS                                      0
                       (Truth in Savings Project)

October 30, 1993       Atchley - Large Currency Transactions                        0

July 30, 1993          FiTech                                          To be determined

                       FiTech Interfaces to:
July 30, 1993          . Computer Power, Inc. System                   To be determined
To be determined       . Commercial Loans System                       To be determined
To be determined       . Secondary Marketing System                    To be determined

October 30, 1993       Savings Time                                               250

October 30, 1993       Customer Service                                             0

October 30, 1993       Commercial Loans System                                    100

October 30, 1993       TS Delivery                                                250

October 30, 1993       InterSystem Transfer (IT)                                    0

May 30, 1993           Item Reconciliation (IR)                                     0

To be determined       ATM Interfaces to ATM Processor
                       (positive balance file)                         To be determined

To be determined       IMPACS Interface to Item Processing Provider    To be determined

October 30, 1993       ATM Interfaces to ATM Processor
                       (on-line authorizations)                        To be determined

December 31, 1993      Tax (TX)                                                    0

December 31, 1993      TIN Certification (HX)                                      0

To be determined       CIF                                                        50

To be determined       Profitability Analysis                                     50

Installed              SIMS                                                      N/A

Installed              IMPACS                                                    N/A

To be determined       CRF (if required)                               To be determined

To be determined       Contract Collections                            To be determined
                       (System to be determined)

To be determined       Combined Statements                                        50

To be determined       On-Line Collections                                       N/A

October 30, 1993       Safe Deposit Box (SSI)                                      0

* Installation and customization for May - June, 1993.

For any designation of "To be determined" in the table above, the applicable entry shall be determined by mutual agreement and documented in writing within sixty (60) days after the Effective Date.

                                             Client:  Fidelity Federal Bank, FSB
                                                      --------------------------
                                                    Effective Date:  May 1, 1993
                                                                     -----------



                                   EXHIBIT B
                                   ---------

                                    REPORTS


1.   REPORTS.

     During the Term of this Agreement, at no additional charge beyond the Monthly Base Charge and in accordance with the performance criteria and delivery schedules set forth in Exhibit D hereof, Systematics shall process and produce the following reports:

     1.1 THIRD PARTY REPORTS. Any and all reports currently produced from Fidelity's present Systems including, without limitation, Third Party Systems until such Systems are replaced in accordance with the terms of this Agreement or at the request of Fidelity whereupon Systematics shall process any and all reports or output from those replacement Systems.

     1.2 SYSTEMATICS REPORTS. Any and all reports set forth in the standard Systematics user documentation for each of the Systematics Systems listed in Section 2 of Exhibit A. In addition, Systematics shall provide to Fidelity reports, in a format reasonably acceptable to Fidelity, including any and all operational and management information necessary for Fidelity to administer and monitor progress under this Agreement including, a monthly report of Systematics' service performance as measured by Fidelity procedures and policies, a monthly conversion management status report, a monthly project status report and such other information and reports as Fidelity may reasonably request from time to time.

2.   REPORT MODIFICATION.

     At no additional charge beyond the Monthly Base Charge, Systematics shall make such additions, deletions and modifications to the types of reports produced and the report production schedule as Fidelity may request from time to time including, without limitation, adding to or deleting from the reports produced from any Systematics Systems or Third Party Systems and changing the frequency and delivery times for the preparation of such reports ("Report Schedule Modifications"). If the additional services necessitated by the cumulative effect of the Report Schedule Modifications exceeds the level for normal business activities, Systematics will notify

     Fidelity and demonstrate such excess to Fidelity's reasonable satisfaction whereupon the parties will cooperate in scheduling and determining such Report Schedule Modifications to accomplish the goals of each party. Fidelity shall not be charged any amounts over the Monthly Base Charge for any Report Schedule Modifications required by any law, ordinance, regulation or practice of any Governmental Entity. Upon receipt of authorization from Fidelity in writing, Systematics shall, within a reasonable time of such authorization, acquire such additional personnel and/or equipment as are necessary and shall deliver the reports pursuant to the Report Schedule Modification.

                                             Client:  Fidelity Federal Bank, FSB
                                                      --------------------------
                                                    Effective Date:  May 1, 1993
                                                                     -----------



                                   EXHIBIT C
                                   ---------

                                      FEES

1.   FEES AND CREDITS.

     1.1 FEE SCHEDULE. As consideration for the Services, Fidelity shall make certain monthly payments to Systematics in the amounts set forth in the following table:

     Applicable Period          Amount of Monthly Payment
     -----------------          -------------------------
     Months 1 - 18

     Months 19 - 24                     [CM]

     Months 25 - 60

     Months 61 - 84                     [CM]

2.   ADDITIONAL VOLUME CHARGES.

     Fidelity shall pay those fees set forth in Section 1 of this Exhibit C in exchange for Systematics' provision of the Services for the Base Account Volumes. In addition to such fees, Fidelity shall pay Systematics additional fees in accordance with this Section 2 for Services related to Accounts above the Base Account Volumes. Increased work volume may result from internal growth, mergers or acquisitions or a combination thereof.

     2.1  CORE ACCOUNTS.  As used herein, the term "Core Accounts" means [CM]

       Account Type                            Account Volume
       ------------                            --------------
       Demand Deposit Accounts
       Statement Savings
       Passbook Savings
       Certificates of Deposit
       IRS's and KEOGH Plans                      [CM]
       Home Equity (ALS)
       Contract Collections
       General Ledger Accounts

          Total Core Accounts

     2.2  BASE VOLUMES AND ADDITIONAL VOLUME CHARGES.

     Actual volumes of Accounts shall be measured on the last day of each month. [CM]

     [CM]

3.   ADDITIONAL RESPONSIBILITIES OF THE PARTIES.

     3.1 FIDELITY RESPONSIBILITIES. In addition to its responsibilities as set forth in the Agreement, Fidelity is responsible for the following: (i) operations at all of its data processing facilities other than the Data Center; (ii) input processing at the Data Center; (iii) check signing; (iv) providing and maintaining all personal computer software, no portion of which operates on the mainframe ("Non-mainframe Software"); (v) modifications to the Non-mainframe Software necessary to interface with Systematics Systems; provided, however, that Systematics shall be responsible for any such modifications of the FiTech Systems and the Loan Production System (ALS); (vi) payment of any laser or page printer vendor usage fees and (vii) payment of all costs associated with obtaining the following services or products; maintenance of bursting equipment, maintenance of de-collation equipment, maintenance of check signing equipment, microfiche service, microfiche supplies, microfiche separation by branch, laser or page printer supplies and chemicals, maintenance of network diagnostic equipment, license fees related to all Non-mainframe Software, and maintenance fees related to all Non-mainframe Software.

     3.2 SYSTEMATICS RESPONSIBILITIES. In addition to its responsibilities as set forth in the Agreement, Systematics is responsible for the following:
     (i) bursting; (ii) de-collation; (iii) reports separation by branch or department; (iv) delivery to courier; (v) laser or page printer operations;
     (vi) tracking inventories of paper stock and forms; (viii) tape library management; (ix) downloading of data; (x) interfacing with other systems,
     (xi) telecommunications network control including: network monitoring, initial assessment of problem coordination with vendors, reporting problems to appropriate vendors, reporting problems to end users and operating diagnostic equipment; (xii) modifications of the FiTech System and Loan Productions System (ALS) Non-mainframe Software necessary to interface with Systematics Systems; (xiii) installation of maintenance and enhancement of mainframe systems necessary to interface with Non-mainframe Software, and
     (xiv) processing and maintaining the Systems in the following table until replaced pursuant to Exhibit E:

           .  All Systems listed on Exhibit A
           .  Broadview Total Banking System
           .  Dunn & Bradstreet Financial Systems
                   General Ledger
                   Fixed Assets
                   Accounts Payable
                   Millinium & PC Link
           .  PEP (Paperless Entry Processing) ACH
           .  Extended ALS - Loan Origination
           .  Top Secret Security Software System
           .  INFOPAC - Online Report Distribution System
           .  DataCom DB - Dataquery & IDEAL
           .  Pan Audit & Easytrieve Software Systems (Audit Confirmations)

4.   DASD CAPACITY.

     If Fidelity increases the length of its customer data records by a material amount which results in a need for additional DASD capacity which would not otherwise be necessary to accommodate the planned Account volumes, then Systematics shall provide a written quotation of the cost to Fidelity for Systematics' acquisition of the additional DASD capacity by Systematics at the quoted price or modify its request for expansion of the customer data records. Systematics shall integrate the newly acquired DASD capacity into the Data Center operation as soon as practicable at no additional charge.

5.   RESIDENT STAFF.

     Systematics agrees to provide the following Resident Staff on a full time basis during the Term of this Agreement:

==============================================================================================
               '93                                             '94                     1994
                                                                                       thru
               May   Jun   Jul   Aug   Sep   Oct   Nov   Dec   Jan   Feb   Mar   Apr   2000
                                                                                       5/94
                                                                                       thru
                                                                                       4/2000
- ----------------------------------------------------------------------------------------------
Resident        23    23    23    21    21    21    18    18    18    18    18    18     13
Staff
Members
- ----------------------------------------------------------------------------------------------
Minimum         23    23    23    21    21    21    18    18    18    18    18    18     13
Resident
Staff
==============================================================================================

     The Resident Staff shall not be reduced to less than twenty (20) members prior to the completion of the Conversion as set forth in Exhibit A.

6.   SYSTEMATICS HOURLY RATES.

     The following hourly rates are currently in effect which apply to the services provided pursuant to Section 8.1(d) by staff other than Resident Staff. The Systematics hourly rates may be changed by Systematics upon written notice to Fidelity not more often than once during each twelve month period following the Effective Date. Systematics' Hourly Rates for programming include all related computer time required for program testing. Overtime rates are only applicable, if and to the extent, Systematics will incur overtime expense. Systematics fees are computed by multiplying the actual personnel hours expended on Fidelity's project(s) including any travel time to and from Fidelity's location(s). In addition, Fidelity agrees to reimburse Systematics for the actual expense of reasonable travel and lodging expense, if any, related to hourly rate based services requested by Fidelity. Systematics will inform Fidelity, in advance, if overtime or travel and lodging expense is anticipated to be incurred.

==============================================================
                          Regular Hourly
                               Rate           Overtime Hourly
                            Per Person        Rate Per Person
- --------------------------------------------------------------
Programmer                    [CM]                 [CM]
- --------------------------------------------------------------
Computer Operators            [CM]                 [CM]
==============================================================

     In addition, Fidelity will pay all reasonable travel and subsistence costs incurred by Systematics' employees in performance of any such additional services.

7.   PRICE ADJUSTMENT.

     The fees and charges reflected in this Agreement will be increased or decreased, based upon changes in certain indices as set out below. The index to be used in computing such increase, if any, shall be either of the following:

          [CM]

     [CM]

                                             Client:  Fidelity Federal Bank, FSB
                                                      --------------------------
                                                    Effective Date:  May 1, 1993
                                                                     -----------
                                   EXHIBIT D
                                   ---------
                  REPORTING SCHEDULE AND PERFORMANCE CRITERIA

If requested by Fidelity, Systematics agrees to process and update Fidelity's data more frequently than set forth in this Exhibit or to extend such on-line service hours as a Special Service pursuant to Section 3.4 of the Agreement. All references to time herein are in Pacific Time.

1.   FIDELITY DELIVERY SCHEDULES

     1.1  FIDELITY INPUT TO SYSTEMATICS.

     Item                               Frequency    Available to Systematics
     ----                               ---------    ------------------------

     Monetary Input-Daily               (Mon.-Fri.)         7:30 p.m.

     Non-Monetary Input-Daily           (Mon.-Fri.)         7:30 p.m.

     Monetary and Non-monetary
       Input                            (Saturday)          3:00 p.m.



                     [This space intentionally left blank.]

     1.2  SYSTEMATICS OUTPUT TO FIDELITY.

     Item                          Frequency                     Available to Fidelity
     ----                          ---------                     ---------------------
     Batch Reports                 Daily (Tues.-Sat.)                  7:00 a.m.
                                   Weekly (2nd Business
                                    Day of Each Week)                  7:00 a.m.
                                   Monthly (2nd Business
                                    Day of Each Month)                 7:00 a.m.
     General Ledger
      Reports                      Daily (Mon.-Fri.)                   6:30 a.m.

     Savings Statements            Quarterly (2nd Business
                                    Day of each Quarter)               7:00 a.m.

     1099 Processing               Annually (15th Business
                                    Day of each Year)                  7:00 a.m.

     Interest Registers/
      Notice                       Annually (15th Business
                                    Day of each Year)                  7:00 a.m.

     General Ledger
      Close                        Annually (15th Business
                                    Day of each Year)                  7:00 a.m.


     IRA Statements                Annually (15th Business
                                    Day of each Year)                  7:00 a.m.


                     [This space intentionally left blank.]

     1.3  FIDELITY ONLINE AVAILABILITY.

====================================================================================
                     MONDAY THRU FRIDAY       SATURDAY         SUNDAY & HOLIDAYS
====================================================================================
                           Daily
- ------------------------------------------------------------------------------------
Administrative        7:30am   7:30pm     7:30am   7:30pm     To be determined by
                                                               Fidelity Systems
                                                                  Management
                                                                  Committee
- ------------------------------------------------------------------------------------
Teller Terminal       7:30am   7:30pm     7:30am   7:30pm      N/A            N/A
- ------------------------------------------------------------------------------------
ATM/Voice            12:00am  11:59pm    12:00am  11:59pm      12:00am    11:59pm
 Response Unit
- -------------------------------------------------------------------------------------
Operations            8:00am   7:59am     8:00am   7:59am      To be determined by
 Support                                                       the Fidelity Systems
                                                                   Management
                                                                   Committee
=====================================================================================

     1.4  BATCH PROCESSING UPDATE FREQUENCY.

          Systematics shall complete a batch update of Fidelity's file five (5) times weekly, Monday through Friday.

     1.5  ADDITIONAL SCHEDULES - FIDELITY.

         TASK                                FREQUENCY               DELIVERY DEADLINE
         ----                                ---------               -----------------
         Deliver Exception Item and
           Statement Cycle Tape
           to Union Bank                  Daily (Mon.-Fri.)           12:00 (midnight)

         Delivery Offsite Storage
           Tapes to ARCUS Courier         Daily (Mon.-Sun.)           8:30 a.m.

         Deliver Transmatic Tapes
           (ACH) to First Interstate
           by Courier                     1st, 4th, 10th, and 18th
                                            of each Month  9:00 a.m.

     2.   PERFORMANCE CRITERIA.

          2.1 INPUT AND OUTPUT PERFORMANCE. The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement. The parties acknowledge that the following is a list of acceptable time of performance standards. However, regardless of the effect of the on-line uptime provisions of this Section 2, if Fidelity experiences downtime or significantly degraded performance at peak hours or other times important to Fidelity's operation, Systematics shall research the cause, with Fidelity's reasonable assistance, and will take corrective action (where Systematics is responsible) or recommend corrective action (where Fidelity or a third party is responsible) and initiate action for correction as soon as reasonably practicable.

          2.2 ON-TIME DELIVERY - OUTPUT TO FIDELITY. [CM] Systematics shall submit a written report to Fidelity on a monthly basis, in a format reasonably acceptable to Fidelity and including that information reasonably requested by Fidelity, including, without limitation, the results of the previous Performance Period's on-time output delivery performance. The on-time delivery percentages shall be calculated by dividing the number of reports that were delivered on-time (as specified in Exhibit D) by the number of reports scheduled to be delivered to Fidelity for the Performance Period as described in Exhibit B ("On-Time Percentage"). [CM]

               On-Time Percentage          Rebate

                    [CM]                    [CM]

          [CM]

     2.3  ONLINE APPLICATIONS [AND NETWORK] UPTIME.

     (a) Online Application Uptime. [CM] Systematics shall submit a written report to Fidelity on a monthly basis, in a format reasonably acceptable to Fidelity and including that information reasonably requested by Fidelity, including, without limitation, the results of the previous Performance Period's on-line uptime performance. The on-line uptime percentages shall be calculated by dividing the accumulative number of application hours that such on-line up-time was achieved by the accumulative number of application hours the on-line System is scheduled to be available to Fidelity during the Performance Period pursuant to Section 1.3 of this Exhibit D (the "On-line Uptime Percentage"). Systematics shall not perform scheduled preventative maintenance during periods which the on-line systems are to be available to Fidelity pursuant to Section 1.3 of this Exhibit D and the performance of such preventative maintenance shall be designed to avoid or minimize disruption of Fidelity's operations. [CM]

          On-line Uptime Percentage        Rebate

               [CM]                         [CM]

          [CM]

     (b)  On-line Network Up-Time.  During the first sixty (60) days of this
          -----------------------
          Agreement, Systematics and Fidelity will jointly establish measurements for on-line up-time for Fidelity's network equipment and configuration (the

          "Network Up-Time Standards"). Systematics shall provide planning and design services, problem diagnosis and problem resolution management and make recommendations to Fidelity as to how they should configure the Fidelity Network to meet or exceed their Network Up-Time Standards.

     2.4 RESPONSE TIME. Systematics and Fidelity acknowledge the high importance of maintaining acceptable response time for users of Fidelity's on-line Systems. Systematics and Fidelity agree that on-line response time, herein defined as the elapsed time between the time any transactions are "entered" at the terminal and the time a related response is "received" by the terminal (the "On-line Response Time"), can be detrimentally affected by factors such as line speeds, modem speeds, terminal control unit capacity, third party on-line software, on-line transaction mix and other factors which may materially affect response time. Systematics shall submit a written report to Fidelity on a monthly basis, in a format reasonably acceptable to Fidelity and including that information reasonably requested by Fidelity, including, without limitation, the results of the previous month's response time performance.

          (a)  On-line Response Time.  During the first sixty (60) days of this
               ---------------------
               Agreement, Fidelity and Systematics shall work together to jointly determine and document the On-line Response Time levels. The On-line Response Times achieved subsequent to the Effective Date hereof shall meet or exceed the On-line Response Time Standard; provided, however, that Systematics shall not be responsible for degraded On-line Response Times if Systematics can demonstrate that such degraded On-line Response Times are directly attributable to: (i) Fidelity's failure to follow Systematics' recommendations with respect to line speeds, modem speeds, terminal control unit capacity or third party on-line software, or (ii) circumstances beyond the control of either Systematics or Fidelity. Systematics will monitor and make engineering recommendations to Fidelity in order to maintain the On-line Response Time Standards.

          (b)  Host Internal Response Time.  In addition to the foregoing, the
               ---------------------------
               response times as measured internal to the host computer (the "Internal Response Time") shall be less than one (1) second response time (the "Internal Response Time Standard").

          (c)  Response Time Incentives.  [CM]
               ------------------------

                    Response Time Average
                    For Month In Seconds          Rebate

                          [CM]                     [CM]

     2.5 GRACE PERIOD AND CURE. The provisions of Section 2 shall not be effective until the beginning of the first full calendar month beginning after thirty (30) days from the application conversion date. In the event that an incentive rebate is incurred during a given Performance Period none of the months belonging to that Performance Period will be utilized to measure performance in subsequent Performance Periods.

                                             Client:  Fidelity Federal Bank, FSB
                                                      --------------------------
                                                    Effective Date:  May 1, 1993
                                                                     -----------


                                   EXHIBIT E
                                   ---------

                   FIDELITY-FURNISHED EQUIPMENT AND SOFTWARE


1.   TERM.

     Fidelity shall furnish to Systematics the leased equipment and licensed software ("Equipment" and "Software") described below through the listed expiration dates and under the terms and conditions set forth below and in the Agreement. The Expiration Date, if any, represents the date after which Fidelity is no longer obligated to provide the same to Systematics.

2.   TAXES.

     Fidelity will pay all taxes, however designated or levied or based on the Equipment or Software or their use.

3.   RISK OF LOSS; REPLACEMENT.

     Except for loss or damage caused by the negligence or intentional misconduct of Systematics, Systematics shall not be responsible for any loss or damage to the Equipment or Software.

     If any Equipment or Software furnished hereunder is damaged, destroyed or malfunctions to the extent that the same cannot be repaired, or Fidelity elects not to so repair then, provided such damage or malfunction was not caused by Systematics as set forth above, Fidelity agrees to acquire and install, as soon as reasonably practicable, comparable replacement Equipment or Software.

4.   CHARGES.

     No charge shall be payable by Systematics for its use of the Equipment or Software. Services provided under the Agreement by Systematics are acknowledged by Fidelity to be adequate consideration of Fidelity's agreement to provide such Equipment and Software.

5.   INSURANCE.

     Fidelity is responsible for the cost of all fire, extended coverage and theft insurance in an amount covering the Equipment for the period during which Fidelity is obligated to provide the Equipment pursuant hereto.

6.   MAINTENANCE.

     Systematics agrees to enter into and to keep in force during the term hereof, at Systematics' sole cost and expense, standard maintenance agreements to keep the Equipment in good working order, to make all necessary adjustments and repairs thereto, and to pay all maintenance costs relative to the use of the Equipment. Fidelity may purchase software maintenance agreements from the vendors of each item of Software listed below until the expiration date listed below.

                                LEASED EQUIPMENT
                                ================

                                            EXPIRATION   MONTHLY
LESSOR           TYPE       DESCRIPTION        DATE       LEASE
- ------------   --------   ---------------   ----------   --------

IBM-ICC        9121-320   CPU               Jan-94
IBM-ICC        9371-12    CPU Monitor       Jan-94

EL CAMINO      3990-G03   DASD Controller   Dec-94

PREMIER        3480-A22   Cartridge Tape    Sep-94
PREMIER        3480-B22   Cartridge Tape    Sep-94
PREMIER        3480-B22   Cartridge Tape    Sep-94
PREMIER        3480-B22   Cartridge Tape    Sep-94
PREMIER        3480-B22   Cartridge Tape    Sep-94
INSIGHT        3480-A22   Cartridge Tape    Mar-93
INSIGHT        3480-B22   Cartridge Tape    Mar-93
INSIGHT        3480-B22   Cartridge Tape    Mar-93
                                                         [CM]
PREMIER        3480-AE4   DASD              May-94
PREMIER        3380-BE4   DASD              May-94
PREMIER        3380-BE4   DASD              May-94
PREMIER        3380-AE4   DASD              May-94
INSIGHT        3380-BE4   DASD              Apr-94
INSIGHT        3380-BE4   DASD              Apr-94
INSIGHT        3380-AE4   DASD              Dec-93
INSIGHT        3380-BE4   DASD              Dec-93
PHOENIX        3380-AE4   DASD              Sep-94
PHOENIX        3380-BE4   DASD              Sep-94

PHOENIX        3380-BE4   DASD              Sep-94
PHOENIX        3380-BE4   DASD              Sep-94

INSIGHT        3174-001   Controller        Nov-93
INSIGHT        3290-220   Terminal          Nov-93
INSIGHT        3290-220   Terminal          Nov-93
INSIGHT        3290-220   Terminal          Nov-93       [CM]
INSIGHT        3290-220   Terminal          Nov-93

XEROX          4090       Laser Printer     Oct-94
XEROX                     Extended Serv     Oct-94
                          Weekend
XEROX                     Average Click     Oct-94
                          Charge

                                    SOFTWARE
                                    ========

VENDOR                   APPLICATION             EXPIRATION DATE
- ------                   -----------             ---------------
Computer Associates      Top Secret              December 1993
                         Uni-Service*
                         Look*
                         DataCom DB*
                         IDEAL*

Pansophic                Easytrieve*
                         Pan Audit*              Contract Termination Date

**FiTech                 Mortgage Loan
                          Origination            Contract Termination Date

Broadview                Total Banking
                          Systems*               Conversion Date

In-House                 Current Mortgage Loan
                          Origination*           Conversion Date

Conversion

**Dunn & Bradstreet      General Ledger          Contract Termination Date
                         Fixed Assets            Contract Termination Date
                         Accounts Payable        Contract Termination Date
                         Fixed Assets            Contract Termination Date
                         Accounts Payable        Contract Termination Date

**Dunn & Bradstreet      Millinium               Contract Termination Date

Software Diversified     Power Tools*
                         ORCA*
                         Interpartition
                          Command*

ALTAI                    Zack*

Goal System              Flee*

Sterling Software        Comparex*

**Tower                  EPIC

Software applications annotated with "*" are expected to be replaced with products acceptable to Fidelity or removed with Fidelity's prior approval at no additional cost to Fidelity.

Software Vendors annotated with "**" are those referenced in Section 17.2(f) of the Agreement.

7.   Systematics will purchase certain equipment from Fidelity as set out below.


                    EQUIPMENT TO BE PURCHASED BY SYSTEMATICS
                    ========================================

          EQUIPMENT TYPE                              PURCHASE PRICE
          --------------                              --------------
       3420-008  Tape Drives
       3420-008  Tape Drives                              [CM]
       3420-008  Tape Drives
       3803-002  Tape Controller

          EQUIPMENT TYPE                              PURCHASE PRICE
          --------------                              --------------
       4245-020  Impact Printer
       4245-020  Impact Printer                           [CM]

       3725-26   Communications Controller

   4050              Xerox Laser Printer

                     Personal Computers,
                     Peripheral Equipment and        [CM]
                     Related Equipment as agreed
                     by the parties





                                             Client:  Fidelity Federal Bank, FSB
                                                      --------------------------
                                                    Effective Date:  May 1, 1993
                                                                     -----------
                                   EXHIBIT F
                                   ---------
                               INSURANCE COVERAGE

===================================================================================================
    Type of Coverage               Limit               Insurance                 Remarks
                                                        Company
===================================================================================================
Commercial General          $1,000,000 each          Cincinnati           Bodily injury and
 Liability                  occurrence               Insurance            property damage;
                            $2,000,000 general       Company              combined limit.  $5,000
                            aggregate                                     premises medical each
                                                                          person
- ----------------------------------------------------------------------------------------------------
Contents                    Variable                 Cincinnati           Blanket converge
                                                     Insurance            $100,000 deductible.
                                                     Company
- ----------------------------------------------------------------------------------------------------
Data Processors Errors      $25,000,000              Cincinnati           $25,000,000 each
and Omissions                                        Insurance            occurrence and
                                                     Company              aggregate.  $250,000
                                                                          deductible.
- ----------------------------------------------------------------------------------------------------
Equipment                   Blanket Coverage         Cincinnati           $5,000,000 limit any
                                                     Insurance            one loss on EDP
                                                     Company              equipment; $15,000,000
                                                                          extra expense any one
                                                                          loss.  An all risks
                                                                          policy covering owned
                                                                          and leased equipment
                                                                          for replacement cost at
                                                                          each location with
                                                                          $100,000 deductible for
                                                                          all losses from any one
                                                                          event.  $1,000,000 with
                                                                          $25,000 deductible in
                                                                          transit.  Data
                                                                          Processing media
                                                                          coverage included.
- -----------------------------------------------------------------------------------------------------
Automobile                  $1,000,000 each          Cincinnati           Owned, hired and non-
                            occurrence               Insurance            owned vehicles.
                                                     Company
- -----------------------------------------------------------------------------------------------------
Worker's Compensation       $500,000                 Cincinnati           Statutory limit
                                                     Insurance            required
                                                     Company              by various state laws.
- -----------------------------------------------------------------------------------------------------
Fidelity Coverage           $10,000,000              Cincinnati           Employee dishonesty
                            Blanket                  Insurance            $100,000 deductible.
                            Bond                     Company
- -----------------------------------------------------------------------------------------------------
Umbrella                    $50,000,000              Cincinnati           Fiduciary liability
                                                     Insurance            specifically excluded.
                                                     Company
=====================================================================================================
Effective January 1, 1993
=====================================================================================================

                                             Client:  Fidelity Federal Bank, FSB
                                                      --------------------------
                                                    Effective Date:  May 1, 1993
                                                                     -----------



                                   EXHIBIT G


     This Exhibit G consists of the AMENDMENT TO SOFTWARE LICENSE AGREEMENT effective the first day of May, 1993, and the SOFTWARE LICENSE AGREEMENT dated as of the 31st day of October, 1991.

                                  AMENDMENT TO
                           SOFTWARE LICENSE AGREEMENT

      This Amendment ("Amendment") is effective as of the first day of May, 1993 ("Amendment Effective Date") and amends and supplements that certain Software License Agreement ("License Agreement") dated as of the 31st day of October, 1991 by and between FIDELITY FEDERAL BANK, FSB ("Customer") and SYSTEMATICS FINANCIAL SERVICES, INC. ("Systematics").

                              W I T N E S S E T H:

      WHEREAS, Customer and Systematics have entered into a Data Processing Agreement of even date herewith ("DP Agreement");

      WHEREAS, [CM]

      WHEREAS, the parties desire to supplant Systematics' obligation to provide the ESR Services as set out in the License Agreement and other provisions of the License Agreement with those provisions set forth in the DP Agreement; and

      WHEREAS, the parties are willing to do so pursuant to the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual promises and considerations contained herein, the parties hereto agree as follows:

      1.   [CM]

      2. Pursuant to the DP Agreement, Systematics agrees to provide Customer with certain data processing services which are currently being performed by
Customer through the utilization of Systematics' Software.    Customer and
Systematics agree that upon termination or expiration of the DP Agreement, Customer may reinstate the ESR Services for a term to be mutually determined and at Systematics' then current prices. In the event that Fidelity obtains ESR Services within ninety (90) days after the expiration or termination of the DP Agreement, Fidelity shall not be required to pay a recertification fee to obtain such ESR Services.

      3. Exhibit A of the License Agreement shall be amended to delete Mortgage System (RE) from the list of Systematics Software Systems to be licensed to Customer under the License Agreement. Customer and Systematics agree that the License Agreement does not provide for any mortgage processing systems.

      4. Customer and Systematics further agree that upon the expiration of the DP Agreement the License Agreement shall also apply to all Systematics-developed program modifications, enhancements, new systems or major subsystems installed for Customer's benefit pursuant to the DP Agreement.

      5.   [CM]

      6. In addition, during the time of the DP Agreement the following provisions shall apply:

           6.1  Systematics has or shall, at Fidelity's request, within thirty
      (30) days of the installation thereof deliver to Fidelity a copy of the source code form of all Systematics Systems (both mainframe and microcomputer Systems) which are installed for the benefit of Fidelity pursuant to the DP Agreement (the "Source Code"), including all relevant commentary, explanations, and other documentation of the Source Code (collectively, "Commentary"). Systematics also agrees to deliver to Fidelity, at such times as they are made and upon request by Fidelity, a copy of all revisions to the Source Code or Commentary encompassing all corrections or enhancements made to the Systematics Systems (both mainframe and microcomputer Systems) by Systematics pursuant to the Software License Agreement or DP Agreement.

           6.2 Fidelity shall have the right to use the Source Code and Commentary for the purpose of continuing the benefits afforded to Fidelity under the Software License Agreement including, without limitation to support, maintain, modify or enhance for Fidelity's internal use, upon the occurrence of any of the following ("Event Permitting Use"):

           (a) if Systematics has availed itself of, or been subjected to by any third party, a proceeding in bankruptcy in which Systematics is the named debtor, an assignment by Systematics for the benefit of its creditors, the appointment of a receiver for Systematics, or any other proceeding involving insolvency or the protection of, or from, creditors, and same has not been discharged or terminated without any prejudice to Fidelity's rights or interests under the DP Agreement or Software License Agreement within thirty (30) days; or

           (b) if Systematics has ceased its on-going business operations, or sale, licensing, maintenance or other support of the Systematics Systems (mainframe or microcomputer Systems); or

           (c) if any other event or circumstance occurs which demonstrates with reasonable certainty the inability or unwillingness of Systematics to fulfill its obligations to Fidelity under the Software License Agreement or the DP Agreement, including, without limitation, the correction of defects in the Systematics Systems (mainframe or microcomputer Systems).

           6.3 Fidelity shall give written notice to Systematics of the occurrence of an Event Permitting Use hereunder. Unless within seven (7) days thereafter Systematics files with Fidelity its affidavit executed by a responsible executive officer stating that no such Event Permitting Use has occurred or that the Event Permitting Use has been cured, then Fidelity shall upon the eighth (8th) day be permitted to use Source Code and Commentary as set forth herein.

           6.4 It is understood that ownership of the source Code and Commentary at all times belongs solely to Systematics, and that Fidelity's right to use the Source Code and Commentary as provided herein is made as an accommodation to Fidelity and nothing thereby shall be deemed to vest any ownership thereof to Fidelity.


                     [This space intentionally left blank.]

      IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers as of the Amendment Effective Date.

SYSTEMATICS FINANCIAL                          FIDELITY FEDERAL BANK
SERVICES, INC.

By:         /s/ Michael Montgomery     By:      /s/ Richard M. Greenwood
         ---------------------------         --------------------------------
Name:       Michael Montgomery         Name:    Richard M. Greenwood
         ---------------------------         --------------------------------
Title:      Executive Vice President   Title:   President and Chief
                                                Executive Officer
         ---------------------------         --------------------------------
Date:                                  Date:
         ---------------------------         --------------------------------

                     SYSTEMATICS FINANCIAL SERVICES, INC.
                          SOFTWARE LICENSE AGREEMENT
                                   (CHARTER)

This Agreement ("Agreement") dated as of the 31st day of October, 1991, ("Commencement Date") is made and entered into by and between SYSTEMATICS FINANCIAL SERVICES, INC., an Arkansas corporation, 4001 Rodney Parham Road, Little Rock, Arkansas 72212 ("Systematics") and Fidelity Federal Bank, FSB ("Customer"), a financial corporation with its principal place of business at 600 North Brand Blvd., Glendale, CA 91203.

- -------------------------------------------------------------------------------
1.   PROVISION OF SOFTWARE.

     Systematics agrees to license and furnish to Customer the computer software programs ("Software") listed on Exhibit A entitled "Software Systems Licensed" attached to and made a part of this Agreement.

2.   DELIVERY AND ACCEPTANCE.

     2.1 Systematics agrees to deliver each item of Software to Customer at Customer's premises designated on Exhibit A ("Installation Site") on or before the date requested for delivery as indicated on Exhibit A or at such other time as may be mutually agreed. Delivery shall be deemed to be complete upon receipt of the first item of Software by Customer at the Installation Site.

     2.2 Customer shall have until March 1, 1992, (the "Acceptance Period"), to test the Software to determine whether the Software substantially meets the specifications reflected in the Documentation. Unless within the Acceptance Period Customer has given SI written notice specifying a material failure of the Software to meet such specifications, the Software shall be deemed to have been accepted. If Customer gives written notice to SI of such a material failure during the Acceptance Period, SI shall have thirty (30) days following receipt of such notification to cure such material failure and SI agrees to exercise good faith and its best eforts to cure the material failure. Upon SI's cure of such material failure, the Acceptance Period shall be extended by an additional thirty (30) days to permit Customer to complete its retesting procedures and so notify SI. In the event SI fails to cure all material failures within the thirty-day period after notification as set out above, Customer may terminate the Agreement upon written notice to SI. Such written notice to terminate shall be given within sixty (60) days after Customer's notice of material failure described above. In the event of such termination by Customer, SI agrees to refund to Customer all fees previously paid to SI by Customer under the Agreement, and Customer agrees to promptly return all Software, Documentation, and related materials to Systematics.

3.   DOCUMENTATION.

     Systematics agrees to deliver to Customer two complete sets of its standard operational instructions, manuals, and other related documentation ("Documentation") for each item of Software ordered. In order to satisfy its internal requirements and subject to the disclosure restrictions set forth herein, Customer may copy the Documentation or may request additional copies from Systematics at Systematics' then standard fees for such Documentation.

4.   SOFTWARE LICENSE.

     Systematics grants to Customer, and Customer accepts from Systematics, a non-exclusive, ninety-nine year license beginning on the Commencement Date and continuing hereafter until expiration or termination of this license in accordance with its terms to use the Software and Documentation, only at the Installation Site (except for regular offsite backup at the "Backup Site" designated on Exhibit A, or a temporary emergency relocation), solely for processing of Customer, its affiliated corporations and subsidiaries. Customer may change the Installation Site upon prior written notice to Systematics. Upon such notice of the change of Installation Site, Customer will promptly cease use of the Software at the old Installation Site and will in no event use the Software for production purposes at more than one site concurrently.

5.   CONFIDENTIALITY AND SAFEGUARDS.

     Customer acknowledges that the Software and Documentation constitute valuable assets and trade secrets of Systematics, that neither legal nor equitable title to the Software passes to Customer under the terms of this Agreement, and that all information with respect to the Software is confidential.

     Customer agrees to use its best efforts to prevent disclosure of any part of the Software or Documentation, and shall assure that it does not, through its employees or representatives, sell, lease, assign, or otherwise transfer, disclose, or make available, in whole or in part, the licensed Software or Documentation to any third party for any reason (except for employees of Customer, necessary for the use of the Software and Documentation by Customer, for auditing purposes by independent certified public accountants, or for complying with applicable governmental laws, regulations, or court orders). In the event that Customer desires to provide any third party access to the Software and Documentation, Customer agrees that such third party shall execute a Non-Disclosure Agreement in the form attached as Exhibit B and Customer shall immediately provide a copy of such executed proposed Non-Disclosure Agreement to Systematics. Systematics, has the right to not accept any such proposed Non-Disclosure Agreement and until such Non-Disclosure Agreement is accepted by Systematics, no disclosure of any part of the Software or Documentation may be made by Customer to any third party. Systematics will exercise reasonable efforts to accept or reject a proposed Non-Disclosure Agreement within thirty days of the receipt of the proposed Non-Disclosure Agreement by Systematics. In no event shall any competitor of Systematics be furnished with any information concerning the Software or Documentation.

     If either party discloses to the other confidential information concerning the disclosing party's business, plans or customers and if the recipient is advised in writing at the time of disclosure that such information is confidential, the recipient will take reasonable steps to maintain such confidentiality. Systematics understands and agrees that information given to Systematics by customer is acknowledged to be privileged and confidential and that Systematics will use its best efforts to prevent disclosure of any part of that data.

     The terms and conditions of this Section shall survive the termination or expiration of this Agreement for any reason.

6.   CUSTOMER MODIFICATIONS.

     Customer may modify the Software and/or the Documentation, and such modifications shall become a part of the Software, subject to all the terms and conditions fo this Agreement. Customer may not offer or make available to any third party, with or without charge, any modification to the Software.

7.   SOFTWARE ENHANCEMENT, SUPPORT AND REPLACEMENT SERVICES ("ESR SERVICES").

     7.1 For a period of 5 years from the Commencement Date (the "ESR Period"), the parties agree as follows:

          a. Systematics shall correct and repair any failure, malfunction, defect, or nonconformity ("Defect") in the Software, if such Defect prevents the Software from operating and performing substantially in accordance with the Documentation and applicable warranties. Should Systematics request, Customer agrees to provide in writing and in reasonable detail a description of such Defect.

          b. Systematics agrees to provide to Customer all revisions, modifications, and enhancements ("Updates") to each item of Software which Updates shall become a part of the licensed Software for all purposes described herein. New systems will not be considered an Update, but will be available to Customer at Systematics' then standard prices.

          As used herein the following terms shall be defined as set forth below:

              i) Updates - all new releases of revisions, modifications and enhancements to existing application systems licensed to Customer, which are necessary or desirable to implement functional or regulatory changes to the existing systems. Updates will generally be provided at least on an annual basis and are provided under normal ESR services;

             ii) Replacement System - an application system which is: a) a newly developed application system and is substantially the functional equivalent of an existing application system;
                  b) replaces the existing application system; and c) is denominated by SI as a Replacement System. Replacement Systems shall be provided at no additional fee; and

            iii) New System - a newly developed and offered application system which performs different functions from the application systems included in Exhibit A hereto and which are denominated by SI as new systems. New Systems may be licensed to Customer but require the payment of additional license and maintenance fees.

          c. Systematics shall provide reasonable technical assistance and consultation by telephone or by mail to Customer on a twenty-four hour, seven day a week basis.

          d. Customer is responsible for testing the Software and each Update and for the control, review, and inspection of all reports prepared utilizing the Software. Customer further acknowledges that Customer's exclusive remedy hereunder is set out in
              Section 7.1.a above and that Systematics has no liability, either expressed or implied, for any erroneous processing or processing errors whether or not atttributable to the Software.

     7.2 Following the ESR Period, Customer may purchase continuing ESR Services as described in Section 7.1 above, upon such terms and conditions and at Systematics prices then in effect. Systematics will provide Customer with twelve months written notice of any discontinuance of such ESR Services on any item of Software. During the ESR Term, Systematics shall not discontinue ESR Services for any portion of the Software designated as a "Major System" on Exhibit A, unless Systematics offers replacement with respect to such Major System at no cost to customer.

     7.3 To the extent Customer modifies the Software, fails to install Updates, or fails to pay ESR fees as set forth in Article 8.2, Systematics shall only be relieved of its responsibility under this
          Section 7 and of all responsibility and liability for any Defect or improper operation of the affected Software resulting from customer modification or failure to install updates in a timely manner so as to remain no more than one release less current than the most current release of any element of the Software.

     7.4 Until November 1, 1993, Customer shall have the option to license the OS/MVS version of the Software in consideration of Customer's payment to Systematics of a license upgrade fee of $[CM].
          The annual ESR fee set forth in Article 8.2 shall be increased to $[CM], pro-rated for any partial ESR period.

8.   INVOICING AND PAYMENT.

     8.1 For the licensing of the Software pursuant to the terms and conditions of this Agreement Customer will pay to Systematics a license fee of [CM] ("Software License Fee"), payable as follows:

          a.     [CM] upon execution of the Agreement; and
          b.     [CM] upon delivery of the Software; and
          c.     [CM] upon completion of the Acceptance period

          8.1.1 Customer acknowledges that applicable sales and/or use taxes in the amount of [CM] shall be added to the Software
                 License Fee and Customer will remit such taxes to Systematics.

     8.2 For the ESR Services described in Section 7.1, Customer shall pay to Systematics the amounts reflected in the following table increased, in accordance with the provisions of Section 8.3 below.

          Systematics agrees that if ESR Services are discontinued on a non-major system without provision of a replacement system of substantially equivalent functions the ESR fees payable hereunder will be appropriately adjusted. The adjustment will be equal to the sum of the then current ESR fees for the Software components removed from the Software listed on Exhibit A.

                  PAYMENT DUE DATE                               ESR FEES DUE
                  ----------------                               ------------

                                     [CM]


     8.3 Except for the initial ESR Fee of $[CM] due six months following Commencement Date, ESR Fees may be increased for the calendar year following the year of the Commencement Date and all subsequent years during the ESR Term by multiplying $[CM] by a fraction, the numerator of which is [CM] and the denominator of which is [CM].

     8.4 All sums due from Customer to Systematics are payable in the amounts and at the times described in this Agreement. Any amount or payment due for which a specific date is not set out will be due from Customer to Systematics within thirty (30) days of Customer's receipt of an invoice from Systematics.

     8.5  [CM]

9.   INSTALLATION, CONVERSION AND CONSULTING ASSISTANCE.

     9.1 Systematics agrees to furnish 100 hours of installation, conversion and consulting assistance ("Assistance" at no fee) to Customer. Such Assistance may, at Customer's option, be furnished at the Installation Site or at Systematics' facilities. If the Assistance is furnished at the Installation Site, reasonable travel time for Systematics personnel will be deducted from the above allotted hours. The Assistance may include conversion planning and/or assistance, workshops, or other functions mutually agreed to by Customer and Systematics. In addition to applicable fees, Customer agrees to pay all reasonable travel and subsistence expenses related to the Assistance. Assistance specified in this Section 9.1 must be utilized within 24 months from Commencement Date. Systematics will be responsible for providing personnel for this role as may be reasonable.

     9.2 Systematics agrees to provide additional consulting and/or support services, as available and as requested, upon mutually acceptable written terms and conditions.

10.  EDUCATION AND TRAINING.

     10.1 Systematics will make available to Customer, its standard application software training courses, which are generally held in Little Rock, Arkansas, in accordance with Systematics' Education and Training Department schedule, a current copy of which will be provided to Customer upon request. Customer shall be entitled to a cumulative total of 35 student (35) class days for such standard courses at no fee. Education and training provided in this Section 10.1 must be utilized within 24 months from Commencement Date.

     10.2 Additional Customer personnel may attend such courses, and any other standard courses generally offered by Systematics to its other Customers, upon payment of Systematics' then current standard published fees.

     10.3 Customer acknowledges that subject to Systematics obligations under paragraph 10.1 herein enrollment of Customer personnel in any courses offered by Systematics shall be subject to normal space availability requirements and compliance with Systematics' standard registration and enrollment deadlines and procedures.

     10.4 Customer may elect to utilize other educational materials, including but not limited to, Computer Based Training ("CBT"). Systematics agrees to provide to Customer, upon such terms and conditions and for such fees as Systematics may stipulate the educational materials set forth on Exhibit A. Systematics may withdraw such materials from availabilty to its Customers in general upon provision of six (6) months prior written notice. Systematics will provide one copy of the CBT Modules listed in Exhibit "A" at no charge for the first year following the Commencement Date.

11.  MICRO SOFTWARE

     Customer acknowledges that all PC-based Software ("Micro Software") is released in object code only. The following additional provisions shall be applicable to Micro Software:

     11.1 Customer may copy the Micro Software and use it on multiple microprocessors solely for the benefit of Customer and Customer's affiliated corporations and subsidiaries. Documentation for the Micro Software may be similarily copied and utilized. At Customer's option, additional copies of the Documentation may be made either by Customer or by ordering the same from Systematics at Systematics' standard rates.

     11.2 All other restrictions on use, copying or disclosure of the Software and Customer's agreements to maintain the confidentiality shall also apply to the Micro Software and its Documentation. In addition, Customer may not distribute or provide copies of the Micro Software to any person, firm, or corporation not permitted hereunder without the prior written consent of Systematics and the payment to Systematics of additional license fees.

     11.3 All support for end-users of the Micro Software will be supplied by Customer's personnel. Systematics is not resonsible for providing any such support services to end-users. Systematics will provide Micro Software support to the Customer's MIS personnel for Micro Computer Support.

12.  REMEDIES.

     12.1 For material breach of this Agreement by either party, the other party may terminate this Agreement if cure of any breach is not affected within thirty days of receipt of written notice thereof. In the event of a threatened or actual breach by Customer of Sections 4, 5 or 6 of this Agreement, monetary damages alone may not be an adequate remedy, and Systematics shall be entitled to injunctive, equitable, and other legal relief against such breach as may be awarded by a court of competent jurisdiction, plus reasonable expenses (including attorneys' fees). No election of any remedy shall be construed as a waiver of or prohibition against any other remedy in the event of breach hereunder.

          In the event of a material breach of this Agreement by Systematics monetary damages alone may not be adequate remedy, and Customer shall be entitled to injunctive, equitable, and other legal relief against such breach as may be awarded by a court of competent jurisdiction, plus reasonable expenses (including attorney's fees). No election of any remedy shall be construed as a waiver of or prohibition against any other remedy in the event of a breach hereunder.

     12.2 In the event of breach by either party and such party's failure to cure said breach as set out in Section 12.1 above the other party may reserving all other remedies, terminate the license arising under this Agreement. Upon such termination, Customer agrees to promptly cease using and return to Systematics all Software, Documentation, and copies thereof, accompanied by written certification by an officer verifying the accomplishment of such return.

13.  COSTS OF COLLECTION.

     Pursuant to Systematics providing Customer ten days prior written notice that amounts are past due and Customer's failure to cure, Customer agrees to pay to Systematics interest on the unpaid balance at a rate equal to the lesser of eighteen percent (18%) per annum or the highest rate allowed under applicable law, plus reasonable expenses (including attorneys' fees) incurred in collection. No failure by Systematics to request such payment shall be deemed a waiver by Systematics of Customer's obligation to pay such sum.

14.  WARRANTIES.

     14.1 Systematics warrants to Customer that (1) the Software and Documentation are free of all liens, claims and encumbrances; and (2) Customer shall have the right of quiet enjoyment of the Software and Documentation.

     14.2 Systematics warrants and represents that the Software will perform in the manner and environment described in the Documentation.

     14.3 Systematics agrees to hold Customer harmless from any claims of infringement for patent, copyright or other similar property right including misappropriation of trade secrets arising out of Customer's use of the Software licensed hereunder, provided that Customer is not in default under any of the provisions of this Agreement. Systematics will defend, at its own expense, any such claim or action.

     14.4 EXCEPT AS PROVIDED HEREIN, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

15.  LIMITATION OF LIABILITY.

     15.1 Except as specifically described in Section 7, Systematics has no obligation or liability, either express or impled, with respect to any erroneous processing attributable to any error in the Software.

     15.2 The liability of Systematics to Customer for any breach or default by Systematics of any warranty, covenant, or undertaking hereunder shall be limited to actual direct damages incurred by Customer, and in no event shall Systematics' aggregate liability exceed the license fees actually paid to Systematics by Customer hereunder. Customer acknowledges that Systematics is not and shall not be liable for any special, indirect, incidental or consequential damages suffered by Customer or demand made against Customer by any third party. Additionally, the liability of Customer to Systematics for any breach or defult by Customer of any warranty, covenant or undertaking hereunder (except for damages resulting from a breach of Sections 4, 5 or 6) shall be limited to actual direct damages incurred by Systematics and Customer's aggregate liability for such breach shall not exceed the license fees actually paid to Systematics by Customer hereunder, except for damages resulting from a breach of Sections 4, 5, or 6.

16.  TAXES.

     Customer agrees to pay all taxes levied by a duly constituted taxing authority against or upon the Software or its uses, or arising out of this Agreement, exclusive, however, of taxes based on Systematics' income, which taxes shall be paid by Systematics. Customer agrees to pay any tax for which it is responsible hereunder, which may be levied on or assessed against Customer directly, and, if any such tax is paid by Systematics, to reimburse Systematics therefor, upon receipt by Customer of proof of payment reasonably acceptable to Customer.

17.  EXCUSABLE DELAY.

     In the event of any delay caused by force majeure or other cause beyond the control of the parties, performance items called for by this Agreement shall be extended to the extent reasonably necessary under the circumstances.

18.  ASSIGNMENT.

     No party may sell, assign, convey, or transfer, by operation of law or otherwise, this license or any of such party's rights or obligations hereunder without the prior written consent of the other party. Provided, however that Customer may assign the license or any of Customer's rights and obligations hereunder to Customer's parent or subsidiary or in the event of a purchase of all of Customer's capital stock or substantially all of Customer's assets which result in a merger in which Customer is not the surviving entity, Customer may assign this Agreement to the surviving entity; however, the Software may not be used to process beyond the scope of the processing regularly being done by Customer with the Software immediately prior to such merger or assignment. In any event, Systematics may refuse assignment to a competitor of Systematics. This Agreement shall be binding upon the parties, their successors and assigns.

 19. GOVERNING LAW AND LIMITATION OF ACTION.

     This Agreement and performance hereunder shall be governed by the laws of the State of Arkansas. Customer agrees that the jurisdiction and venue of any action arising under this Agreement shall be concurrently and exclusively in the state or federal courts located in Pulaski County, Arkansas, and Los Angeles County, California and specifically waives any other choice of venue.

20.  CONFIDENTIAL AGREEMENT.

     No copy of this Agreement, nor any information relating to the Agreement or discussions, negotiations, terms or conditions related to this Agreement, may be shared with any third party, except by reason of legal, accounting, or regulatory requirements, without prior written permissions of the parties hereto.

21.  ADVERTISING OR PUBLICITY.

     Neither party shall use the name of the other in media advertising or publicity releases of any sort without securing the prior written consent of the other.

22.  EMPLOYMENT.

     Neither Customer nor Systematics will offer employment to any employee of the other without the prior written consent of the other.

23.  ENTIRE AGREEMENT.

     This Agreement, together with all attachments and amendments, constitutes the entire agreement between the parties and supersedes all prior understandings, either written or oral between them. Each provision of this Agreement is severable and shall be stricken in the event the provision is void, voidable, or unenforceable.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Commencement Date by their duly authorized representatives.

SYSTEMATICS FINANCIAL SERVICES, INC.          FIDELITY FEDERAL

By:    /s/ RICHARD G> WILDUNG                 By:    /s/ GREGG A. JOHNSON
       -----------------------                       -----------------------
Name:    Richard G. Wildung                   Name:     Gregg A. Johnson
       -----------------------                       -----------------------
          (type or print)                                (type or print)

Title:  Senior Vice President                 Title:  Senior Vice President
       -----------------------                       -----------------------

Date:     10/31/91                            Date:      10/31/91
       -----------------------                       -----------------------

                                   EXHIBIT A
                 INVESTMENT CHARTER SOFTWARE LICENSE AGREEMENT

     Listed below are the Systematics Software Systems to be licensed to Customer under the Investment Charter Software License Agreement. All systems are VSE operating system versions.

                                                         System
                                                       Designator
     ** Advanced Loan System - Consumer                    AM
        Certification Tracking System                      HX
     ** Customer Information File System                   CF
        Customer Service Management Systems                CM
        Customer Statement Relationship Pricing System
     ** Demand Deposit System                              IM
     ** Extended Application Architecture                  SA
        Item Reconciliation                                IR
     ** Intersystem Transfer System                        IT
     ** Loan Collections                                   KO
     ** Mortgage System                                    RE
        Profitability Analysis                             PS
     ** Savings/Time System                                ST
      * Systematics Information Management System          IS
        Tax Reporting System                               TX
     ** Transaction Delivery System                        TS
        Warehouse Window                                   WW

  * Certain use restrictions apply to these Micro-based Software Systems as stated in Section 11 herein.

 ** Major System

*** By its acceptance hereof, Customer agrees that these systems are base systems which Customer expects to modify for execution in its specific terminal and network environment.

Computer Based Training:

    Module                                Annual Usage Fee
Systems Architecture
General Banking                             [CM]
Transaction System
Introduction to Deposit Systems

Installation Site Address:

     4565 Colorado
     Glendale, CA 91209-1631

Backup Site Address:

        N/A

                                   EXHIBIT B

                           NON-DISCLOSURE AGREEMENT

     THIS NON-DISCLOSURE AGREEMENT ("Non-Disclosure Agreement") is made and entered into by and among ___________________ ("Customer"), SYSTEMATICS FINANCIAL SERVICES, INC. ("Systematics") and ______________________ ("Consultant").

                                  WITNESSETH:

     WHEREAS, Systematics has developed and owns software packages and related manuals and other documentation and materials, ("Software") more specifically described in an Agreement between Systematics and Customer dated as of ____, 1989 ("Agreement");

     WHEREAS, Customer and Consultant have entered into an agreement pursuant to which Consultant will provide programming and/or consulting services to Customer; and

     WHEREAS, Systematics is unwilling to permit Consultant to have access to the Software unless Consultant and Customer enter into this Agreement to protect the confidentiality of, and Systematics' proprietary rights to, the Software;

     NOW, THEREFORE, the parties agree as follows:

     In this Agreement, the following shall have the meanings shown:

     1.  (a) "Customer" means __________, ___________, __________, its successors and assigns, and any of its present or future subsidiaries, or organizations controlled by, controlling or under common control with it.

         (b) "Consultant" means ___________, ____________, ____________, its successors and assigns, and any of its present or future subsidiaries, or organizations controlled by, controlling or under common control with it.

         (c) "Systematics" means Systematics Financial Services, Inc., Little Rock, Arkansas, its successors and assigns, and any of its present or future subsidiaries, or organizations, controlled by, controlling or under common control of it.

     2. Customer and Consultant acknowledge that the Software and all documentation, modifications, supplements, or alterations thereto (collectively referred to "Systematics Property") are owned by Systematics, that neither legal nor equitable title to the Systematics Property passes to Customer or Consultant under the terms of the Agreement or this Non-Disclosure Agreement, that the Systematics Property constitutes a valuable asset and trade secret of Systematics, and that any information with respect thereto is confidential. Accordingly, Customer and Consultant agree as follows:

         a. Customer and Consultant shall exercise best effort to prevent the duplication, reproduction, or copying of the Systematics Property or any information related thereto, or otherwise make available for any purpose, whether gratuitously or for consideration, the Systematics Property or any part thereof or any information pertaining thereto, to any person or entity whatsoever (other than employees of Customer or Consultant for use by them solely for the benefit of Customer).

         b. Except as contemplated hereby, neither Customer nor Consultant shall reveal to any person or entity, and shall instruct their employees and customers not to reveal to any person or entity, any information related to the design or programming of the Systematics Property, and Customer and Consultant shall take appropriate action to fulfill these obligations.

         c. Except as contemplated hereby, neither Customer nor Consultant shall offer to make available to any person or entity, any modification to the Systematics Property which may be designed by either of them.

         d. Consultant may have access to the Systematics Property for the following purposes only: ___________________________________________

         e. Consultant may have access to the following Systematics Property only: ________________________________________________________

         f. Neither Consultant nor any other third party shall have any right by virtue of this Non-Disclosure Agreement, the Agreement or any other arrangement, whether written, oral, express or implied, to operate, run, execute or otherwise deal with the Systematics Property for or on behalf of the Customer, the Consultant or any other entity.

         g. Consultant may have access to the Systematics Property under the conditions set out herein only during the following time period: ________

     3. Customer and Consultant agree that, upon the occurrence of any actual breach or threatened breach of the restrictions upon the use, sale, transfer, or dislosure of the Systematics Property contained herein, monetary damages alone may not be sufficient remedy or protection and Systematics shall be entitled to such injunctive or other equitable relief as may be deemed proper or necessary by a court of competent jurisdiction.

     4. The prevailing party in seeking to enforce any of its rights or remedies hereunder, shall have the right to collect from the losing party, all expenses incurred in connection with such enforcement, including but not limited to reasonable attorney's fees incurred in connection therewith.

     5. Customer and Consultant hereby warrant and represent that prior to the disclosure of any Systematics Property to Consultant, this agreement will be executed and become part of any agreement between Customer and Consultant.
No agreement or instrument to which any of them is a party or by which any of them is bound contains any provision which is inconsistent with this Non-Disclosure Agreement or which would inhibit the performance of their obligations as set forth herein.

                                             Client:  Fidelity Federal Bank, FSB
                                                      --------------------------
                                                    Effective Date:  May 1, 1993
                                                                     -----------



                                   EXHIBIT H

                     SYSTEMATICS DISASTER RECOVERY SERVICE


     Systematics will provide Fidelity support of the SunGard Disaster Recovery Service as described in Section 13.3 of the Agreement until it is replaced by the Systematics Disaster Recovery Service described below:

1.   TERM.

     The term of this Systematics Disaster Recovery Service shall begin on January 1, 1997 and shall be coterminous with the Agreement. If that certain SunGard Disaster Recovery Service Agreement between Fidelity and SunGard dated October 30, 1991, terminates or expires prior to January 1, 1997, then Systematics shall provide the disaster recovery service described herein as a Special Service pursuant to Section 3.3 of the Agreement.

2.   DISASTER RECOVERY FACILITY.

     2.10 ACCESS. Upon declaration of a Disaster, Fidelity may use the Disaster Recovery Facility under the appropriate class of service, upon at least six hours' notice to Systematics, for a period of up to six (6) consecutive weeks (the "Recovery Period"). Thereafter, continued use of the Disaster Recovery Facility, may be permitted except that another Subscribing Client who experiences a Disaster after Fidelity's Recovery Period shall be granted priority access to and use of the facility.

     2.20 SYSTEMATICS COMPUTER EQUIPMENT. Systematics will purchase and maintain in force maintenance agreements for the equipment described in Schedule 2.

     2.30 SYSTEMATICS COMPUTER EQUIPMENT CHANGE. Systematics may change or relocate its IBM compatible computer equipment configuration at any time upon sixty (60) days prior written notice to Fidelity.

     2.40 MULTIPLE DISASTERS. In order to reduce the possibility of a Multiple Disaster, Systematics will exercise due care and discretion in contracting with new clients to avoid geographic concentrations that would unduly increase exposure.

          In addition, no agreement will be signed with a prospective client who is currently experiencing a Disaster.

          If a Multiple Disaster occurs, more than one Subscribing Client may be granted access to the Disaster Recovery Facility. Systematics will exercise its best efforts to coordinate the activities of these Subscribing Clients.

     2.50 COMPUTER EQUIPMENT COMPATIBILITY ASSURANCE. The Data Center Staff will maintain records of the Data Center computer equipment sufficient to identify any differences which could affect successful processing, and will promptly notify Systematics' Disaster Recovery Department of any change which may do so. The Data Center Staff will maintain documentation for resolution of such differences in the event of a Disaster. Systematics will provide Fidelity with one (1) copy of the Systematics Disaster Recovery Services Users Guide to assist Fidelity in the understanding and use of the services provided herein.

          Fidelity will direct the Data Center Staff to conduct a test annually in the Disaster Recovery Facility. Each test should be an analysis of compatibility consisting of Fidelity's operating system, applications, and communications software sufficient to achieve the pre-established mutually agreeable objectives. The test should be planned for completion within the test time allocation specified in Schedule 2, although extra time may be authorized by Systematics if unforeseen problems occur and there is a reasonable expectation of solution within the time extension. Fidelity will submit the request for an annual test to Systematics using forms and procedures established. Systematics will schedule the test on a mutually agreeable date. Data Center personnel will conduct the test with the assistance of Systematics staff, as necessary.

     2.60 NON-DISASTER USE. The Disaster Recovery Facility will be used by Systematics for development and internal accounting, and for testing of other Subscribing Clients. During any Recovery Period, a Subscribing Client who has declared a Disaster shall take priority over all such use and may preempt Fidelity's test and use of associated services.

3.   DISASTER RECOVERY PLAN.

     Fidelity will assist the Data Center Staff in converting the SunGard Disaster recovery procedural plan to a specific Systematics written plan for dealing with its data processing needs during a Disaster (the "Disaster Recovery Plan"). A current copy of the Disaster Recovery Plan shall be retained by Fidelity at its operating facility, at an offsite backup location, at the Data Center, and at Systematics' Disaster Recovery Facility.

4.   SYSTEMATICS AND FIDELITY RELATIONSHIP.

     4.10 PERSONNEL. Data Center Staff with appropriate levels of authority shall be temporarily located at the Disaster Recovery Facility during all Recovery Period processing to perform all Fidelity operations functions. In addition, to the extent that Fidelity has responsibility under the Agreement, Fidelity agrees to provide the necessary supplies and personnel (at the Disaster Recovery Facility or at Fidelity's facility, as required) to perform said functions.

     4.20 ADDITIONAL SYSTEMATICS PERSONNEL. Fidelity agrees to pay the amounts normally charged to Systematics' Similarly Situated Customers for all services performed by Systematics that are not otherwise provided for in the Agreement.

     4.30 PROCESSING FREQUENCY. This Systematics Disaster Recovery Service does not guarantee that all applications will be processed as frequently during the Recovery Period as they are processed under the Agreement. The applications processed will be consistent with the priorities set forth in the Disaster Recovery Plan.

     4.40 TIME OF PERFORMANCE. Systematics will use diligence to provide the data processing services set forth in the Agreement at the times required therein. Fidelity acknowledges, however, that the circumstances of a Disaster are likely to adversely impact Systematics' time of performance and that the provisions of the Time of Performance section of the Agreement shall continue to be applicable during the Recovery Period.

5.   SERVICE LEVELS.

     5.10 BASIC COVERAGE. The basic coverage under this Systematics Disaster Recovery Service provides for access to the Disaster Recovery Facility under the Class of Service indicated in Schedule 1.

     5.20 PLANNING SERVICE. Planning services, to assist Fidelity in fulfilling the requirement for a Disaster Recovery Plan under Section 4 of this Systematics Disaster Recovery Service, are provided under the terms and conditions of Schedule 3.

     5.30 SHELL FACILITY. Access to and use of the Shell Facility are provided under the terms and conditions of Schedule 4.

     5.40 ONLINE. Availability of local terminals at the Disaster Recovery Facility is provided as shown in Schedule 2. Backup of Fidelity's online circuits, if any, is provided under the terms and conditions of the Schedule 5 for Dialup Analog Kits.

     5.50 REMOTE TERMINAL CLUSTER. Availability of a remote terminal cluster, if any, is provided under the terms and conditions of the Addendum For Remote Terminal Cluster.

6.   FEES.

     6.10 PARTICIPATION FEE. Fidelity will pay the applicable monthly participation fees for the Class of Service indicated in Schedule 1. Included in the Monthly Base Charge paid by Fidelity is a credit equal to the Class 6A Participation Fee, as set forth in Schedule 1 as such credit amount may be adjusted from time to time (the "Base Participation Credit").

     6.20 FIDELITY COMPUTER EQUIPMENT CHANGE. Upon the installation or deinstallation of any computer equipment at the Data Center which changes Fidelity's Class of Service, Fidelity agrees to pay or receive a credit for the difference between the participation fees (whether higher or lower) for the new Class of Service and the Base Participation Credit. If Fidelity's requirements exceed the capacity of or are incompatible with the highest class of service available from Systematics, Systematics' Disaster Recovery Department. Systematics and Fidelity will then have ninety (90) days in which to resolve the capacity or incompatibility situation, which solution may include an agreement with a third party. If, after ninety (90) days from Fidelity's notice to Systematics, Systematics and Fidelity have not agreed upon a mutually satisfactory solution, either party may terminate this Systematics Disaster Recovery Service.

     6.30 FACILITY ACCESS FEE. Fidelity agrees to notify Systematics verbally and in writing of its declaration of a Disaster, and such notice shall require payment of the Facility Access Fee set forth in Schedule 1.

     6.40 FACILITY USAGE FEE. During the Recovery Period, Fidelity will also pay the hourly Facility Usage Fee described in Schedule 1.

     6.50 MISCELLANEOUS FEES. Fidelity will pay for miscellaneous Systematics services used during the Recovery Period at the rates then charged to Systematics' Similarly Situated Customers.

8.   SECURITY AND CONFIDENTIALITY.

     Fidelity agrees to observe Systematics' security procedures while using the Disaster Recovery Facility.

9.   SHARED USE.

     Fidelity acknowledges that Systematics is not liable for any loss, claim, damage or expense directly or indirectly resulting from the shared use of the Disaster Recovery Facility and related services in the event of a Multiple Disaster, except to the extent that such loss, claim, damage or expense was caused by Systematics' negligence or willful misconduct.



                     [This space intentionally left blank.]

                                   SCHEDULE 1

                                  FEE SCHEDULE

Fidelity's CLASS OF SERVICE is determined by the CPU size (in MIPS) in the Data Center. The services provided hereunder are indicated below under Class of Service. Total Monthly Participation Fees are computed below and are included in the Monthly Base Charge shown in Exhibit C.


                                                  CLASS OF SERVICE
                                   ---------------------------------------------



I.    PARTICIPATION FEES:

      Basic Service includes:
       Planning Service
       Shell Facility
      On-Line Processing:
       Dialup Analog Kits(6)
      TOTAL MONTHLY
       PARTICIPATION FEE                                [CM]


II.   FACILITY ACCESS FEE:

III.  FACILITY USAGE FEE:

      Disaster Recovery
       Facility (Clock Hour)

                                   SCHEDULE 2

                            COMPUTER EQUIPMENT LIST
                      CLASS OF SERVICE "6A" 16.1-20.0 MIPS

Quantity                Type-Model               Description
- --------                ----------               -----------

  1                     3090-180E                Processor (or Equivalent) and
                                                 the following equivalent
                                                 capacities:

  12                    3178-C30                 Terminals (Local)

  20 Volumes            3380-E                   Dual Density Disk Drives

  12 Volumes            3380-K                   Triple Density Disk Drives

  3 Drives              3420-8                   Tape Drives (1600/6250 BPI)

  12 Drives             3480                     Tape Cartridges

  1                     3725                     Communications Controller

  2                     4050                     Xerox Laser Printer
                                                 (Supplied by 3rd Party)

  1                     4245-20                  Printer (2000 LPM)

  24 Hours              Test Time                Twenty-four Wall-Clock Hours
                                                 (Non-cumulative)


                                   SCHEDULE 3

                               PLANNING SERVICES


1.  SYSTEMATICS RESPONSIBILITIES.

    Systematics agrees to provide Fidelity with four (4) copies of the hardcopy version of Systematics' generic disaster recovery plan (the "Plan"). In addition, Systematics will provide one (1) entry level copy of the PC database planning software required to create and maintain the plan. Systematics also agrees to pay the maintenance fees associated with continued use of the software. Fidelity agrees to pay any software license and maintenance fees associated with any future higher level or LAN-based release of the planning software. Systematics also agrees to provide Fidelity with updates to the Plan and planning software as they are developed. Systematics will offer a Disaster Recovery Planning Workshop (the "Workshop") on a regular basis, to assist Fidelity planners in contingency planning techniques. Fidelity may send no more than four (4) people to the Workshop. Systematics will publish a list, at the beginning of each calendar year, of projected dates for the proposed Workshops, but reserves the right to cancel or reschedule workshops as appropriate.

2.  FIDELITY RESPONSIBILITIES.

    Fidelity, with assistance from Systematics Data Center personnel, agrees to customize the Plan to fulfill Fidelity's own requirements and to incorporate appropriate updates that Systematics may supply from time to time. Fidelity also agrees to exercise its best effort in taking advantage of planning Workshops and other planning aids as appropriate to Fidelity's requirements. Fidelity furthermore acknowledges that the Plan is confidential and proprietary material and will be returned to Systematics upon expiration of this contract.

                                   SCHEDULE 4

                                 SHELL FACILITY


1.   SYSTEMATICS DISASTER RECOVERY SHELL FACILITY.

     1.10 ACCESS AND UTILIZATION. Upon declaration of a Disaster, Fidelity will have access to the Shell Facility for a period of up to nine (9) months (the "Extended Recovery Period"). In the event of a Multiple Disaster, more than one Subscribing Client may be granted access to the Shell Facility pursuant to Section 2.40 of this Exhibit H. Systematics may utilize the facility if a Disaster occurs in any of its own data centers.

     1.20 COMPUTER EQUIPMENT. No computer equipment will be installed prior to the Recovery Period. The party responsible for providing the equipment in the Data Center pursuant to the Agreement will be responsible for procurement, shipment and installation of all required equipment following the declaration of a Disaster.

     1.30 SPECIFICATIONS. The Shell Facility consists of 17,500 sq. ft. of space, including 4,500 sq. ft. of raised floor area. Air conditioning capacity is 600,000 BTU/HR, electrical capacity is 160KVA. There are 200 telephone pairs into the building, with 20 pairs active. The remaining non-raised floor area consists of office and storage space for Fidelity use. Fidelity will pay the fee prescribed in Schedule 1, for the amount of space actually used by Fidelity during the Extended Recovery Period.

2.  PERSONNEL.

    Data Center Staff with appropriate levels of authority shall be temporarily located at the Shell Facility during the Extended Recovery Period to perform all Fidelity operations functions. A Systematics representative will be present while Fidelity personnel are occupying the Shell Facility. To the extent that they are available, qualified Systematics personnel may be assigned to augment Fidelity's staff at the rates referenced in Section 6.30 of this Exhibit.

3.  TERMINATION.

    Systematics may terminate this Schedule 4, without the termination of the Systematics Disaster Recovery Service and other schedules upon ninety (90) days prior written notice to Fidelity. Should this service be supplanted by another form of service which is useful to Fidelity, Fidelity will be afforded priority to subscribe to the new service. If Systematics terminates this Schedule 4 then Fidelity may at its option terminate this

    Exhibit H and receive a reduction in the Monthly Base Charge for the duration of the Terms of the Agreement equal to the Base Participation Credit.



                     [This space intentionally left blank.]

                                   SCHEDULE 5

                               DIALUP ANALOG KITS


1.  RESPONSIBILITIES OF THE PARTIES.

    Systematics will provide up to six (6) dial backup modem kits, and a sufficient number of dial telephone lines to accommodate the kits provided. Fidelity agrees to provide all other hardware, including compatible modems, communications links and any necessary software to utilize this service. Systematics will ship the kits to Fidelity's designated locations as soon as possible after Fidelity declares a Disaster. Fidelity agrees to pay the prices that are current at that time to lease or purchase all such equipment and to bear all shipping, installation, and telephone usage charges. Fidelity also acknowledges that response times may be greater than those experienced during normal operations.

2.  LOCATION OF ALTERNATE CONTROL POINT ("ACP").

    Fidelity will provide a location for the installation of dial backup equipment for each designated circuit. At each location, an ACP will be installed, along with a corresponding dial telephone circuit, for each Fidelity multi-point circuit to be backed up. Fidelity will notify Systematics in writing of ACP locations and of any changes as they occur.

3.  TESTING.

    Systematics hereby grants Fidelity usage of one of the kits for up to one week annually for on-line testing, in conjunction with other tests of Fidelity's disaster recovery requirements. Systematics will air-ship the on-line backup kit to Fidelity during the week prior to the test. Fidelity will install the kit per Systematics instructions and pay all shipping, installation, and telephone usage charges. Fidelity will return air-ship the kit to Systematics Disaster Recovery on the first work day following the test. Additional test time will be chargeable at the rates shown in
    Schedule 1.

                                FIRST AMENDMENT
                                       TO
                           DATA PROCESSING AGREEMENT
                                      FOR
                               MORTGAGE SERVICING

BACKGROUND
- ----------

Attached is the First Amendment to our Data Processing Agreement with Systematics Financial Services, Inc. The Amendment is to contract for certain Mortgage Processing Services to be provided through Computer Power, Inc.(CPI). CPI is a subsidiary of ALLTEL, also the parent company of Systematics.

During the negotiations for the Systematics outsourcing agreement last spring, we reached mutual agreement with Systematics over the contracting process for the mortgage servicing systems. The agreement was to contract through Systematics for mortgage processing services to be provided by CPI, versus contracting directly with CPI. This was a very significant gain, as it would allow Fidelity Federal to utilize the contract leverage we have with our Systematics DP Agreement with a service to be provided by an affiliated company.

The negotiation team for the mortgage servicing contract addendum was as follows:

        Gregg A. Johnson       FFB Chief Information Officer
        Godfrey B. Evans       FFB General Counsel
        W. C. Taylor           FFB Loan Administration
        Ronald G. Drake        FFB EDP Auditor
        David L. Hayes         Gibson, Dunn, & Crutcher

The financial analysis for the costing of the mortgage servicing system from CPI was included, as part of the overall costs for Data Processing services, as indicated in the April 28, 1993 board recommendation for the Systematics Agreement.

SCOPE OF SERVICES
- -----------------

CPI Mortgage Servicing Package(MSP) provides for the complete servicing for all Mortgage loans including:

        Customer Service
        Escrow Management
        Payment Processing
        Default Management
        Investor Reporting
        Management Reporting

CPI provides processing services for over 13 million loans totaling $932 billion of principal balances. They provide services for 43 of the largest 100 savings institutions and 49 of the 100 largest commercial banks.

The services are provided through a satellite network to the CPI data center in Jacksonville, Florida in conjunction with our data center in Glendale. The Fidelity personnel have access through their terminals to both data centers. Fidelity also has a daily updated copy of the loan master files for further local access.

CONTRACT ADDENDUM HIGHLIGHTS
- ----------------------------

Since the addendum is part of our Systematics base agreement, only the terms stated in the addendum would override the base agreement.

Pricing is bundled for the basic services of processing, report creation, on-line access, information storage, and standard system enhancements. Monthly charges for loans processed are volume tiered and would range between $[CM] for the first [CM] loans, $[CM] for the next [CM], $[CM] for the third [CM] and so on. For example, if Fidelity reaches [CM] loans serviced we would be paying $[CM] per loan.

Future price increases are tied to the same Consumer Price Index, as the base agreement.

Performance penalties are included for the CPI services of on-line availability, terminal response time and daily update schedules.

Addendum administration, governance, and a multi-tiered dispute resolution mechanism are provided through the Systematics base agreement.

Disaster Recovery Services are annually tested and provided for by CPI.

CONVERSION
- ----------

The conversion to the CPI system was completed on October 31, 1993.

                                FIRST AMENDMENT
                                       TO
                           DATA PROCESSING AGREEMENT

     This First Amendment ("First Amendment") is effective as of the 31st day of October, 1993 ("Amendment Effective Date") and amends and supplements that certain Data Processing Agreement ("Agreement") dated as of May 1, 1993 by and between FIDELITY FEDERAL BANK, a Federal Savings Bank ("Fidelity") and SYSTEMATICS FINANCIAL SERVICES, INC. ("Systematics").

                              W I T N E S S E T H:

     WHEREAS, Fidelity desires to obtain mortgage processing; and

     WHEREAS, Systematics is willing to provide such mortgage processing pursuant to the terms and conditions set out herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:


     1. The Agreement is amended to add Exhibit I in its entirety as attached to this First Amendment.

     2. All warranties, covenants and undertakings of Computer Power, Inc. in the attached Exhibit I shall be, as between Systematics and Fidelity, deemed to be warranties, covenants and undertakings of Systematics.

     3. All terms and conditions of the Agreement not amended herein remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this First Amendment by their duly authorized representatives as of the Amendment Effective Date.

SYSTEMATICS FINANCIAL                FIDELITY FEDERAL BANK, a Federal
SERVICES, INC.                       Savings Bank
By:    /s/ CLIFFORD E. NEWKIRK        By:    /s/ GREGG A. JOHNSON
       -----------------------               --------------------

Name:  Clifford E. Newkirk            Name:  Gregg A. Johnson
       -----------------------               --------------------

Title: Sr. V. P.                      Title: Sr. V. P. & CIO
       -----------------------               --------------------

Date:  November 30, 1993              Date:  November 22, 1993
       -----------------------               --------------------

                                   EXHIBIT I

                              MORTGAGE PROCESSING
               (THIS EXHIBIT RELATES TO MORTGAGE PROCESSING ONLY)


Systematics will provide, through subcontract with Computer Power, Inc. ("CPI"), mortgage processing as set out herein.


1.   DEFINITION OF PROCESSING SERVICES
     ---------------------------------

     The Software Systems ("Software" or "System") referred to by this Mortgage Agreement are a series of computer programs employed by CPI to perform electronic data processing ("EDP") services for Fidelity as described in the Documentation, as defined below. CPI's Documentation User Manuals ("Documentation") for the Software are incorporated herein by reference as a definition of the functions of the Software.

2.   INPUT/OUTPUT SERVICES
     ---------------------

     2.1  INPUT.  Fidelity shall perform the data entry requirements from items
          ------
          of original entry (which items remain in the possession of Fidelity). Fidelity shall create the input data and Fidelity and/or Fidelity's Agent will transmit the input data required by each System, as defined in the Documentation, to CPI's computer facilities in Jacksonville, Florida via satellite or some other mutually agreed upon method of data transmission. Input data is to be received by CPI each business day, or other processing frequency as required, at a mutually agreed upon time. Fidelity shall be responsible for verification of the data transmitted and for the release of the data to CPI for processing.

     2.2  OUTPUT.  CPI will process the data using the Software and will have
          -------
          the output available to allow the Fidelity to begin to print the output data at Fidelity's location at a mutually agreed upon time. CPI will use its best efforts to complete the processing and transmission of Fidelity's data on schedule, provided Fidelity has transmitted and released its input in accordance with paragraph 2.1 of this Mortgage Agreement.

     2.3  REJECTED TRANSACTIONS AND SYSTEM BALANCING.  Fidelity shall correct
          -------------------------------------------
          and resubmit all transactions rejected by the Software and Fidelity shall be responsible for reconciling and adjusting differences in batch control totals which result from rejected transactions and/or erroneous control totals. Fidelity is responsible for the system balancing on a daily basis.

     2.4  REASONABLE CARE. Fidelity agrees to exercise reasonable care in the
          ---------------
          use of each service. "Reasonable care" includes, but is not limited to avoiding the scheduling of certain reports and producing large volumes of output data at month end peaks. Certain reports identified in the Documentation have been blocked in the Software System from being produced during peak cycles.

3.   ON-LINE SERVICES
     ----------------

     3.1  DESCRIPTION AND AVAILABILITY OF SERVICES.  CPI agrees to provide to
          -----------------------------------------
          Fidelity on-line access to information contained in Fidelity's mortgage master, history, and certain utility files from terminals located in Fidelity's office(s). The Documentation lists the inquiry displays and the primary data entry menus to be provided by CPI. The On-Line Systems access Fidelity's files through the CICS telecommunication facility. The data entered by Fidelity is verified using logic tests. Errors found in the data are immediately displayed to Fidelity for correction. These On-Line services shall be available at the times specified in Addendum I Schedule A attached to this Exhibit. CPI shall put forth its best efforts to maximize the availability of the On-Line Systems during the times specified in Schedule A and in accordance with Section 15.2. Data accepted by the On-Line System generates transactions which are stored on CPI's host computer. This transaction file serves as an input file for the Fidelity's update processing run. The On-Line System includes on-line or printed documentation for every screen in the System. Instructions for operating the Software and for entering transactions are included therein.

     3.2  ERROR CORRECTION.  CPI shall use its best efforts to minimize rejects
          -----------------
          due to program logic errors. The On-Line Systems also contain an on-line interrogation feature. Fidelity realizes that CPI will have no control over Fidelity transactions affecting the same loan number within the same processing cycle or correction and resubmission of all transactions originally entered through the On-Line System and rejected by the System. Fidelity shall also be responsible for reconciling and adjusting any differences in control totals which result from rejected transactions and/or erroneous totals.

4.   TRANSMISSION SERVICE & TERMINAL EQUIPMENT

     4.1  TRANSMISSION SERVICE.  Fidelity will pay all costs for
          ---------------------
          installation/deinstallation and for the data transmission service between Fidelity's office and CPI's site. CPI shall specify and order the type of transmission service required and will bill Fidelity for those transmission services in accordance with the fees set forth on Addendum II to this Mortgage Agreement. In the event Fidelity relocates its service center, Fidelity shall be responsible for the cost of deinstalling at Fidelity's old site and for reinstallation of such transmission service at Fidelity's new site. Should Fidelity desire to terminate the data transmission service, Fidelity shall give CPI not less than ninety
          (90) days written notice, unless such service is provided by a third party in which case the notice shall be given in accordance with termination provisions of the Mortgage Agreement with such third party. Fidelity shall be responsible for any deconversion costs of such transmission service at the time of termination of such service.

     4.2  COMMUNICATION DEVICES.  The communication link, either satellite or
          ----------------------
          terrestrial, shall be specified and ordered by CPI. Such devices will be leased in CPI's name or owned by CPI. CPI, in turn, will bill Fidelity for such devices located in Fidelity's office(s). Should Fidelity desire to terminate the devices, Fidelity shall give CPI not less than ninety (90) days notice.

     4.3  TERMINAL AND PRINTING EQUIPMENT.  CPI will specify the type of
          --------------------------------
          terminal, controller or printer equipment to be used by Fidelity. Fidelity may use its most cost effective or efficient method for acquiring the equipment specified by CPI.

     4.4  TRANSMISSION PROBLEMS.  CPI shall use its best efforts in isolating
          ----------------------
          data transmission problems and obtaining service from the terminal hardware vendors and/or communication carriers. In situations where data transmission is rendered impossible by virtue of equipment failure at CPI's site, CPI agrees to print such data and ship to Fidelity at the expense of CPI. In the event of inability to transmit because of the communication carrier, the cost to print and ship will be borne equally by CPI and Fidelity. In the event of equipment failure at Fidelity's site which is not caused by Fidelity, Systematics shall pay all printing and shipping costs.

     4.5  SHIPMENT OF OUTPUT.  In situations where it is more economical for
          -------------------
          Fidelity to have input/output functions performed at CPI and to ship the output to Fidelity, the cost of such functions including postage and/or freight incurred to ship output media to Fidelity are billable to Fidelity at CPI's standard rates for Optional Processing and Support Services as shown in Addendum II.

5.   BASIC PROCESSING CHARGES
     ------------------------

     5.1  BASIC MONTHLY CHARGES.  In consideration for processing its data using
          ----------------------
          the Software, Fidelity agrees to pay a monthly charge and fee according to the Schedules contained in each of the Addenda attached hereto, but in no case less than the minimum monthly charge set forth in the Schedules. The Basic Processing Charges described in Section 2 of Addendum I will be adjusted in accordance with Section 7 of Exhibit C to this Agreement. [CM]

          [CM] Any increases exceeding these limits shall be creditable to Client for the period in which such increases are not permitted pursuant to these limitations and shall be reflected on the next invoice.

     5.2  SOFTWARE MODIFICATIONS.  The basic processing charges are for computer
          -----------------------
          processing and for other services as described in Addendum I, Article
          2. hereto. All reports described in the Documentation and processing provided by the standard Software System are available to Fidelity as of the date of conversion. Custom or special modifications of the Software are available to Fidelity upon specification of the nature of such modification and payment of fees to be negotiated between Fidelity and CPI for each such modification.

     5.3  CROSS DOMAIN, RFUF.  Fidelity shall not be charged for the following
          -------------------
          items set forth in Addendum II which do not apply to Fidelity's cross domain environment:

          Item #    Item Name
          ------    ---------

          1.a.1.    PC RJE System or MICRO Based Systems
          1.d.1.    Point to Point Leased Line Support (per Line)
          1.d.2.    Multi-drop Branch Office Support (each Branch)
          1.d.3.    RJE/3270 On-Line (per Controller or Emulator)
          3.a.      Central processing unit:  IBM 9021-962
          3.b.      3380 disk/input/output
          3.c.      Magnetic tape drive
          3.d.      Formatted Microfiche tape or disk output
          3.e.      Laser Printing (Non-Special Forms)
          4.a.      Stock Forms, 15 lb. greenbar paper
          4.d.      Microfiche

          RFUF.  Fidelity shall not be charged for the following items set forth
          -----
          in Addendum II which do not apply to Fidelity while utilizing RFUF:

          Item #    Item Name
          ------    ---------

          5.b.      MSP Loan Master File Copy

          BUNDLED PRICING.  Fidelity shall not be charged for the following
          ----------------
          items set forth in Addendum II.

          Item #    Item Name
          ------    ---------

          2.1.      Monthly Client Telephone Support

     In the event Systematics or Fidelity requires services which utilize any of the aforementioned items, Systematics will be billed and shall pay the then current rate for such services.

6.   OPTIONAL PROCESSING AND SUPPORT SERVICES
     ----------------------------------------

     From time to time, Fidelity may elect to use CPI's input/output functions, such as data entry, printing, microfiche, special computer usage for Easytrieve, consulting, etc. These services will be billed to Fidelity in accordance with the Schedule of Optional Processing and Support Services as shown in Addendum II. Supplies, including rental charges for tapes and disks dedicated to the storage of Fidelity's data, Fidelity's usage of CPI's electronic mail communication system known as "CIMON", will also be charged according to CPI's Optional Processing and Support Services as shown in Addendum II. CPI's Optional Processing and Support Services, as described in Addendum II, may be modified from time to time upon thirty
     (30) days written notice to Fidelity.

7.   PROGRAM MODIFICATIONS
     ---------------------

     7.1  CUSTOMIZED MODIFICATIONS.  Report contents and processing logic in the
          -------------------------
          Software may be modified from time to time. Fidelity may initiate such modifications by either defining the desired change on a System Service Request ("SSR") and submitting the SSR to CPI or submitting the request in writing containing the same information as required on an SSR. CPI will review the SSR or written request and return it to Fidelity with a fixed price, which will include the cost of the programming definition, programming, testing, installation and documentation. If Fidelity wishes to proceed with the programming and installation of the modification, Fidelity will execute the SSR or written request, approving the fixed price indicated and return it to CPI for implementation. CPI's 850 Report ("Mortgage Servicing Client Project Inventory") will identify all approved SSRs or written requests to be invoiced to Fidelity.


     7.2  STANDARD ENHANCEMENTS.  Based on changes to government regulations,
          ----------------------
          tax laws, mortgage industry and mortgage agencies' needs, as well as to increase the efficiency of the System, CPI will issue, usually each month, standard enhancement changes which are included as part of the Basic Processing Charges described in Addendum I, Article 2.

8.   AUTHORIZED EMPLOYEES
     --------------------

     Fidelity shall designate in writing to CPI within thirty (30) days of the date hereof and when requested by CPI from time to time, employees who are authorized to contact CPI support personnel, to release input data or request reports, to approve System Service Requests (SSRs) and to authorize other requests for services under this Mortgage Agreement. CPI may rely on the actions and representations of such authorized employees without performing any further investigation or confirmation. Fidelity shall be bound by all agreements both written and verbal, except to the extent required to be in writing hereunder, entered into between CPI and such authorized employees.

9.   OWNERSHIP AND CONFIDENTIALITY
     -----------------------------

     Systematics acknowledges that the Data (as defined below) is and remains the sole property of the Fidelity, and agrees to take and to cause CPI to take all such reasonable measures as may be necessary to protect the confidentiality of such.

     Fidelity acknowledges that the Software and all information, programs, documentation and assistance concerning it are the sole property of CPI, and that they constitute the valuable proprietary products and trade secrets of CPI embodying substantial creative efforts, ideas and expressions. Fidelity further agrees to observe complete confidentiality regarding all aspects of the Software, including without limitation agreeing not to disclose or otherwise permit any other person or entity access to, in any manner, the Software or any part thereof, except that such disclosure or access shall be permitted to an employee of Fidelity requiring such access in the course of employment, for auditing purposes by independent certified accountants, to consultants, agents or service providers, or for complying with applicable governmental laws, regulations or court orders. In situations of disclosure or access permitted by the terms of this paragraph, Fidelity will cause the party granted such access (except for employees of Systematics or Fidelity and Office of Thrift Supervision and Fidelity's accountants, Deloitte and Touche) to execute and deliver a confidentiality and non-disclosure agreement in form and
     substance acceptable to Systematics.   CPI will advise all parties that
     have access to the Software but are not required to sign non-disclosure agreements hereunder that such is subject to the provisions of this Section and secure their agreement to protect the confidentiality of any such information received. Provided, however, in no event shall any information regarding the Software be provided to any competitor of Systematics or CPI. Upon termination of this Agreement, Fidelity agrees to return the Software and all parts thereof, to destroy any copies made by Fidelity, and to certify to Systematics in writing that it has returned or destroyed all parts of the Software.

     Systematics acknowledges that the Data is the sole property of Fidelity, and that it constitutes valuable proprietary information. Systematics further agrees to observe complete confidentiality regarding all aspects of the data, including without limitation agreeing not to disclose or otherwise permit any other person or entity access to, in any manner, the data or any part thereof, except that such disclosure or access shall be permitted to an employee of CPI or Fidelity's requiring such access in the course of employment, for auditing purposes by independent certified accountants, to consultants, agents or service providers, or for complying with applicable governmental laws, regulations or court orders. In situations of disclosure or access permitted by the terms of this paragraph, Systematics will cause the party granted such access to execute and deliver a confidentiality and non-disclosure agreement in form and substance acceptable to Fidelity. Upon termination of this Agreement, Systematics agrees to cause CPI to return the Data and all parts thereof, to destroy any copies made by CPI or Systematics, and to certify to Fidelity in writing that it has returned or destroyed all parts of the Data.

     All Data stored by CPI's system remains the property of Fidelity. At the request of Fidelity, Systematics shall cause CPI to transfer the Data to Fidelity at no additional fee and despite the existence of any dispute between the parties.

     For the purposes of this section, "Data" shall mean all data and information belonging to Fidelity and designated by Fidelity as confidential and transmitted to CPI, however communicated or stored.

10.  DOCUMENTATION AND REVIEW OF INTERNAL CONTROLS OF CPI
     ----------------------------------------------------

     Systematics will cause CPI, annually throughout the term of this Agreement, to engage an independent certified public accounting firm to conduct an audit of CPI's operations, internal controls and accounting procedures and Systematics will provide Fidelity (and the District Director of the OTS if applicable) at no charge with one (1) copy of the Documentation and Review of Internal Controls ("Third Party Review") prepared by such accounting firm each year. The Third Party Review is a review of CPI's internal procedures, and is not intended in any way to replace or substitute Fidelity's internal annual review of its own operations.

11.  STORAGE OF DATA FILES
     ---------------------

     11.1 Off-Site Storage. Systematics will cause CPI to provide off-site storage for Fidelity's data files so that they can be reconstructed (at no additional fee to Fidelity) in the event of loss or destruction of Fidelity's processing files at CPI's data center. Such off-site storage will be in accordance with the guidelines set forth in CPI's Third Party Review.

     11.2 Data Retention. The standard schedule for annual cycle data files is three (3) years after payoff. Fidelity may request Systematics to increase the retention schedule for Fidelity's data files for a period of up to seven (7) years by giving Systematics written notice, subject to Systematics' charges for such service. Fidelity may either request Systematics to store the data tapes or to send them to Fidelity for storage under Fidelity's control.

12.  SECURITY
     --------

     The System provides Fidelity with built-in security through initial access and through submenus. Fidelity is responsible for the initial setup of security levels and security codes as well as for the ongoing maintenance of security codes and security levels within the system. Fidelity agrees at the time this Mortgage Agreement is executed to identify in writing to CPI the person who is responsible for the initiation and maintenance of the security controls within the System.

13.  DISASTER RECOVERY
     -----------------

     At all times during the term of the Mortgage Agreement, Systematics agrees to cause CPI to maintain an adequate disaster recovery plan so that the critical batch and on-line functions provided under this Mortgage Agreement can be performed from an alternate site within seventy-two (72) hours of interruption of service. Systematics also agrees to cause CPI to perform a comprehensive test of the "hot site" at least once annually and will provide Fidelity evidence of same at CPI's facilities. CPI's Disaster Recovery Plan is available for review by Fidelity at CPI's facilities.

     Systematics will cause CPI to provide backup for its computer facilities at all times during the term of this Agreement, including an Uninterruptable Power Supply (UPS) with diesel generators to backup the electrical power, to keep Fidelity's critical batch and on-line functions operational within the guidelines set forth in CPI's Third Party Review. In the event of a disaster at CPI's facilities in which its UPS and diesel generators are deemed inoperable, Systematics will cause CPI to transfer processing to its backup site (hot site) in a reasonable time frame after a disaster per CPI's Disaster Recovery Plan. Systematics warrants that the procedures set forth in the Disaster Recovery Plan are true and correct and that Systematics will, during the Original and any Extended Term of this Exhibit, maintain at least the same level of Disaster Recovery standards as currently exist in such Plan.

14.  WARRANTIES
     ----------

     Systematics represents and warrants that the mortgage loan processing performed by the System conforms to the specifications set forth in the Documentation. Systematics further represents and warrants that the System was developed by CPI for its own use, and that CPI and Systematics have all the necessary rights to use such System to provide mortgage loan servicing to Fidelity under the terms of this Exhibit, and that Fidelity has the right to use the System as described herein, including without limitation, for on-line processing of Data. Systematics, at its own expense, shall indemnify and hold harmless Fidelity, its parent, divisions, subsidiaries, affiliates or assignees, and their directors, officers, employees and agents and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including attorneys' fees, to the extent that it is based upon a claim that the CPI System, or any aspect thereof used hereunder, including without limitation Fidelity's on-line access and use of the System, infringes or violates any patents, trademark, copyrights, trade secrets or other proprietary rights of any third party provided Fidelity promptly provides Systematics with written notice of any claim which Fidelity believes falls within the scope of this paragraph. In the event that the CPI System or any portion thereof is held to constitute an infringement or its use is enjoined, Systematics shall, within two (2) business days from loss of use by Fidelity of the System, and at Systematics' expense, do one of the following as Systematics may choose in its reasonable discretion: (i) modify the infringing portion, without impairing in any material respect its functionality or performance, so that the product is no longer infringing, (ii) procure for Fidelity the right to continue to use the infringing portion, or (iii) replace said infringing product with a non-infringing product which performs to Fidelity's satisfaction as well as the infringing product. If Systematics is unable to do any of the foregoing then, at Fidelity's option and written notice from Fidelity, this Exhibit I shall be terminated and Systematics will provide full reasonable assistance, at its own expense, to convert Fidelity to another service provider. Systematics further warrants that it shall use its best efforts to cause CPI to make the System conform to all changes in appropriate government regulations, tax laws, and all mortgage industry and mortgage agency related laws and regulations that are deemed necessary by CPI's User Group, industry trends, market conditions and CPI's judgment. In addition, Systematics agrees to cause CPI to continue to support, through the end of the term of this Exhibit, all reporting requirements as they exist as of the commencement date of this Exhibit of private investors which are supported by CPI as of the commencement date of this Exhibit, including those in Fidelity's current business plan which Fidelity is using or plans to begin using by year end 1993 and which are currently supported by CPI. Should the aforementioned reporting requirements change and such change is not supported by CPI's standard software released to its commercial customers in general, CPI's custom programming services are available to Fidelity to accommodate such changes. Any such services shall be ordered in accordance with Paragraph 7.1 of this Exhibit. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.  PERFORMANCE STANDARDS
     ---------------------

     15.1 REGULAR PROCESSING RESPONSE TIME.  Provided that Fidelity has
          --------------------------------
          transmitted and released its input data at the mutually agreed upon time, Systematics shall have a maximum of eight (8) hours to process such input data and make the data available to Fidelity for transmission (the "Regular Processing Cycle"). If the processed data becomes available to Fidelity after the eight (8) hours allowed for the regular processing cycle, it will be deemed to be a "Late Processing Cycle."

          Month-end Processing Response Time.  Provided that Fidelity has
          ----------------------------------
          transmitted and released its input data at the mutually agreed upon time, Systematics shall have a maximum of twelve (12) hours to process such month-end input data and make the data available to Fidelity for transmission. If the processed data becomes available to Fidelity after the twelve (12) hours allowed for the processing cycle, it will be deemed to be a Late Processing Cycle.

          Systematics shall be allowed two (2) Late Processing Cycles per month ("Force Majeure" or "Disaster Recovery" events are exempted).
          Fidelity may elect at no additional charge to have this data processed in a separate cycle or combined into Fidelity's next processing cycle.

          [CM]

          Should Fidelity not transmit the data to Systematics on time or if Fidelity does not release its data to Systematics for processing according to the mutually agreed upon schedule, Systematics will make a reasonable effort to complete processing on time for Fidelity, however, under those circumstances, Systematics does not guarantee such results.

     15.2 UPTIME AVAILABILITY.  The On-Line Systems will be available to
          -------------------
          Fidelity in accordance with the system availability times as per Addendum I, Schedule A, with a monthly average "uptime" of [CM]. If such percentage of uptime is not achieved on the average in any given month, Systematics will use its best efforts to meet such percentage in the subsequent months. [CM]

          [CM]

     15.3 RESPONSE TIME MEASUREMENT/RESPONSE TIME GUARANTEE.  "Response Time"
          -------------------------------------------------
          shall be measured from CPI's CPU to Fidelity's CPU using NETSPY or similar software. Systematics shall, on a daily basis, monitor the Response Time from CPI's CPU to Fidelity's CPU through the use of such software. The results of such monitoring shall be provided to Fidelity upon request. Fidelity shall also have the right to monitor Response Time using NETSPY (or similar software) from its own CPU. Provided Fidelity is operating the On-Line Systems according to CPI or Systematics specifications for Fidelity's usage, Systematics shall provide the following on-line system response time (the "Response Time"):

               . The daily average on-line Response Time for CICS transactions shall be five (5) seconds or less on a Cross Domain network.

          [CM] Thereafter, provided Fidelity is operating the on-line systems according to CPI or Systematics specifications for Fidelity's usage, Systematics will provide, at Systematics' cost, a consultant at Fidelity's site to investigate and analyze the problem and make appropriate recommendations. Should it be determined that the degradation in response time was due to Fidelity error or non-conformance to specifications, Fidelity shall reimburse Systematics for all costs relating to such consultant services. If after Systematics' best efforts to attempt to cure any such problem the Response Time is still not achieved, CPI, Systematics and Fidelity will promptly meet to discuss an appropriate remedy.

16.  OPTIONAL ALTERNATIVE  TECHNOLOGY
     --------------------------------

     If at any time during the Term of this Exhibit Systematics or CPI has available or offers to any of its current or prospective clients, on an optional basis, any delivery methods for systems similar to the System or portion thereof, including, without limitation, use of an alternative technology platform or architecture (the "Alternative Technology"), then Systematics shall offer such Alternative Technology to Fidelity [CM]. Systematics shall submit a proposal to Fidelity regarding the implementation of such Alternative Technology which shall include information reasonably requested by Fidelity, including without limitation, information regarding conversion, operation and logistical details of implementing such Alternative Technology along with a price for providing such Alternative Technology. If Fidelity decides to obtain the Alternative Technology, then this Exhibit shall be amended to incorporate the terms, conditions and pricing related to the Alternative Technology. Reasonable costs of conversion to the Alternative Technology shall be paid by Fidelity. [CM]

17.  REMOTE FILE UPDATE FACILITY (RFUF)
     ----------------------------------

     Systematics will make the ability to remotely update duplicate master files at Fidelity's site ("RFUF") available for Fidelity's use during the term of this Exhibit at a rate of [CM] per month based on Fidelity's portfolio size of less than [CM] loans. Should Fidelity's portfolio exceed [CM] loans, the pricing for RFUF shall be at [CM]. In addition to this monthly charge, Fidelity shall be responsible for all reasonable out-of-pocket expenses incurred by Systematics for the installation and testing of such product at Fidelity's facility.

18.  BANKRUPTCY
     ----------

     18.1 Systematics acknowledges that if Systematics or CPI, as a debtor-in-possession or a trustee in bankruptcy in a case under the Bankruptcy Code, rejects this Agreement or any agreement supplementary hereto, Fidelity may elect to retain its rights under this Agreement or any agreement supplementary hereto as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Fidelity to Systematics, CPI or the Bankruptcy Trustee, Systematics, CPI or such Bankruptcy Trustee shall not interfere with the rights of Fidelity as provided in this Agreement or any agreement supplementary hereto and shall, if requested, cause a current copy of the source code and related documentation to be provided to Fidelity.

     18.2 In the event that Systematics ceases to provide services hereunder, for any cause other than Fidelity's breach of this Agreement, or if Systematics otherwise breaches its obligations, Systematics shall furnish to Fidelity a current copy of the source code and related documentation. In addition, Systematics shall provide Fidelity with instruction on how to utilize the Software.

     18.3 Upon taking possession of the source code and related documentation for the Software, Fidelity agrees that the source code and related documentation for the Software shall be subject to the restrictions as set out herein.

     18.4 Fidelity acknowledges that the rights described in this Section 18 do not include any third party environmental software utilized to provide the services hereunder.

19.  ADDITIONAL USE
     --------------

     In the event of excessive use by Fidelity of Letter Writer and CICS options, Systematics will cooperate and work with Fidelity to reduce such excess usage. In the event of such excess usage, Systematics will meet with Fidelity at least quarterly to discuss such matters.

20.  TERMINATION OF MORTGAGE PROCESSING
     ----------------------------------

     In the event that Systematics breaches any material provision of this
     Exhibit I, Fidelity may, at its option, terminate the Services provided under without terminating the Agreement.

21.  DISPUTE RESOLUTION
     ------------------

     Any disputes arising under this Exhibit I shall be administered and resolved in accordance with Section 12 of the Agreement. Systematics will cause CPI to comply with this provision.

                                   ADDENDUM I
                MORTGAGE SERVICING PACKAGE WITH ON-LINE SERVICES


1.   DEFINITION OF MORTGAGE SERVICING PACKAGE
     ----------------------------------------

     The Mortgage Servicing Package ("MSP") referred to by this Exhibit is a series of computer programs developed by CPI and currently employed by CPI to perform EDP services for its Clients. CPI's Documentation is incorporated herein by reference as a definition of the functions of MSP. A list of the standard output reports produced by the MSP is included in the Documentation.

2.   BASIC PROCESSING CHARGES
     ------------------------

     In consideration for processing data in accordance with the MSP and for Fidelity's use of the Systems, Fidelity shall be charged and shall pay to CPI processing charges according to the following table:

     Minimum Monthly Number of Loans:                 [CM]
                                                     ------



                             LOANS         MONTHLY RATE PER
       From                   To                LOAN
      ------               --------        ----------------
        0                    10,000

      10,001                 20,000

      20,001                 30,000

      30,001                 50,000

      50,001                 75,000

      75,001                100,000             [CM]

     100,001                125,000

     125,001                150,000

     150,001                175,000

     175,001                200,000

     200,001                300,000

    This charge is to cover regular monthly and normal year-end processing. Loans which have been paid-in-full, foreclosed, or transferred to a non-affiliated company, and are

                                     A-I-1
    therefore inactive zero balance loans, will be billed to Fidelity at the rate of [CM] per loan per month for the first [CM] loans and [CM].

    The above fees cover total on-line transactions equal to a maximum of ten
    (10) transactions per loan per month. For example, if Fidelity has a processing portfolio of 10,000 loans the above fees cover up to 100,000 transactions per month. CPI shall have the right to bill Fidelity and Fidelity agrees to pay a fee as described in Addendum II, Section 3., Item
    g. for the number of transactions over and above the maximum number of transactions.


    For the fees described above, the processing service will also include the following:

    1. All documentation updates, telephone support, and enhancement videos (if applicable).

    2. All shared standard enhancements added to the MSP Software System during the term of this Mortgage Agreement. (Note: Custom charges requested by Fidelity shall be paid by Fidelity as defined by Fidelity's SSR (see Article 7) for such custom changes.)

    3. Up to one hundred (100) LetterWriter letters per each one thousand (1,000) loans per month (the "Allowable Amount"). Additional letters produced above the allowable amount will be billable as described in Addendum II.

    4. The Interest Accrual Subsystem Base monthly rate. (Note: Fidelity shall pay the installation charges for such system).

    5.   [CM]

3.  CONVERSION SERVICES

    3.1  GENERAL.  Each party agrees to use their best efforts to convert
         --------
         Fidelity's mortgage servicing portfolio. Fidelity agrees at the time this Mortgage Agreement is executed, to identify its Project Coordinator. Fidelity's Project Coordinator will be responsible for the overall conversion effort, for all communications with CPI and for identifying and authorizing conversion critical programming modifications to the MSP.

                                     A-I-2

    3.2  PROJECT MANAGEMENT AND TECHNICAL SERVICES.  CPI will provide Fidelity
         ------------------------------------------
         with specific project management and technical services during the conversion process. CPI will charge Fidelity for such services based on the attached Schedule I. Services beyond the scope of those included in such Schedule I will be billed at the CPI Optional Processing and Support Service Rates described in Addendum II. [CM]

    3.3  CONVERSION PROGRAMMING.  CPI will provide file conversion programming
         -----------------------
         to convert Fidelity's servicing portfolio from the present method of processing the data to the MSP. Fidelity will use its best efforts to see that CPI is provided with documentation and cooperation with respect to the preconverted data. CPI will be responsible for the initial loading and balancing of the files, for performing file validation tests on the converted files and for ensuring that all of the Fidelity's mortgage servicing computer files have been correctly converted to the formats required by the MSP.

    3.4  OPTIONAL CONVERSION SERVICES.  CPI provides optional conversion
         -----------------------------
         services which have been identified to Fidelity by CPI in the CPI conducted planning session. Services rendered by CPI to Fidelity will be identified and described in CPI's System Service Requests ("SSR") which acts as a "Work Order". CPI shall render Fidelity an invoice for these services within thirty (30) days from the date of completion. CPI's "850 Report" ("Mortgage Servicing Client Project Inventory") will be provided periodically to Fidelity's Project Coordinator to identify all approved SSRs to be billed to Fidelity. Conversion critical software modifications requested by Fidelity must be identified, defined and a price approved by Fidelity prior to the final conversion critical SSR due date established by CPI and Fidelity in the published conversion schedule. CPI will provide Fidelity's coordinator with a periodic report identifying all conversion critical SSRs known to CPI. CPI will not be obligated to complete software modifications requested by Fidelity by final conversion which are not received by CPI and prior approved by Fidelity or the said date in the final conversions schedule.

                                     A-I-3

                                   ADDENDUM I
                                   SCHEDULE I

                            ESTIMATED ONE TIME COSTS
                            ------------------------

I.    Mortgage Servicing Package
      --------------------------
      A.      MSP Conversion Support
              1.         Project Management
              2.         Definition/Data Mapping (4 Days)
              3.         Trial Conversion (2 Man Weeks support on-site)
              4.         Final Conversion (4 Man Weeks support on-site)
              5.         Month-end Follow up (If needed - 1 Man Week)

                                                                   Subtotal

      B.      MSP Training Support
              1.         Project Team Training/Needs Assessment (1 Week)
              2.         System Administration Training (3 Days)
              3.         Train the Trainer (3 Weeks)                             [CM]
              4.         End-User Course Development ($[CM])

                                                                   Subtotal

      C.      MSP Conversion Programming
              1.         Conversion Program, Trial and Final, Verification
                         Load and Balance, and Headers
              2.         Year-to-Date Transactions for IRS Combined Reporting
              3.         Lockbox Setup and Testing (if needed)

                                                                   Subtotal

                                       TOTAL ESTIMATED MSP CONVERSION COSTS

II.   Telecommunications And Installation Costs (IBM/Telex)
      -----------------------------------------------------

      A. Standard Installation Charge (Site survey, hardware installation and training) ($[CM]/day)
      B.      Actual Satellite Earth Station Installation (Estimate)
      C.      Freight & Shipping (Estimate)

                                                                   Subtotal

                                             TOTAL ESTIMATED ONE TIME COSTS
*****************************************************************************************

III.  Optional Programming Services
      -----------------------------
      A.      Additional Trial Conversion (if needed)
      B.      Interest Accrual Installation
      C.      General Ledger Interface
      D.      Modification and Custom Programming

                                                     TOTAL ESTIMATED OPTION
*****************************************************************************************
                          TOTAL ESTIMATED ONE TIME COSTS PLUS OPTIONAL COST

- ----------------
Note:  1.   CPI out-of-pocket expenses for travel, lodging, meals, and any applicable sales tax are reimbursed based on actual expense.
       2.   Additional on-site support, if required, will be billed at
            $ [CM] per day plus expenses .
       3.   Freight, postage and shipping are reimbursed based on actual expense.
       4.   Costs for training support are based on Jacksonville delivery.
            On-site training services will be billed at $[CM] per day plus materials.
       5.   Fidelity out-of-pocket expenses for travel, lodging, meals, and any applicable sales tax are not included but estimated at $[CM].

Systematics agrees that in no event shall the charges for the MSP conversion services specified in Schedule I to this Exhibit exceed [CM].

                                     A-I-4

                                   ADDENDUM I
                                   SCHEDULE A

                           SYSTEM AVAILABILITY TIMES

1.  CPI ON-LINE SYSTEMS SCHEDULED SYSTEM AVAILABILITY

    (Note: All times are Local Client time)

DAY OF WEEK                   START-TIME              STOP-TIME*
Monday                              0700                    2000
Tuesday                             0700                    2000
Wednesday                           0700                    2000
Thursday                            0700                    2000
Friday                              0700                    2000
Saturday                            0700                    2000
Sunday                              not available

* Note: Alaska, Hawaii, or Puerto Rico Clients' hours may vary.

2.  EXCEPTIONS TO NORMAL ON-LINE SYSTEMS USAGE AVAILABILITY

  a.  HOLIDAY SCHEDULES:    CPI annually publishes the dates on which CPI
      observes the following holidays via electronic mail (CIMON).

      1.  Memorial Day                               7.  President's Day
      2.  Independence Day                           8.  Columbus' Day
      3.  Labor Day
      4.  Thanksgiving
      5.  Christmas
      6.  New Year's


      With the exception of President's Day and Columbus Day, no support or regular systems processing will be made available from 0700 on the dates published until 0700 the following day. If Fidelity observes additional processing holidays, Fidelity should notify CPI Client Services in writing at least 15 days prior to the scheduled holiday.

  b. PREVENTATIVE MAINTENANCE will normally be conducted on the CPI in-house equipment until 0800 Eastern Time each Monday morning. This schedule will automatically change to Tuesday morning when CPI is closed for a holiday on Monday. Occasionally, the systems may not be available on Saturdays when CPI is making hardware/software upgrades or change-overs. In such instances, CPI will provide notice via electronic mail (CIMON).

  c. YEAR-END PROCESSING: CPI will publish a special year-end processing schedule at least 60 days prior to each year-end. Fidelity agrees to cooperate in meeting the special year-end processing schedule.

                                     A-I-5

                                  ADDENDUM II

                  CPI OPTIONAL PROCESSING AND SUPPORT SERVICES
                                 BILLING RATES


                             (As of March 1, 1992)


                               TABLE OF CONTENTS
                               -----------------

  1.  REMOTE SERVICES......................................................   1
      a.      Data Terminal Equipment Support..............................   1
      b.      Software Support.............................................   1
      c.      Communication Equipment......................................   1
      d.      Teleprocessing Support Charges...............................   1
      e.      CPI's Electronic Mail Communication System ("CIMON").........   1
      f.      CPI's On-Line Reporting Environment ("CORE").................   1
      g.      CPI's On-Line Training System................................   1

  2.  PERSONNEL AND RELATED................................................   2

  3.  COMPUTER PROCESSING..................................................   2

  4.  MEDIA AND OTHER......................................................   2

  5.  SPECIAL PROCESSING & SERVICES.......................................    3

  6.  DOCUMENTATION.......................................................    4

                                     A-II-1

                                  ADDENDUM II

          CPI OPTIONAL PROCESSING AND SUPPORT SERVICES BILLING RATES

                            Effective March 1, 1992
             (These rates are subject to adjustment as set out in
                   Section 5.1, Exhibit I to the Agreement.

                                                                              INSTALLATION             MONTHLY
                                                                              CHARGE *                 CHARGE
1.  REMOTE SERVICES

    a.   Data Terminal Equipment Support                                       [CM]                   [CM]
         1.   PC RJE System or MICRO Based Systems
         2.   Training on Client Hardware Configuration
         3.   Coordination of Interface on Client Supplied Equipment

    b.   Software Support
         1.   Batch Data Entry
         2.   Televoice (without RMF) Maintenance and  Support



    c.   Communication Equipment
         1.   Transmission Links
         2.   9600 BPS Port Charge (per 9600 BPS)
         3.   Dial-Up 4800 BPS Port/Line Charge (MICRO per System)
         4.   Dial-Up Lockbox Port/Line Charge

    d.   Teleprocessing Support Charges
         1.   Point to Point Leased Line Support (Per Line)
         2.   Multidrop Branch Office Support (Each Branch)
         3.   RJE/3270 On-line (Per Controller or Emulator)
         4.   CPU to CPU (Bisync NJE)
         5.   NJE Cross Domain Facility
         6.   Cross Domain Facility
         7.   Excess Terminal Charge (above 2.5 Terminals per 1,000 loans)

    e.   Electronic Mail Communication System ("CIMON")+
         1.   1-10 Boxes +++
         2.   11-50 Boxes
         3.   Over 50 Boxes

    f.   On-Line Reporting Environment ("CORE")+
         1.   Compressed Print Set-up (for Non-supported Printers)

    g.   On-Line Training System

*   Fidelity also reimburses CPI for reasonable travel, meals, and lodging expenses.
+   Available to Remote Clients only.
++  Plus the cost of any sales or use tax (if applicable).
+++ Each subscribing CPI Client will be supplied with one (1)
    CPI Communication Box at no charge.
x   At proposed rates.

                                     A-II-2

                                                                   ADDENDUM II
- -------------------------------------------------------------------------------

                                                                                                 Rate Per Unit*
                                                                                                ----------------
2.    PERSONNEL AND RELATED                                                                          [CM]

      a.  Senior Consultants                                  per hour
      b.  Consultants                                         per hour
      c.  Senior Analysts                                     per hour
      d.  Analysts                                            per hour
      e.  Senior Programmer/Analyst                           per hour
      f.  Senior Systems Programmer                           per hour
      g.  Programmer/Analyst                                  per hour
      h.  Programmers                                         per hour
      i.  Client Services Representative                      per hour
      j.  Hardware & Telecommunications Specialists           per hour
      k.  Key Entry/Report Preparation                        per hour
      l.  Monthly Client Telephone                            Up to 50,000 loans
          Support Charge (Non-Bundled Clients)                50,001 to 100,000 loans
                                                              More than 100,000 loans
      m.  On-Site S&P Software Installation                   per day

3.    COMPUTER PROCESSING

      a.  Central processing unit:  IBM 9021-962**            per minute
      b.  3380 disk/input/output                              per minute
      c.  Magnetic tape drive:                                per minute of occupancy
      d.  Formatted microfiche tape or disk output            per 1000 lines
      e.  Laser Printing (non-special forms)                  per page
      f.  Easytrieve Class "C"
      g.  Excess Transaction Fee:  (Above the maximum allowable of 10 transactions)

                                                                                                   Rate Per Unit
                                                                                                   -------------
4.    MEDIA AND OTHER
      a.  Stock Forms, 15 lb. greenbar paper, price per 1000 sheets:
          1 part wide - 10.00                 1 part narrow -  7.00
          2 part wide - 28.00                 2 part narrow - 20.00
          Impact printing - 0.75 per 1000 lines
      b.  Tape rental; per reel per month, in-house backup                                                 [CM]
      c.  Tapes shipped out of house will be billed to Fidelity
          if not returned within six (6) months to CPI

* In addition to the Rate Per Unit Costs for Items in Section 2., Fidelity shall pay the out-of-pocket expenses for CPI's personnel when at Fidelity's site, plus the cost of shipping materials to the Fidelity's site (when applicable).

** Due to periodic CPU upgrades, CPI may adjust the "per minute" rate throughout the year without advance notice provided such adjustments do not materially affect the total charge to Fidelity for such service.

Note 1: The run time charge for Easytrieve is based on the rates in 3.a and 3.b above. [CM]
                                     A-II-3

                                                                     ADDENDUM II
- --------------------------------------------------------------------------------


4.  MEDIA AND OTHER (CONT'D)

    d.  Microfiche

   (i) ORIGINALS                (ii) COPIES

From      To     Price     From      To      Price
- --------------------------------------------------
      0     500                  0    1,000
    501   1,000              1,001    2,000
  1,001   1,500              2,001    3,000
  1,501   3,000   [CM]       3,001    5,000   [CM]
  3,001   5,000              5,001   10,000
  5,001   8,000             10,001   25,000
  8,001    plus             25,001     plus
==================================================

    These scaled prices are based on the total fiche produced for a billing month. For instance, if two thousand (2,000) original fiche and three thousand fifty (3,050) fiche copies are generated in a given month, the cost for each original fiche would be [CM] and the cost for the fiche copies would be [CM] per copy.

                                                                                          BASE             PER UNIT
5.  SPECIAL PROCESSING & SERVICES
    a.  FHA monthly charge processing via combined tape per item
        ($25 minimum)
    b.  MSP Loan Master File Copy


    c.  FNMA/FHLMC Laser Compare 0-19,999 loans:
          20,000-30,000 loans:
          Over 30,000:
    d.  Chemical Bank Transfer Subsystem

    e.  Interest Accrual Subsystem
          The interest accrual subsystem including the trial and final initialization of file, load and balance and coordination will be provided to Fidelity.  CPI will charge Fidelity a fee of [CM] for
          the file installation; [CM] for initialization cycle; and [CM]                  [CM]                [CM]
          for initialization run at trial.  CPI shall render Fidelity an invoice within ten (10) days of initialization.
    f.  MI Audit Tapes Subsystem

    g.  Tax Subsystem

    h.  CUYA HOGA Tax System

    i.  Reruns, Extra Cycles and Test Runs
        Reodds


    j.  Jacksonville Airport Delivery
    k.  Local Delivery
    l.  Microcomputer Application:  per month
    m.  Letterwriter:  (Standard)  per letter
           (ARMS)
        Training in Jacksonville, Florida(optional)
    n.  Mass Transmission Charge - Hazard Insurance, tax service,
        MIP, PMI ($[CM] minimum)
    o.  MI Tapes (Delinquency or Audit)

Note 2:  Per Person; Fidelity pays out-of-pocket expenses for its employees.

                                     A-II-4

                                                                     ADDENDUM II
- --------------------------------------------------------------------------------

5.  SPECIAL PROCESSING AND SERVICES (CONT'D)

    p.  Monthly Processing for Shipment or Transmissions       [CM]
        to Third Parties (e.g., FNMA, GNMA, FHLMC)
    q.  FHA 2344                                               [CM]
    r.  Master File Verification (full)                        [CM]          N/A
        Master File Verification (sample)                      [CM]
    s.  Report Changes to Delivery Receipt                  Time &
                                                            Material
    t.  Tape Copies                                                          [CM]
                                                                             (per tape)
    u.  Audit Confirmations                                    [CM]
    v.  Run Standalone Edit Programs vs. Test Files                          [CM]
                                                                             (per run)
    w.  Download Extract File                               [CM] min./mo     [CM] per
                                                                             record/day

                                                            [CM]             [CM]
                                                            -------------    -------------
                                                            [CM]             [CM]
                                                            -------------    -------------
6.  DOCUMENTATION

    a.  MORTGAGE SERVICING PACKAGE
          MSP Reference Manual                              3                [CM]
          MSP Sample Reports Manual                         1
          MSP Source Documentation Packet                   1
          MSP On-Line Inquiry User Manual                   3
          MSP On-Line Collections User Manual               3
          MSP On-Line LetterWriter User Manual              1
          MSP On-Line Data Entry User Manual                3
          Systems Administrators Guide                      1
          Workstation Manuals as Issued                     (Note D)

    b.  RESIDENTIAL LOAN INVENTORY CONTROL PACKAGE
          RLIC User Manual                                  3
          RLIC On-Line Data Entry User Manual               3
          RLIC On-Line LetterWriter User Manual             1
          RLIC Sample Reports                               3
          RLIC Source Document Packet                       1
          RLIC Market Position Reporting                     (Note A)
          RLIC Buy Price Workstation Users Guide            1

    c.  RESIDENTIAL LOAN PRODUCTION SYSTEMS
          RLPC System Administrators Guide                   (Note A)
          RLPC Reference Guide                               (Note B)
          RLPC RLIC/MSP Interface Guide                     1
          RLPC IQ

NOTES:
A -  Issued to each student attending the CPI training session.
B -  One issued per software license.
C -  Available at CPI's cost plus stocking and service fee.
D -  Determined at time of issue.
E - When establishing a network, one CIMON Coordinators Guide and five additional CIMON Users Guides are issued at no additional charge.

                                     A-II-5

                                                                      ADDENDUM II
- --------------------------------------------------------------------------------

6.  DOCUMENTATION (CONT'D)

    d.  MICRO-COMPUTER BASED SYSTEMS
          MIDSS Users Guide                              3
          MIDSS Communique/Support Reference Guide       1
          Portfolio Evaluation Model (PEM) User Manual   1
          PCDOCS User Guide                              3
          PCDOCS Communique/Support Reference Guide      1

    e.  EASYTRIEVE
          Pansophic Easytrieve Plus Reference Manual      (Note C)
          Pansophic Easytrieve Plus Users Guide           (Note C)

    f.  TECHNICAL OR SYSTEMS MANUALS
        (FOR LICENSE CLIENTS ONLY)
          On-Line Systems Technical Reference Guide      1
          MSP S&P Manual                                 1           [CM]
          RLIC S&P Manual                                1
          CLMP Analyst Manual                            1
          FM Manual                                      1
          OS ODDS User Guide                             1
          OS ODDS System Programmer's Guide              1
          OLDE System Manual                             1

    g.  MISCELLANEOUS
          CIMON Users Guide                               (Note E)
          CIMON Coordinators Guide                       1
          CPI TeleVoice Users Guide                      3
          CORE Users Guide                                N/A
          Laser Check User Guide                         3

NOTES:
A -  Issued to each student attending the CPI training session.
B -  One issued per software license.
C -  Available at CPI's cost plus stocking and service fee.
D -  Determined at time of issue.
E - When establishing a network, one CIMON Coordinators Guide and five additional CIMON Users Guides are issued at no additional charge.

                                     A-II-6